Exhibit 10.14

ARCONIC ROLLED PRODUCTS CORPORATION,
as Issuer

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,
as Guarantors

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

U.S. BANK NATIONAL ASSOCIATION,
as Second Priority Collateral Agent

AND

U.S. BANK NATIONAL ASSOCIATION,
as Registrar, Paying Agent
and Authenticating Agent

6.125% SENIOR SECURED SECOND-LIEN NOTES DUE 2028

INDENTURE DATED AS OF

February 7, 2020

i

ARTICLE V MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS
SECTION 5.01. The Issuer May Consolidate, Etc., Only on Certain Terms	100
SECTION 5.02. Guarantors May Consolidate, Etc., Only on Certain Terms	102

ARTICLE VII TRUSTEE

ARTICLE XI MISCELLANEOUS

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer Exhibit
Exhibit C	Form of Certificate of Exchange Exhibit
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit E	Form of Collateral Agreement
Exhibit F	Form of First Lien-Second Lien Intercreditor Agreement

v

This INDENTURE, dated as of February 7, 2020 (this “Indenture”), is by and among Arconic Rolled Products Corporation, a Delaware corporation (the “Issuer”), the Guarantors from time to time party hereto, U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as second priority collateral agent (the “Second Priority Collateral Agent”), registrar (“Registrar”), paying agent (“Paying Agent”) and authenticating agent (“Authenticating Agent”).

WITNESSETH:

WHEREAS, the Issuer is entering into this Indenture to establish the form and terms of its 6.125% Senior Secured Second-Lien Notes due 2028 (the “Notes”); and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee and the Second Priority Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I
ESTABLISHMENT; DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.        Definitions.

(a)               The following are definitions used in this Indenture.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acceptable Commitment” has the meaning specified in Section 4.15.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person. Such Indebtedness shall be deemed to have been incurred at the time such other Person is merged with or into or became a Restricted Subsidiary.

“Additional Assets” means (i) any property or assets (other than current assets (as determined in accordance with GAAP), Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Similar Business; (ii) the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Notes” means 6.125% Senior Secured Second-Lien Notes due 2028 issued from time to time after the Issue Date pursuant to Section 2.14 of this Indenture, and any Notes issued in exchange or replacement therefor.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 4.17.

“Agent” means any Collateral Agent, Registrar, Paying Agent or Authenticating Agent or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorized such agent to perform.

“Applicable Measurement Period” means the most recently ended four fiscal quarters immediately preceding the applicable date of determination for which internal financial statements are available.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)       1.0% of the principal amount of such Note; and

(2)       the excess, if any, of:

(a)       the present value at such Redemption Date of (i) the redemption price (such redemption price being set forth in the table in Section 3.07(b)) of such Note at February 15, 2023, plus (ii) all required interest payments due on such Note (excluding accrued but unpaid interest to the Redemption Date) through February 15, 2023, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)       the principal amount of such Note.

Calculation of the Applicable Premium shall be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Premium Deficit” has the meaning set forth in Section 8.04.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Approved Asset Disposition” means certain sales, dispositions or other transactions that are expressly permitted by the Senior Credit Facilities as of the Distribution Date as “Approved Assets Dispositions” thereunder.

“Arconic” means Arconic Inc. (to be renamed Howmet Aerospace Inc.), a Delaware corporation.

“Asset Sale” means:

(1)       the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) other than Equity Interests of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2)       the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 4.07), whether in a single transaction or a series of related transactions, in each case, other than:

(A)       any disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) property or other assets no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Issuer (including allowing any intellectual property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated), (iii) inventory or other assets in the ordinary course of business or (iv) charitable donations or contributions in the ordinary course of business;

(B)       the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture for which a Change of Control Offer is made;

(C)       the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.09 or any Permitted Investment;

(D)       any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $40 million;

(E)       any disposition of property or assets or issuance of securities to the Issuer or a Restricted Subsidiary;

(F)       any exchange of like property under Section 1031 of the Internal Revenue Code of 1986, as amended, or any comparable or successor provision, or any exchange of equipment to be used in a Similar Business;

(G)       the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(H)       any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(I)       foreclosures, condemnation, eminent domain or any similar action on assets;

(J)       (i) sales of accounts receivable, or participations therein, and related assets in connection with any Receivables Facility or in factoring or similar transactions and (ii) any other dispositions of accounts receivable and related assets in connection with a Receivables Facility (it being understood that for the avoidance of doubt, notwithstanding anything in this Indenture, the Issuer and any Restricted Subsidiary may participate in any customer supply chain financing programs in the ordinary course of business and shall not constitute an Asset Sale);

(K)       any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions;

(L)       any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(M)       the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(N)       the licensing, sub-licensing or similar grants of rights of intellectual property or other general intangibles in the ordinary course of business;

(O)       the unwinding of any Hedging Obligations;

(P)       sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(Q)       the lapse or abandonment of intellectual property rights in the ordinary course of business;

(R)       the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(S)       a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(T)        to the extent constituting a disposition, the unwinding or early termination or settlement of any hedging agreement or any bond hedge transaction or other option, forward or other derivative contract;

(U)       any Approved Asset Disposition; and

(V)       any other disposition pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum.

“Asset Sale Offer” has the meaning specified in Section 4.15(c).

“Asset Sale Proceeds Application Period” has the meaning specified in Section 4.15(b).

“Bankruptcy Law” means Title 11, U.S. Code or any similar United States federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or the relief of debtors or any amendment to, succession to or change in any law.

“Board of Directors” means, for any Person, the Board of Directors or other governing body of such Person or, if such Person does not have such a Board of Directors or other governing body and is owned or managed by a single entity, the Board of Directors or other governing body of such entity, or, in any such case, any committee thereof duly authorized to act on behalf of such Board of Directors or other governing body. Unless otherwise provided, “Board of Directors” means the board of directors of the Issuer.

“Board Resolution” means with respect to the Issuer, a duly adopted resolution of the Board of Directors of the Issuer or any committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock,

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital or finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)       United States dollars,

(2)       Canadian dollars,

(3)       (A) euro, pounds sterling or any national currency of any participating member state in the European Union or (B) local currencies held from time to time in the ordinary course of business,

(4)       securities issued or directly and fully and unconditionally guaranteed or insured by (a) the United States government or any agency or instrumentality thereof, (b) any country that is a member state of the European Union or any agency or instrumentality thereof or (c) any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized statistical rating organization), the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government,

(5)       certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, overnight bank deposits and money market deposits (or, with respect to foreign banks, similar instruments), in each case with (i) any lender under the Senior Credit Facilities or (ii) any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar Equivalent as of the date of determination) in the case of foreign banks,

(6)       repurchase obligations for underlying securities of the types described in clauses (4) and (5) above, entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7)       commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof,

(8)       marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating organization) and in each case maturing within 24 months after the date of creation thereof,

(9)       (a) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) through (12) below and (b) “money market funds” that invest 90% or more of their assets in instruments of the type specified in clauses (10) through (12) below or that are rated AAA by S&P or Aaa by Moody’s or carrying an equivalent rating by a nationally recognized statistical rating organization, if both of the two named nationally recognized statistical rating organizations above cease publishing ratings of such investments,

(10)       readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and in each such case with a “stable” or better outlook with maturities of 24 months or less from the date of acquisition,

(11)       Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition,

(12)       Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s, and

(13)       in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates for cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) and (13) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) or (13) above, as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following: ACH transactions, treasury or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, employee credit card programs, netting services, automated clearing house arrangements, foreign exchange facilities, deposit and other accounts and merchant services.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article 2 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in the Global Note” attached thereto.

“Change of Control” means the occurrence of any of the following after the Distribution Date, in each case excluding any of the Transactions:

(1)       the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than to the Issuer or one of its Subsidiaries;

(2)       the consummation of any transaction (including any merger or consolidation or purchase of Capital Stock) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Issuer, or other Voting Stock into which the Voting Stock of the Issuer is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares, provided, however, that this clause (2) shall not include any transaction where (x) the Issuer becomes a direct or indirect wholly owned subsidiary of a holding company, and (y) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction; or

(3)       the adoption of a plan relating to the liquidation or dissolution of the Issuer.

“Change of Control Offer” has the meaning specified in Section 4.11.

“Change of Control Payment” has the meaning specified in Section 4.11.

“Change of Control Payment Date” has the meaning specified in Section 4.11.

“Collateral” means all assets and properties subject to Liens created pursuant to any Notes Collateral Document to secure the Obligations in respect of the Notes (including the Guarantees), the Notes Collateral Documents and this Indenture.

“Collateral Agreement” means the Collateral Agreement (substantially in the form of Exhibit E hereto) to be dated as of the Escrow Release Date, by and between the Issuer, the Guarantors and the Second Priority Collateral Agent, together with the documents related thereto (including the supplements thereto and any certificates delivered thereunder designating indebtedness and other obligations as “Second Priority Obligations” thereunder), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means, collectively, the Notes Collateral Documents and the Senior Credit Facilities Collateral Documents.

“Commercial Agreement” means any commodity prepayment contract, contract with payment or performance delays or any other equivalent agreement, in each case, relating to a commodity transaction that does not constitute a Hedging Obligation, resulting in a performance risk or credit exposure, as applicable.

“consolidated” or “Consolidated” means, unless otherwise specifically indicated, with respect to any Person, such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not a Subsidiary of, an Affiliate of, or otherwise owned by, such Person.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization or write-off of financing costs and expenses and capitalized expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)       consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including all cash dividends paid or payable during such period in respect of Disqualified Stock of the Issuer, and excluding (i) any one-time cash costs associated with breakage in respect interest rate Hedging Obligations with respect to Indebtedness, (ii) penalties and interest relating to Taxes, (iii) accretion or accrual of discounted liabilities not constituting Indebtedness, (iv) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (v) amortization or “write-off” of financing costs and expenses, (vi) any expensing of bridge, commitment and other financing fees, (vii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility), (viii) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of asset and (ix) payments under the Tax Matters Agreement; less

(2)       interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss), of such Person and its Restricted Subsidiaries for such period, on a consolidated basis and otherwise determined in accordance with GAAP as set forth on the consolidated financial statements of such Person for such period but (x) excluding (other than for purposes of calculating the amount available for Restricted Payments under clause (C)(i) of Section 4.09(a)) any impact of costs and expenses (including legal fees) or gain or loss (including as the result of insurance recoveries received directly from an insurance company or indirectly from Howmet Aerospace Inc.) in each case arising from or attributable to the Grenfell Tower Fire and (y) reduced (other than for purposes of calculating the amount available for Restricted Payments under clause (C)(i) of Section 4.09(a) for any cash payments made during such period, whether or not such cash payments would be required to reduce net income in accordance with GAAP, resulting from costs and expenses (including legal fees) arising from or attributable to the Grenfell Tower Fire except to the extent such payments either (i) have been reimbursed in cash directly from an insurance provider or indirectly from Howmet Aerospace Inc. or (ii) are expected to be covered and reimbursed (A) in cash within 365 days directly by an insurance provider that is financially sound and reputable and has not disputed coverage or (B) indirectly by Howmet Aerospace Inc. (in each case of (A) and (B), as determined by the Issuer in good faith); provided that to the extent such amounts are not so reimbursed within such 365 day period or are no longer expected to be covered and reimbursed or are disputed, then such unreimbursed amount shall reduce net income for such period); provided that, without duplication,

(1)       any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, start-up, transition, integration and other restructuring and business optimization costs, charges, reserves or expenses (including related to acquisitions after the Issue Date and to the start-up, closure or consolidation of facilities), new product introductions, and one-time compensation charges shall be excluded,

(2)       the net income (loss) for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(3)       any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4)       any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5)       the net income (loss) for such period of any Person that is not a Restricted Subsidiary shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)       solely for the purpose of determining the amount available for Restricted Payments under clause (C)(i) of Section 4.09(a), the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(7)       effects of adjustments in any line item in such Person’s consolidated financial statements in accordance with GAAP resulting from the application of purchase accounting, including in relation to the Transactions, or the amortization or write-off of any amounts thereof, net of Taxes, shall be excluded,

(8)       (i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (ii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815-Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133) and its related pronouncements and interpretations (or any successor provision) and (iii) any non-cash expense, income or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP shall be excluded,

(9)       any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10)       (i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(11)       any fees, costs and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed), including all fees, costs and expenses incurred or payable by the Issuer or any Restricted Subsidiary in connection with the Transactions and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)       accruals and reserves, contingent liabilities and any gains or losses on the settlement of any pre-existing contractual or non-contractual relationships that are established or adjusted within twelve months after the Distribution Date that are so required to be established as a result of the Transactions in accordance with GAAP, shall be excluded,

(13)       to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount shall in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded, and

(14)       any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.09 only (other than clause (C)(iv) of Section 4.09(a)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any Restricted Subsidiary, and any dividends, distributions, interest payments, return of capital, repayments or other transfers of assets to the Issuer or any Restricted Subsidiary from any Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (C)(iv) of Section 4.09(a).

“Consolidated Total Assets” means the total assets of the Issuer and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) the sum of (x) Consolidated Total Indebtedness as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date of determination and (y) the Reserved Indebtedness Amount minus (b) the aggregate amount of cash and cash equivalents included in the consolidated balance sheet of the Issuer prepared in accordance with GAAP as of such date (excluding the amounts of cash and Cash Equivalents which are listed as “Restricted” on such balance sheet or which consisted of the proceeds of Indebtedness, the incurrence of which the Consolidated Total Debt Ratio is being determined) to (2) EBITDA of the Issuer for the Applicable Measurement Period, with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding Hedging Obligations) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and the Restricted Subsidiaries and (without double-counting) all preferred stock of Restricted Subsidiaries that are not Guarantors, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the maximum price, if any, at which such Disqualified Stock or preferred stock may be required to be redeemed or repurchased by the issuer thereof in accordance with its terms.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof, or such other address as to which the Trustee may give notice to the Issuer.

“Covenant Defeasance” has the meaning specified in Section 8.03.

“Covenant Suspension Event” has the meaning specified in Section 4.18(a).

“Credit Facilities” means, with respect to the Issuer or any Restricted Subsidiary, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.07) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control, asset sale or casualty or condemnation event, pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable at the option of the holder thereof, other than as a result of a change of control, asset sale or casualty or condemnation event, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Distribution Date” means the date of the distribution of the shares of common stock of the Issuer to shareholders of record of Arconic pursuant to the Spin-Off.

“Distribution Date Payment” means the payment, on or about the Distribution Date, of a cash dividend or other cash transfer or debt repayment by the Issuer to Arconic or one of its subsidiaries of a portion of the Net Proceeds of the Senior Credit Facilities and the Notes as described in the Offering Memorandum under the caption “Use of Proceeds.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“EBITDA” means, with respect to any Person for any period, (1) the Consolidated Net Income of such Person for such period, increased (without duplication) by:

(A)       provision for Taxes based on income or profits or capital gains, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added and similar Taxes and foreign withholding Taxes of such Person paid or accrued during such period, including any penalties and interest relating to such Taxes or arising from any Tax examinations deducted (and not added back) in computing Consolidated Net Income, plus

(B)       Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(ii) through 1(viii) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(C)       Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, plus

(D)       any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering or other capital markets transaction, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including such fees, expenses, charges or losses related to (i) the Transactions and any transactions pursuant to the Spin-Off Documents, including but not limited to severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements and establishment costs, recruiting fees, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of Spin-Off related initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing (but excluding, for the avoidance of doubt, any costs or expenses arising out of or relating to the Grenfell Tower Fire), (ii) the offering of the Notes and the Senior Credit Facilities and (iii) any amendment or other modification of the Spin-Off Documents, the Notes, the Senior Credit Facilities or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(E)       any other non-cash charges, including any write-offs, write-downs, expenses, losses or items, including any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments, to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(F)       the amount of any minority interest expense deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(G)       litigation costs and expenses for non-ordinary course litigation;

less,

(2)       (a) without duplication and to the extent included in determining such Consolidated Net Income, any non-cash gains for such period (other than any such non-cash gains (i) in respect of which cash was received in a prior period or shall be received in a future period and (ii) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges), plus

(b) without duplication and to the extent included in determining such Consolidated Net Income, any losses and expenses (to the extent not covered by insurance or indemnification and not reimbursed) with respect to liability or casualty events in connection with or relating to the Grenfell Tower Fire.

“Employee Matters Agreement” means the Employee Matters Agreement between the Issuer and Arconic, to be dated on or prior to the Distribution Date.

“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common equity or preferred stock of the Issuer or any direct or indirect parent company of the Issuer (excluding Disqualified Stock), other than:

(1)       public offerings with respect to the Issuer’s or any of its direct or indirect parent company’s common equity registered on Form S-8; and

(2)       issuances to any Subsidiary of the Issuer or any employee benefit plan of the Issuer.

“euro” means the single currency of participating member states of the Economic and Monetary Union.

“Escrow Account” has the meaning set forth in the Escrow Agreement.

“Escrow Agent” means SunTrust Bank, a Georgia banking corporation, as agent under the Escrow Agreement, and any and all successors thereto appointed pursuant to the terms and conditions set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated the date hereof by and among the Issuer, the Trustee and the Escrow Agent, relating to the Initial Notes, as amended, modified or supplemented from time to time.

“Escrow Outside Date” means August 1, 2020.

“Escrowed Property” has the meaning set forth in the Escrow Agreement.

“Escrow Release” has the meaning set forth in the Escrow Agreement.

“Escrow Release Date” has the meaning set forth in the Escrow Agreement.

“Escrow Release Request” has the meaning set forth in the Escrow Agreement.

“Event of Default” has the meaning specified in Section 6.01.

“Excess Proceeds” has the meaning specified in Section 4.15(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means any net cash proceeds and marketable securities (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer from:

(1)       contributions to its common equity capital; or

(2)       the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Stock) of the Issuer, in each case designated as an Excluded Contribution pursuant to an Officer’s Certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, and which are excluded from the calculation set forth in Section 4.09(a)(3) and are not applied pursuant to Section 4.09(b) (2), (4) or (19).

“Existing Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in existence on the Issue Date or the Distribution Date or incurred pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum, plus interest accruing (or the accretion of discount) thereon.

“Excluded Property” has the meaning specified in the Collateral Agreement.

“Fair Market Value” means, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the Board of Directors of the Issuer, whose determination shall be conclusive for all purposes under this Indenture and the Notes.

“First Lien Pari Passu Intercreditor Agreement” means an agreement entered into by the First Priority Collateral Agent and the representative of the holders of additional First Priority Obligations, in substantially the form agreed and authorized by the First Priority Secured Parties.

“First Lien-Second Lien Intercreditor Agreement” means an agreement entered into by the First Priority Collateral Agent and the Second Priority Collateral Agent substantially in the form attached as Exhibit F hereto.

“First Priority” means, with respect to any Permitted Lien, a Lien that is senior or prior to the Liens securing the Notes.

“First Priority Collateral Agreement” means that certain Collateral Agreement to be entered into among the Issuer, the Guarantors and the First Priority Collateral Agent.

“First Priority Collateral Agent” means JPMorgan Chase Bank, N.A., and any successor collateral agent under the First Priority Collateral Agreement.

“First Priority Documents” means the Credit Agreement evidencing the Senior Credit Facilities, the First Priority Collateral Agreement and all other agreements or instruments evidencing or creating any security interest or Lien in favor of the First Priority Collateral Agent, each guarantee by any Grantor of any or all of the First Priority Obligations and any First Lien Pari Passu Intercreditor Agreement, as amended from time to time in accordance with their respective terms.

“First Priority Lien” means any Lien created by the First Priority Documents.

“First Priority Obligations” means (1) all Obligations of the Issuer and the Guarantors under the Senior Credit Facilities and the First Priority Security Documents and (2) any other Senior Indebtedness and related Obligations of the Issuer and the Guarantors incurred subsequent to the Issue Date and outstanding from time to time that is designated as First Priority Obligations in writing by the Issuer in accordance with the terms of the First Priority Documents and that by its terms is secured (and is permitted by the Senior Credit Facilities and the First Priority Documents to be secured) by a Permitted Lien on any or all of the Collateral having First Priority.

“First Priority Secured Parties” means each Person holding First Priority Obligations.

“First Priority Security Documents” means the First Priority Collateral Agreement and all other agreements or instruments evidencing or creating any security interest or Lien in favor of the First Priority Collateral Agent, in any or all of the Collateral, as amended from time to time in accordance with their respective terms.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any applicable date of determination, the ratio of (1) EBITDA of such Person for the Applicable Measurement Period to (2) the Fixed Charges of such Person for such Applicable Measurement Period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the applicable date of determination, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period; provided, however, that, for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the incurrence of any Ratio Indebtedness, the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be incurred, as being incurred as of the applicable date of determination and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the applicable date of determination shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated Fixed Charges and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Applicable Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the applicable date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under any revolving credit facility computed on a pro forma basis shall be computed based upon (A) the average daily balance of such Indebtedness during the applicable period or (B) if such facility was created after the end of the applicable period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of determination; or, if lower, the maximum commitments under such revolving credit facility as of the applicable date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(1)       Consolidated Interest Expense of such Person for such period, and

(2)       all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary.

“Foreign Subsidiary Holding Company” means any U.S. Subsidiary that has no material assets other than 65% or more of the Equity Interests (or Equity Interests and/or debt) of one or more Foreign Subsidiaries or other Foreign Subsidiary Holding Companies.

“Form 10” means the registration statement on Form 10, originally filed publicly by the Issuer with the SEC on December 17, 2019, as amended.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, provided, however, that the Issuer may with notice to the Trustee elect to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn by notice to the Trustee. At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles as in effect on the date of such election in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts as of such date (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give written notice of any such election made in accordance with this definition to the Trustee. Notwithstanding anything to the contrary in this Indenture, solely making the IFRS election (without any other action) referred to in this definition shall not be treated as an incurrence of Indebtedness. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of the Issuer or any of its Subsidiaries at “fair value”, as defined therein and (b) all obligations of any person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for any determinations under this Indenture other than Section 4.03 (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the Issuer’s financial statements.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States or any agency or instrumentality thereof, and the payment for which the United States pledges its full faith and credit, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Grantor” means the Issuer and the Guarantors.

“Grenfell Tower Fire” means the June 2017 fire at the Grenfell Tower in London, England.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes pursuant to Article 10.

“Guarantor” means each Restricted Subsidiary that guarantees the Notes under this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means a registered holder of the Notes.

“incur” has the meaning specified in Section 4.07.

“incurrence” has the meaning specified in Section 4.07.

“Indebtedness” means, with respect to any Person:

(1)       any indebtedness (including principal and premium) of such Person, whether or not contingent,

(A)       in respect of borrowed money,

(B)       evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(C)       representing the balance, deferred and unpaid, of the purchase price of any property or services, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until such obligation, after 60 days of becoming due and payable, has not been paid and is reflected as a liability on the balance sheet of such Person in accordance with GAAP,

(D)       representing Capitalized Lease Obligations, or

(E)       representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(2)       to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)       to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any assets owned by such Person, whether or not such Indebtedness is assumed by such Person provided, however, that the amount of such Indebtedness shall be the lesser of: (a) the Fair Market Value of such assets at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that, notwithstanding the foregoing, Indebtedness shall not include:

(a)       obligations under or in respect of Receivables Facilities;

(b)       deferred or prepaid revenue;

(c)       purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller,

(d)       any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;

(e)       obligations in respect of any residual value guarantees on equipment leases;

(f)       any take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP; and

(g)       asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care).

“Indenture” means this instrument as originally executed (including the appendices and exhibits) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Issuer, not an Affiliate of the Issuer and qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $600,000,000 in aggregate principal amount of the Notes issued under this Indenture on the Issue Date.

“Intercreditor Agreements” means the First Lien-Second Lien Intercreditor Agreement and any Second Lien Pari Passu Intercreditor Agreement.

“interest” means, with respect to the Notes, interest on the Notes.

“Interest Payment Date” has the meaning set forth in paragraph 1 of the applicable Notes.

“inventory” means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)       securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)       debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries,

(3)       investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above, which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4)       corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.09,

(1)       “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A)       the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(B)       the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)       any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means February 7, 2020.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required or authorized by law to be open in the State of New York.

“Lien” means any mortgage, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any acquisition or other similar investment, including by means of a merger, amalgamation, consolidation, Division or similar transaction, by the Issuer or one or more of its Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Issuer or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds and Fair Market Value of any Cash Equivalents received by the Issuer or a Restricted Subsidiary in respect of any Asset Sale (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), net of (i) the direct costs relating to such Asset Sale, including legal, accounting, consultant and investment banking fees and discounts, brokerage and sales commissions, any relocation expenses and other fees, expenses and charges incurred as a result thereof, Taxes paid or payable as a result thereof (including in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Restricted Subsidiary that is not a Guarantor required (other than pursuant to Section 4.15 (b)) to be paid as a result of such transaction, (iii) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Issuer or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale and (v) any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, as determined in good faith by the Issuer.

“Notes Collateral Documents” means the Collateral Agreement, the Intercreditor Agreements, the intellectual property security agreements, the mortgages and each other agreement, instrument or other document entered into in favor of the Second Priority Collateral Agent or any other holders of Obligations in respect of the Notes, including the Guarantees (and the successors and assigns of each of the Notes and the Guarantees), for purposes of securing the Obligations in respect of the Notes (including the Guarantees) and this Indenture, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated February 4, 2020 relating to the Initial Notes.

“Officer” means, with respect to the Issuer or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of the Issuer.

“Officer’s Certificate” means, with respect to the Issuer or any other obligor upon the Notes, a certificate signed by one Officer of such Person and delivered to the Trustee.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel (which may be subject to customary assumptions, exclusions, limitations and exceptions). The counsel may be an employee of or counsel to the Issuer or other counsel.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)       Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)       Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Paying Agent (other than the Issuer) or set aside and segregated in trust by the Issuer (if the Issuer shall act as their own Paying Agent) for the Holders of such Notes in accordance with any applicable provisions of this Indenture; provided that, if such Notes are to be redeemed, written notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Paying Agent has been made;

(3)       Notes, except to the extent provided in Sections 8.02 and 8.03, with respect to which the Issuer has effected Legal Defeasance or Covenant Defeasance as provided in Article 8; and

(4)       Notes which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee an Officer’s Certificate that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer; provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or any such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.15.

“Permitted Investments” means:

(1)       any Investment in the Issuer or any Restricted Subsidiary;

(2)       any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3)       any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment

(A)       such Person becomes a Restricted Subsidiary or

(B)       such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, divided from in a Division or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)       any Investment in securities or other property or assets received in connection with an Asset Sale made pursuant to Section 4.15, or any other disposition of assets not constituting an Asset Sale;

(5)       any Investment existing on the Issue Date or the Distribution Date and any modification, replacement, renewal, reinvestment or extension thereof (including any capitalization of intercompany loans to equity), and any Investment made pursuant to the Spin-Off Documents on substantially the terms described in the Offering Memorandum;

(6)       any Investment acquired by the Issuer or any Restricted Subsidiary:

(A)       (i) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) in settlement of delinquent accounts and disputes with customers and suppliers in the ordinary course of business, or

(B)       as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)       Hedging Obligations and Commercial Agreements permitted under Section 4.07(b)(10);

(8)       [Reserved];

(9)       Investments the payment for which consists of Equity Interests of the Issuer (exclusive of Disqualified Stock); provided that such Equity Interests shall not increase the amount available for Restricted Payments under clause (C) of Section 4.09(a);

(10)       (i) guarantees of Indebtedness permitted under Section 4.07 and (ii) guarantees of leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(11)       any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.17(b) (except transactions described in Section 4.17(b)(2), (4), (7) and (12));

(12)       Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or other similar assets in the ordinary course of business, or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)       additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $450 million and (y) 57.5% of EBITDA for the most recently ended Test Period at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14)       customary Investments in connection with Receivables Facilities or any repurchases in connection therewith;

(15)       loans or advances to, or guarantees of Indebtedness of, directors, officers, consultants or employees in the aggregate not to exceed at any one time outstanding the greater of (x) $20 million and (y) 2.5% of EBITDA for the most recently ended Test Period at the time of such advance or guarantee;

(16)       loans and advances to officers, directors, managers and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer;

(17)       advances, loans, extensions of trade credit, secured deposits or prepaid expenses in the ordinary course of business by the Issuer or any of the Restricted Subsidiaries;

(18)       intercompany current liabilities owed by Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries;

(19)       Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and its Restricted Subsidiaries in connection with such plans;

(20)       Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Issuer or any Restricted Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(21)       Investments resulting from pledges or deposits described in clause (2) of the definition of the term “Permitted Liens”;

(22)       Investments that result solely from the receipt by the Issuer or any Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities;

(23)       Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(24)       non-cash Investments in connection with tax planning and reorganization activities;

(25)       Investments made in the form of loans or advances made to distributors in the ordinary course of business;

(26)       to the extent they constitute Investments, guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Issuer and any Restricted Subsidiary;

(27)       any Investment so long as immediately after giving effect to the making thereof, the Consolidated Total Debt Ratio of the Issuer and the Restricted Subsidiaries is equal to or less than 1.25 to 1.00; and

(28)       loans and advances to customers; provided that the aggregate principal amount of loans and advances outstanding under this clause (28) at any time shall not exceed the greater of (x) $15 million and (y) 2.0% of EBITDA for the most recently ended Test Period at the time of the making of such loans or advances.

“Permitted Liens” means, with respect to any Person:

(1)       Liens:

(a) on property (including Collateral) securing Indebtedness incurred pursuant to Section 4.07(b)(1) (and any related guarantee incurred pursuant to Section 4.07(b)(17)) (including, in each case, Liens securing Hedging Obligations, Commercial Agreements, Supply Chain Financing and banking services or cash management and credit card obligations and related guarantees thereof to the extent the terms of such Indebtedness and other obligations incurred pursuant to Section 4.07(b)(1) permit such Hedging Obligations, Commercial Agreements, Supply Chain Financing and banking services or cash management and credit card obligations to be so secured); provided, however, that in the case of Liens on any or all of the Collateral securing Indebtedness constituting First Priority Obligations or Second Priority Obligations, the holders of such Indebtedness, or their duly appointed agent, are or shall become party to the First Lien-Second Lien Intercreditor Agreement or a Second Lien Pari Passu Intercreditor Agreement, as applicable;

(b) on Collateral securing Indebtedness incurred as Ratio Indebtedness (and any related guarantee incurred pursuant to Section 4.07(b)(17)); provided, however, that such Indebtedness constitutes Second Lien Obligations and the holders of such Indebtedness, or their duly appointed agent, are or shall become party to a Second Lien Pari Passu Intercreditor Agreement;

(c) on Collateral securing Indebtedness incurred pursuant to Section 4.07(b)(2) (and any related Guarantee);

(d) on property securing Indebtedness incurred pursuant to Section 4.07(b)(4); provided, however, that such Lien may not extend to any assets other than the assets acquired, leased, constructed, installed, repaired, replaced or improved with the Indebtedness incurred pursuant to such Section 4.07(b)(4) or the proceeds thereof and, in each case, not constituting Collateral;

(e) on property securing Indebtedness incurred by any Foreign Subsidiary; provided, however, that such Lien may not extend to any assets other than the assets of Foreign Subsidiaries;

(f) on property (including Collateral) securing Indebtedness incurred pursuant to Section 4.07(b)(12) (and any related guarantee incurred pursuant to Section 4.07(b)(17)); provided, however, that in the case of Liens on Collateral, such Indebtedness constitutes Second Lien Obligations and the holders of such Indebtedness, or their duly appointed agent, are or shall become party to a Second Lien Pari Passu Intercreditor Agreement; and

(g) on property securing Indebtedness incurred pursuant to clauses (10), (15), (16) and (18) of Section 4.07(b);

(2)       pledges, deposits or security by such Person (i) under workmen’s compensation laws, unemployment insurance, employers’ health Tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested Taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including those to secure health, safety and environmental obligations) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of such Person in the ordinary course of business supporting obligations of such type, in each case incurred in the ordinary course of business;

(3)       Liens imposed by law or regulation, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, contractors’, landlords’, architects’ and other similar Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)       Liens for Taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property Taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge, levy or claim is to such property;

(5)       Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)       survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)       Liens existing on the Issue Date or the Distribution Date or under the Spin-Off Documents (other than Liens securing or to secure obligations in respect of the Notes or the Senior Credit Facilities);

(8)       Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Guarantor (other than after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property and (c) the proceeds and products thereof);

(9)       Liens on property at the time the Issuer or a Restricted Subsidiary acquired, constructed, repaired or improved the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(10)       Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary that is a Guarantor permitted to be incurred in accordance with Section 4.07;

(11)       Liens securing Hedging Obligations and Cash Management Services incurred in compliance with Section 4.07;

(12)       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)       leases, subleases, licenses or sublicenses (including of intellectual property and other similar grants of intellectual property) to or from third parties granted in the ordinary course of business;

(14)       Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(15)       Liens in favor of the Issuer or any Guarantor;

(16)       Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiaries’ client at which such equipment is located;

(17)       Liens on accounts receivable and related assets incurred pursuant to a Receivables Facility or other receivables financing (provided that, in the case of such other receivables financing, the Obligations secured by such Lien are non-recourse to the Issuer and the Restricted Subsidiaries (other than Receivables Subsidiaries) other than pursuant to standard securitization undertakings);

(18)       Liens to secure any Refinancing of any Indebtedness secured by any Lien referred to in clause (1)(a) (solely with respect to Liens securing Indebtedness incurred pursuant to clauses 1(B)(y) of Section 4.07(b) and related guarantees incurred pursuant to clause (17) thereof), (1)(b), 1(c), (7), (8), (9), (10), (11), (18) and (21) of this definition of “Permitted Liens”; provided that

(X)       such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property and after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property and (c) the proceeds and products thereof),

(Y)       the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, Reserved Indebtedness Amount of the Indebtedness described under clauses (1)(a) (solely with respect to Liens securing Indebtedness incurred pursuant to clause (1)(B)(y) of Section 4.07(b) and related guarantees incurred pursuant to clause (17) thereof), (1)(b), (1)(c), (7), (8), (9), (10), (11), (18) and (21) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such Refinancing; and

(Z)       such new Lien shall have no greater priority relative to the Notes and the Guarantees and the holders of the Indebtedness secured by such Lien shall have no greater intercreditor rights relative to the Notes and the Guarantees and the holders thereof than the original Liens and the related Indebtedness;

(19)       deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20)       [Reserved];

(21)       Liens securing Indebtedness at any one time outstanding not to exceed (together with any Liens securing any Refinancing Indebtedness in respect thereof incurred pursuant to clause (18) of this definition of “Permitted Liens”) the greater of (x) $100 million and (y) 12.5% of EBITDA for the most recently ended Test Period at the time of incurrence;

(22)       Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(23)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24)       Liens (i) of a collection bank arising under Section 4- 208 of the Uniform Commercial Code as in effect in New York, or Section 4-210 of the Uniform Commercial Code as in effect in another jurisdiction other than New York or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(25)       Liens deemed to exist in connection with repurchase agreements permitted under Section 4.07; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26)       Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)       Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28)       Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(29)       the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30)       restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31)       security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(32)       zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(33)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(34)       any Lien granted pursuant to a security agreement between the Issuer or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by the Issuer or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Issuer or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35)       Liens on the Equity Interests and Indebtedness of Persons that are (i) joint ventures or (ii) not Restricted Subsidiaries; provided that the Obligations secured by such Lien are non-recourse to the Issuer and the Restricted Subsidiaries;

(36)       in the case of (A) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary or (B) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(37)       Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(38)       Liens on and security interests in the Escrow Account and the Escrowed Property, and all deposits and investment property therein in favor of the Trustee, for its benefit and the benefit of the Holders;

(39)       Sale and Lease-Back Transactions (i) to the extent the proceeds thereof are used by the Issuer and the Restricted Subsidiaries to permanently repay outstanding Indebtedness of the Issuer or the Restricted Subsidiaries, (ii) with a term of not more than three years or (iii) incurred pursuant to Section 4.07(b)(4);

(40)       Liens on property of the Issuer or a Restricted Subsidiary in favor of the United States of America or any State thereof or the jurisdiction of organization of such Restricted Subsidiary, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or the jurisdiction of organization of such Restricted Subsidiary, to secure partial, progress, advance or other payments pursuant to any contract or statute;

(41)       banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(42)       in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under this Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(43)       Liens on cash or Cash Equivalents securing (i) letters of credit and other credit support obligations in the ordinary course of business and (ii) letters of credit of the Issuer or any Guarantor that are cash collateralized on the Issue Date or the Distribution Date in an amount of cash or Cash Equivalents with a fair market value of up to 105% of the face amount of such letters of credit being secured;

(44)       any Liens arising by operation of law;

(45)       Liens securing the Initial Notes (and the Guarantees thereof);

(46)       Liens on the Collateral in favor of any Collateral Agent for the benefit of the Holders relating to such Collateral Agent’s administrative expenses with respect to the Collateral;

(47)       deposits made or other security provided in the ordinary course of business to secure liability to insurance brokers, carriers, underwriters or under self-insurance arrangements in respect of such obligations;

(48)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or on funds received from insurance companies on account of third party claims handlers and managers;

(49)       Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar lien provision of any other environmental statute; and

(50)       rights of recapture of unused real property (other than any Material Real Property (as defined under the Senior Credit Facilities) of Grantors) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any governmental authority.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Protected Purchaser” has the definition provided in Section 8-303 of the Uniform Commercial Code.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means (a) so long as one or both of Moody’s and S&P shall make a rating on the Notes publicly available, Moody’s, S&P and Fitch (or, if Fitch shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency selected by the Issuer which shall be substituted for Fitch) or (b) if neither Moody’s nor S&P (or none of Moody’s, S&P and Fitch) shall make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for any of Moody’s, S&P and Fitch or all of them, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any Restricted Subsidiary factors, sells or pledges its accounts receivable or loans secured by accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell or pledge its accounts receivable or such loans to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or preferred stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or preferred stock in exchange or replacement for, such Indebtedness, Disqualified Stock or preferred stock, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Indebtedness, Disqualified Stock or preferred stock incurred or issued by the Issuer or a Restricted Subsidiary that serves to Refinance within 120 days following the date of the incurrence or issuance thereof any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under this Indenture or any Indebtedness, Disqualified Stock or preferred stock issued to so Refinance such Indebtedness, Disqualified Stock or preferred stock prior to its maturity, provided that:

(1)         such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being Refinanced; provided that this subclause (1) shall not apply to any refunding or refinancing of any Secured Indebtedness incurred and outstanding under Section 4.07(b)(1);

(2)         to the extent such Refinancing Indebtedness Refinances (i) Indebtedness subordinated to the Notes or any Guarantee, such Refinancing Indebtedness is subordinated to the Notes or such Guarantee at least to the same extent as the Indebtedness being Refinanced or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively;

(3)         such Refinancing Indebtedness shall not include (i) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of the Issuer that is not a Guarantor that Refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor or (ii) Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary that Refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary; and

(4)         the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or preferred stock being Refinanced except by an amount no greater than accrued and unpaid interest with respect to such Indebtedness, Disqualified Stock or preferred stock and any reasonable fees, premium and expenses relating to such Refinancing.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or the Restricted Subsidiaries in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of Capital Stock of a Person, unless upon receipt of the Capital Stock of such Person, such Person would become a Restricted Subsidiary.

“Restricted Certificated Note” means a Certificated Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means, in respect of any Note issued pursuant to Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Note.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary in accordance with this Indenture, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means S&P Ratings Services, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Pari Passu Intercreditor Agreement” means a customary agreement to be entered into by the Second Priority Collateral Agent and the representative of the holders of additional Second Priority Obligations, in substantially the form as permitted by this Indenture and as may be reasonably agreed between the Issuer and the representative of the holders of additional Second Priority Obligations.

“Second Priority Collateral Agent” means U.S. Bank National Association, in its capacity as the “Second Priority Collateral Agent” under this Indenture and the Notes Collateral Documents, and any successor thereto in such capacity.

“Second Priority Documents” means this Indenture, the Notes Collateral Documents and all other agreements or instruments evidencing or creating any security interest or Lien in favor of the Second Priority Collateral Agent for this Indenture, the Notes, each guarantee by any Grantor of any or all of the Second Priority Obligations and any Second Lien Pari Passu Intercreditor Agreement, as amended from time to time in accordance with their respective terms.

“Second Priority Lien” means any Lien created by the Notes Collateral Documents.

“Second Priority Obligations” means (1) the Notes and all other obligations of the Issuer and the Guarantors issued or arising under this Indenture and the Collateral Documents related thereto and (2) any other Indebtedness and related obligations of the Issuer and the Guarantors incurred subsequent to the Issue Date and outstanding from time to time that is designated as Second Priority Obligations in writing by the Issuer in accordance with the terms of the Second Priority Documents and that by its terms is secured (and is permitted by this Indenture and the First Priority Documents to be secured) by a Permitted Lien on any or all of the Collateral that has equal priority to the Liens securing the Notes.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the credit facilities provided under the Credit Agreement to be entered into on or prior to the Escrow Release Date among the Issuer, the guarantors party thereto, the lenders party thereto from time to time in their capacities as lenders thereunder, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Credit Facilities Collateral Documents” means the First Priority Collateral Agreement, the intellectual property security agreements, the mortgages and each other agreement, instrument or other document entered into in favor of the First Priority Collateral Agent or any other holders of Senior Credit Facilities Obligations, for purposes of securing the Senior Credit Facilities Obligations (including any guarantees thereof), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Credit Facilities Obligations” means the Obligations in respect of the Senior Credit Facilities.

“Senior Indebtedness” means with respect to any Person:

(1)       Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)       all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above in the case of both clauses (1) and (2), to the extent permitted to be incurred under the terms of this Indenture, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the Notes or the Guarantee of such Person, as the case may be;

provided that Senior Indebtedness shall not include:

(1)       any obligation of such Person to the Issuer or any Subsidiary of the Issuer other than loans of proceeds from Indebtedness constituting Senior Indebtedness securing Senior Indebtedness;

(2)       any liability for Federal, state, local or other Taxes owed or owing by such Person;

(3)       any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)       any Capital Stock;

(5)       Subordinated Indebtedness; or

(6)       that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement between Arconic and the Issuer, to be dated on or prior to the Distribution Date.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries on the Distribution Date or any business that is similar, reasonably related, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Special Mandatory Redemption” has the meaning set forth in Section 3.09.

“Special Mandatory Redemption Date” has the meaning set forth in Section 3.09.

“Special Mandatory Redemption Event” has the meaning set forth in Section 3.09.

“Special Mandatory Redemption Price” has the meaning set forth in Section 3.09.

“Specified Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having repricings or maturities of not more than one year from the date of acquisition; (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any United States commercial bank having capital and surplus in excess of $500.0 million; (c) repurchase obligations with a term of not more than 14 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above; and (d) money market funds that invest solely in Specified Cash Equivalents of the kinds described in clauses (a) through (c) above.

“Spin-Off” means the spin-off of the Issuer from Arconic, as more fully described in the Offering Memorandum.

“Spin-Off Documents” means the Separation and Distribution Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Agreements, the Master Agreement for Product Supply by and between Arconic Massena LLC, Arconic Lafayette LLC, Arconic Davenport LLC and Arconic Inc., the Metal Supply & Tolling Agreement by and between Arconic-Köfém Mill Products Hungary Kft and Arconic-Köfém Kft, the Use Agreement by and between Arconic-Köfém Székesfehérvári Könnyűfémmű Korlátolt Felelősségű Társaság and Arconic-Köfém Mill Products Hungary Korlátolt Felelősségű Társaság, the Land Use Right Agreement by and between Arconic-Köfém Mill Products Hungary Korlátolt Felelősségű Társaság and Arconic-Köfém Székesfehérvári Könnyűfémmű Korlátolt Felelősségű Társaság, the Service Level Agreement for Central Engineering and Maintenance by and between Arconic-Köfém Kft and Arconic-Köfém Mill Products Hungary Kft, the Service Level Agreement for Energy, Steam and Water by and between Arconic-Köfém Kft and Arconic-Köfém Mill Products Hungary Kft, the Land Use Right Agreement by and between Arconic-Köfém Székesfehérvári Könnyűfémmű Korlátolt Felelősségű Társaság and Arconic-Köfém Mill Products Hungary Korlátolt Felelősségű Társaság, the Second Supplemental Tax and Project Certificate and Agreement by and among Arconic Inc., Arconic Davenport LLC and Arconic Rolled Products Corporation, the Lease and Property Management Agreement by and between Arconic Inc. and Arconic Massena LLC and the documents evidencing Indebtedness in respect of the Distribution Date Payment together with any other agreements, instruments or other documents entered into in connection with any of the foregoing, each as amended from time to time.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means:

(1)       with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes, and

(2)       with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor under this Indenture.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not control such entity), or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided, however, that a joint venture shall not be deemed to be a subsidiary solely as a result of this clause (b). For purposes of this definition, control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Successor Issuer” has the meaning specified in Section 5.01.

“Suspended Covenants” has the meaning specified in Section 4.18.

“Suspension Date” has the meaning specified in Section 4.18.

“Suspension Period” has the meaning specified in Section 4.18.

“Supply Chain Financing” means any agreement under which any bank, financial institution or other Person may from time to time provide any financial accommodation to any of the Issuer or any Restricted Subsidiary in connection with trade payables of the Issuer or any Restricted Subsidiary, in each case issued for the benefit of any such bank, financial institution or such other person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of the Issuer or any Restricted Subsidiaries.

“Tax” means any tax, duty, levy, impost, assessment, fee or other governmental charge, in each case in the nature of a tax (including penalties, interest and any additions thereto, and, for the avoidance of doubt, including any withholding or reduction for or on account thereof).

“Tax Matters Agreement” means the Tax Matters Agreement between Arconic and the Issuer, to be dated on or prior to the Distribution Date.

“Test Period” means at date of determination, the period of four consecutive fiscal quarters of the Issuer then last ended as of such time for which financial statements are internally available.

“Transactions” means the issuance of the Notes, the borrowings under the Senior Credit Facilities on or around the Distribution Date in connection with the Spin-off, the consummation of the Spin-Off and the transactions contemplated by the foregoing, together with the reorganization and all other transactions pursuant to, and the performance of all other obligations under, the Spin-Off Documents.

“Treasury Rate” means, as of any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two business days prior to the date of the applicable redemption notice (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2023; provided that if the period from the redemption date to February 15, 2023 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the United States Treasury securities for which such yield are given, except that if the period from the redemption date to February 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means U.S. Bank National Association until a successor or assignee replaces it and, thereafter, means the successor or assignee.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the terms “Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)       any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and

(2)       any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary (other than any Subsidiary of the Subsidiary to be so designated); provided that such designation would be permitted by Section 4.09 and the definition of “Investments”;

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1)       the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in Section 4.07(a), or

(2)       the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee and the Second Priority Collateral Agent by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1)       the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2)       the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02.        Other Definitions.

Term	Defined in Section
Authenticating Agent	Preamble
Authentication Order	2.02(d)
DTC	2.03(b)
Eligible Collateral Agent	13.05(e)
Fixed Amounts	4.07(f)
Incurrence-Based Amounts	4.07(f)
Indenture	Preamble
Initial Lien	4.10
Issuer	Preamble
LCT Election	1.05(a)
LCT Test Date	1.05(a)
Legal Defeasance	8.02
Notes	Recitals
Note Register	2.03(a)
Paying Agent	2.03(a)
Ratio Indebtedness	4.07(a)
Redemption Date	2.08(d)
Registrar	2.03(a)
Reserved Indebtedness Amount	4.07(c)(4)

SECTION 1.03.        U.S. Dollar Equivalents.

Except as otherwise set forth in Section 4.07(e), whenever it is necessary to determine whether the Issuer has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

SECTION 1.04.        Rules of Construction.

(a)           Unless the context otherwise requires:

(i)               a term has the meaning assigned to it;

(ii)              an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)            “or” is not exclusive;

(iv)             words in the singular include the plural, and in the plural include the singular;

(v)             all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)             the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)          “including” means “including without limitation”;

(viii)        provisions apply to successive events and transactions; and

(ix)             references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

(b)           Unless otherwise expressly specified, references in this Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Indenture and not to any other document.

SECTION 1.05.        Limited Condition Transactions.

(a)           Notwithstanding anything in this Indenture to the contrary, when calculating any applicable financial ratio or test or determining other compliance with this Indenture or the Notes (including the determination of compliance with any provision of this Indenture or the Notes which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio or test and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”) and if, after such financial ratios and tests and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the relevant test period being used to calculate such financial ratio ending prior to the LCT Test Date, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that, at the option of the Issuer, the relevant ratios and baskets may be recalculated at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, (x) if any of such financial ratios or tests are exceeded as a result of fluctuations in such ratio or test (including due to fluctuations in EBITDA of the Issuer) at or prior to the consummation of the relevant Limited Condition Transaction, such financial ratios and tests and other provisions shall not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted under this Indenture and the Notes and (y) such financial ratios and tests and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions.

(b)           For the avoidance of doubt, if the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any financial ratio or test or basket availability with respect to any other transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such subsequent transaction is permitted under this Indenture or the Notes, any such ratio, test or basket shall be required to comply with any such ratio, test or basket on a pro forma basis assuming such Limited Condition Transaction and any other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

SECTION 1.06.        Transactions. Notwithstanding anything to the contrary set forth in this Indenture, the Escrow Agreement or the Notes Collateral Documents, no provision of this Indenture, the Escrow Agreement or the Notes Collateral Documents will prevent or restrict the consummation of any of the Transactions, nor will the Transactions give rise to any Default or constitute the utilization of any basket under this Indenture or the Notes except for the issuance of the Notes, the borrowings pursuant to the Senior Credit Facilities and the Liens securing the foregoing.

ARTICLE II

THE NOTES

SECTION 2.01.        Form and Dating.

(a)           General. The Authenticating Agent shall initially authenticate the Notes for original issue on the Issue Date in an aggregate principal amount of $600,000,000, upon a written order of the Issuer (other than as provided in Section 2.07 hereof). The Notes and the Authenticating Agent’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication and shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid or duly provided for. The Notes shall be issued initially in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

(b)           Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in certificated form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Registrar or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)            Regulation S Global Note and 144A Global Note. Notes offered and sold in reliance on (i) Regulation S shall be issued initially in the form of the Regulation S Global Note and (ii) Rule 144A shall be issued initially in the form of the 144A Global Note; each such Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary, duly executed by the Issuer and authenticated by the Authenticating Agent as hereinafter provided.

The aggregate principal amount of a Regulation S Global Note or 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

SECTION 2.02.        Execution and Authentication.

(a)           One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

(b)           If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c)           A Note shall not be valid until authenticated by the manual signature of the Trustee or the Authenticating Agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)           The Trustee or the Authenticating Agent shall, upon a written order of the Issuer signed by one Officer (an “Authentication Order”), authenticate Notes.

(e)           The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer or any of their respective Subsidiaries. The Trustee hereby appoints U.S. Bank National Association as Authenticating Agent and U.S. Bank National Association hereby accepts such appointment.

SECTION 2.03.        Registrar and Paying Agent.

(a)           The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)           The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)           The Issuer initially appoints U.S. Bank National Association to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and U.S. Bank National Association hereby initially agrees so to act. The Registrar and Paying Agent have engaged, currently are engaged, and may in the future engage in financial or other transactions with the Issuer and the other Guarantors and their and our affiliates in the ordinary course of their respective businesses.

SECTION 2.04.        Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee or U.S. Bank National Association, in its capacity as Paying Agent (which by its execution of this Indenture hereby agrees) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.

Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.        Holder Lists.

The Trustee shall preserve, or shall cause the Registrar to preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of all Holders. If the Paying Agent is not the same entity as the Registrar, the Issuer shall furnish or cause the Registrar to furnish, to the Paying Agent, at least seven Business Days before each Interest Payment Date and at such other times as the Paying Agent may request in writing, a list in such form and as of such date or such shorter time as the Registrar may allow, as the Paying Agent may reasonably require of the names and addresses of the Holders.

SECTION 2.06.        Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Certificated Note of the same series unless (A) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (B) upon the request of a Holder if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (A) above, Certificated Notes delivered in exchange for any Global Note of the same series or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Certificated Notes issued subsequent to any of the preceding events in (A) or (B) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)               Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that prior to the expiration of the applicable Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A; provided that such interest is then transferred to the 144A Global Note. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)             All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant or Indirect Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Global Note prior to the expiration of the applicable Restricted Period therefor. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(1)               if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(2)               if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)             Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(1)               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Authenticating Agent shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)            Transfer or Exchange of Beneficial Interests for Certificated Notes.

(i)               Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon the occurrence of any of the events in subsection (A) or (B) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(1)               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(2)               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(3)               if such beneficial interest is being transferred to a Person that is not a U.S. Person (as defined in Rule 902 of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(4)               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(5)               if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof.

Upon satisfaction of the conditions of this Section 2.06(c)(i), the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Authenticating Agent shall authenticate and mail to the Person designated in the instructions a Certificated Note in the applicable principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall mail such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)              Beneficial Interests in Regulation S Global Note to Certificated Notes. Notwithstanding Sections 2.06(c)(i)(1) and (3) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Certificated Note or transferred to a Person who takes delivery thereof in the form of a Certificated Note prior to the expiration of the applicable Restricted Period therefor, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904 of Regulation S.

(iii)            Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and if the Registrar receives the following:

(1)               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)             Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Authenticating Agent shall authenticate and mail to the Person designated in the instructions a Certificated Note in the applicable principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Registrar shall mail such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)               Transfer and Exchange of Certificated Notes for Beneficial Interests.

(i)               Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(1)               if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(2)               if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(3)               if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(4)               if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(5)               if such Restricted Certificated Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof.

Upon satisfaction of the conditions of this Section 2.06(d)(i) the Registrar shall cancel the Restricted Certificated Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (1), (4), or (5) above, the applicable Restricted Global Note, in the case of clause (2) above, the applicable 144A Global Note, and in the case of clause (3) above, the applicable Regulation S Global Note.

(ii)              Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)               if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)               if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Registrar shall cancel the Restricted Certificated Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)            Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Registrar shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Authenticating Agent shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.

(e)            Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)               Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(1)               if the transfer shall be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(2)               if the transfer shall be made pursuant to Rule 903 or Rule 904 of Regulation S then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(3)               if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)              Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if the Registrar receives the following:

(1)               if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)               if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)            Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f)            [Reserved].

(g)           Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)               Private Placement Legend.

(1)               Except as permitted by subparagraph (2) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Private Placement Legend”):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER OR ANY SUBSIDIARY THEREOF SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(2)               Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c) (iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend. In addition, the Issuer may remove the Private Placement Legend from any Note if it determines that such legend is no longer required to comply with the securities laws of the United States.

(ii)              Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary) (the “Global Note Legend”):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)            Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form (the “Regulation S Global Note Legend”):

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(h)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Registrar in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(i)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)               To permit registrations of transfers and exchanges, the Issuer shall execute and the Authenticating Agent shall authenticate Certificated Notes and Global Notes at the Registrar’s request.

(ii)              No service charge shall be made to Holders of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(iii)            The Registrar shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (b) any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.

(iv)             Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)               All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(j)            No Obligation of the Trustee, Registrar and Paying Agent.

(i)               The Trustee, Registrar and Paying Agent shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee, Registrar and Paying Agent may rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)              The Trustee, Registrar and Paying Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including without limitation any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.        Replacement Notes.

If any mutilated Note is surrendered to the Registrar or the Issuer and the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Registrar’s requirements are met. If required by the Registrar or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Issuer, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

SECTION 2.08.        Outstanding Notes.

(a)            The Notes outstanding at any time are all the Notes authenticated by the Authenticating Agent except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Registrar in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 2.09 hereof.

(b)           If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Registrar receives proof satisfactory to it that the replaced Note is held by a “protected purchaser” as defined in the UCC.

(c)           If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d)           If the Paying Agent (other than the Issuer or a Subsidiary thereof) segregates and holds in trust, in accordance with this Indenture, on a date of redemption (a “Redemption Date”) or maturity date, money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.        Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Issuer or a Subsidiary of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.        Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Authenticating Agent shall authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.        Cancellation.

The Issuer at any time may deliver Notes to the Registrar for cancellation. The Trustee and Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment. The Registrar, upon written direction by the Issuer and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer from time to time upon written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Registrar for cancellation.

SECTION 2.12.        Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee and Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of any such special record date. At least 15 days before any such special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.        CUSIP or ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee and Registrar, as applicable, shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee and Registrar of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14.        Additional Notes.

Subject to compliance with Sections 4.07 and 4.10, the Issuer shall be entitled to issue Additional Notes under this Indenture in an unlimited aggregate principal amount, each of which shall have identical terms as the Initial Notes, respectively, other than with respect to the date of issuance and issue price and first payment of interest (and, if such Additional Notes shall be issued in the form of Restricted Global Notes or Restricted Certificated Notes, other than with respect to transfer restrictions with respect thereto). The Initial Notes and any Additional Notes shall be treated as a single class, in each case for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that Additional Notes shall be issued under a separate CUSIP and ISIN unless the Additional Notes are issued pursuant to a “qualified reopening” of the Initial Notes, are otherwise treated as part of the same “issue” of debt instruments as the Initial Notes or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Holders of Additional Notes actually issued shall share equally and ratably in the Collateral with the Holders of the Notes issued on the Issue Date. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.

With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee and the Agent, the following information:

(a)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)           the issue price, the issue date and the CUSIP and/or ISIN number(s) (if then generally in use) of such Additional Notes.

ARTICLE III
REDEMPTION AND PREPAYMENT

SECTION 3.01.        Notices to Trustee.

If the Issuer elects to redeem any Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee and the applicable Agent an Officer’s Certificate (with no requirement for delivery of an Opinion of Counsel) setting forth (i) the Redemption Date, (ii) the principal amount of the Notes to be redeemed, and (iii) the redemption price. The Issuer shall furnish such Officer’s Certificate to the Trustee and the applicable Agent at least three (3) days prior to the delivery of a notice of redemption pursuant to Section 3.03 (unless a shorter notice shall be reasonably satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, therefore, be void and of no effect.

SECTION 3.02.        Selection of Notes to Be Redeemed.

If less than all of any series of the Notes are to be redeemed at any time, the Paying Agent or Registrar shall select the Notes for redemption, on a pro rata basis to the extent practicable or such other method that the Trustee deems fair and appropriate and is in accordance with the procedures of the Depositary, if applicable, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 shall be redeemed. The Trustee, the Paying Agent and the Registrar shall not be liable for selections made under this Section 3.02.

The Trustee or the Registrar shall promptly notify the Issuer of, in the case of any Notes selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof, except that if all the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 (in excess of $2,000) shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

SECTION 3.03.        Notice of Redemption.

At least 10 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed (with a copy to the Trustee) at its registered address or otherwise in accordance with the procedures of the Depositary except that (i) a notice of redemption may be mailed or sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture and (ii) notice of Special Mandatory Redemption shall be mailed or sent as set forth in Section 3.09.

The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN number) and shall state:

(a)               the Redemption Date;

(b)               the redemption price;

(c)               any condition to such redemption;

(d)               if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(e)               the name and address of the Paying Agent;

(f)                that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)               that, unless the Issuer defaults in making such redemption payment and subject to satisfaction of any conditions specified therein, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(h)               the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Registrar shall give the notice of redemption in the Issuer’s name and at its expense, provided, however, that the Issuer gives the Registrar at least three Business Days’ (or such shorter period reasonably agreed to by the Registrar) prior notice of such request and provision of the notice information.

Any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including, but not limited to, completion of an Equity Offering, other offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time (provided, however, that any redemption date shall not be more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee prior to the close of business one Business Day prior to the Redemption Date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

The Issuer and its Affiliates may acquire the Notes by means other than a redemption pursuant to this Article 3, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

SECTION 3.04.        Effect of Notice Upon Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price stated in the notice except that any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent in accordance with Section 3.03. Subject to the foregoing, upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.        Deposit of Redemption Price.

On or before 11:00 a.m. Eastern Time on any Redemption Date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions of Notes) to be redeemed on that date. Upon written instructions of the Issuer, the Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.        Notes Redeemed in Part.

In the case of Certificated Notes, any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at an office or agency of the Issuer maintained for such purpose pursuant to Section 4.02 (with, if the Issuer or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Authenticating Agent shall authenticate and deliver to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 3.07.        Optional Redemption.

(a)               At any time prior to February 15, 2023, the Issuer may redeem all or a portion of the Notes, upon notice as set forth in Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b)               On and after February 15, 2023, the Issuer may redeem the Notes, in whole or in part, upon notice as set forth in Section 3.03, at the redemption prices (expressed as percentages of principal amount of Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2023	103.063%
2024	101.531%
2025 and thereafter	100.000%

(c)               In addition, until February 15, 2023, the Issuer may, at its option, upon notice as set forth in Section 3.03, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 106.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued under this Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

SECTION 3.08.        [Reserved.]

SECTION 3.09.        Special Mandatory Redemption.

(a)               If (i) the Spin-Off has not been completed on or before the Escrow Outside Date or the other conditions to the Escrow Release have not been satisfied by such date, or (ii) prior to the Escrow Outside Date, the Issuer has delivered to the Trustee and the Escrow Agent an Officer’s Certificate stating that the Spin-Off has been abandoned or that the conditions for the Escrow Release shall not be satisfied (the earlier to occur of (1) or (2), the “Special Mandatory Redemption Event”), then the Issuer shall, on the Special Mandatory Redemption Date, redeem the Notes (the “Special Mandatory Redemption”) at a redemption price (the “Special Mandatory Redemption Price”) equal to (x) 100% of the principal amount of the Notes if the Special Mandatory Redemption Event occurs on or before June 6, 2020 or (y) 101% of the principal amount of the Notes otherwise, in each case, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). “Special Mandatory Redemption Date” means the date that is five Business Days after the Special Mandatory Redemption Notice Date.

(b)               The Issuer shall cause a notice of Special Mandatory Redemption to be mailed to the Trustee and the Paying Agent and mailed, or delivered electronically if the Notes are held by any Depositary, to the Holders at their registered addresses no later than three Business Days following the Special Mandatory Redemption Event to each Holder at its registered address and the Trustee, the Paying Agent and the Escrow Agent (such date of mailing, the “Special Mandatory Redemption Notice Date”), which shall provide for the redemption of the Notes on no later than the Special Mandatory Redemption Date.

(c)               Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date with the applicable paying agent on or before such Special Mandatory Redemption Date, all rights of the Holders under the Notes shall terminate. Upon the Special Mandatory Redemption Date, the Notes shall cease to bear interest. After payment of the Special Mandatory Redemption Price to the Holders, any excess Escrowed Property shall be paid to or at the direction of the Issuer upon the Issuer’s request.

(d)               Notice of a Special Mandatory Redemption shall state:

(1)                             the Special Mandatory Redemption Date;

(2)                             the Special Mandatory Redemption Price;

(3)                             that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price shall become due and payable;

(4)                             that the Notes shall cease to bear interest on and after the Special Mandatory Redemption Date; and

(5)                             the name and address of the Paying Agent.

SECTION 3.10.        Mandatory Redemption.

Except as set forth in Sections 3.09 hereof, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV
COVENANTS

SECTION 4.01.        Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02.        Maintenance of Office or Agency.

(a)               The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints U.S. Bank National Association as its agent to receive all such presentations, surrenders, notices and demands.

(b)               The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)               The Issuer hereby designates the address of U.S. Bank National Association set forth in Exhibits B and C as one such office or agency of the Issuer in accordance with Section 4.02(a).

SECTION 4.03.        Reports.

(a)               The Issuer shall file with the SEC or post on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access shall be given to the Trustee and Holders, the annual reports, information, documents and other reports that the Issuer is required to file with the SEC pursuant to such Section 13(a) or 15(d) within the time periods applicable to non-accelerated filers or would be so required to file if the Issuer were so subject; provided that the Trustee shall have no responsibility whatsoever to determine whether such filing has occurred. Notwithstanding the foregoing, this covenant does not require any such reports to include information required under Rule 3-09, 3-10 or 3-16 of Regulation S-X (or any equivalent or successor provisions), Items 2.02 or 2.03 or Sections 3, 5 (except Item 5.01 and 5.02(b) and (c)) or 9 of Form 8-K (or any equivalent or successor provisions) or separate financial statements of Guarantors or the filing or provision of proxy statements or exhibits.

(b)               Prior to the Distribution Date, the Issuer shall be deemed to be in compliance with such reporting requirements by virtue of the filing of the Form 10 containing all the information, audit reports and exhibits required for such report.

(c)               Notwithstanding the foregoing, in the event that any direct or indirect parent company of the Issuer becomes a Guarantor, the Issuer may satisfy its obligations pursuant to this Section 4.03 by furnishing or filing the financial information specified in paragraph (a) of this Section 4.03 relating to such direct or indirect parent company.

(d)               Notwithstanding anything herein to the contrary, the Issuer shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(4) until 90 days after the date any report hereunder is due.

(e)               Delivery of such statements, reports, notices and other information and documents to the Trustee pursuant to any of the provisions of this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.04.        Compliance Certificate.

(a)               The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2020), an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each of the Issuer and its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge each of the Issuer and its Subsidiaries, during such preceding fiscal year, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Issuer and its Restricted Subsidiaries is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each of the Issuer and its Restricted Subsidiaries is taking or proposes to take with respect thereto. For the purposes of this paragraph, such compliance shall be determined without regard to any grace period or requirement of notice provided under this Indenture.

(b)               The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee within ten Business days upon any Officer becoming aware of any Default or Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action each of the Issuer and its Subsidiaries is taking or proposes to take with respect thereto.

SECTION 4.05.        [Reserved.].

SECTION 4.06.        [Reserved.].

SECTION 4.07.        Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)               The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not Guarantors, preferred stock; provided that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock (any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this paragraph, “Ratio Indebtedness”) if, after giving effect thereto, the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries would be at least 2.00 to 1.00; provided, further, that the amount of Indebtedness, Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with (i) any amounts incurred and outstanding pursuant to Section 4.07(b)(14)(x) and (ii) any amounts incurred and outstanding pursuant to Section 4.07(b)(13) (but solely to the extent such Refinancing Indebtedness is in respect of (x) Ratio Indebtedness or (y) Indebtedness incurred pursuant to Section 4.07(b)(14)(x)) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $200 million and (y) 25.0% of EBITDA for the most recently ended Test Period at any one time outstanding.

(b)       The foregoing limitations shall not apply to:

(1)       Indebtedness incurred pursuant to Credit Facilities by the Issuer or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness incurred pursuant to this clause (1) (in the case of clause (B), taken together with the amount of any outstanding Refinancing Indebtedness incurred pursuant to clause (13) below in respect of Indebtedness incurred pursuant to clause (B)) does not exceed at any one time the sum of (A) $2,000 million and (B) an amount equal to the greater of (x) $400 million and (y) 50.0% of EBITDA for the most recently ended Test Period at the time of the incurrence;

(2)       Indebtedness represented by the Notes (including any Guarantee thereof, but excluding Indebtedness represented by Additional Notes, if any, or guarantees with respect thereto);

(3)       Existing Indebtedness, including Indebtedness (or guarantees thereof) of Arconic that shall become an obligation of the Issuer or any Restricted Subsidiary pursuant to the Spin-Off Documents as in effect on the Escrow Release Date or the Distribution Date and to the extent described in the Form 10 (other than Indebtedness incurred pursuant to clauses (1) and (2) above);

(4)       Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Issuer or any Restricted Subsidiary, to finance the purchase, lease, construction, installation, repair, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, including through the direct purchase of assets or the Capital Stock of any Person owning such assets, and outstanding Refinancing Indebtedness incurred to Refinance any Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4), does not exceed the greater of (x) $125 million and (y) 17.5% of EBITDA for the most recently ended Test Period at the time of incurrence; provided that such Indebtedness (other than Refinancing Indebtedness) exists at the date of such purchase, lease, construction, installation, repair, replacement or improvement or is created prior to or within 270 days of the completion thereof; provided, further that Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary pursuant to this clause (4) in connection with a Sale and Lease-Back Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Lease-Back Transaction are used by the Issuer or such Restricted Subsidiary to permanently repay outstanding Indebtedness of the Issuer or the Restricted Subsidiaries;

(5)           (A) Indebtedness incurred by the Issuer or any Restricted Subsidiary with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business or consistent with past practices, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement or indemnification obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other reimbursement-type obligations regarding workers’ compensation claims;

(B)       (x) Indebtedness in respect of obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of the Issuer or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(C)       Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Distribution Date, including that (x) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (y) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(D)       to the extent constituting Indebtedness, guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessors and licensees of the Issuer and any Restricted Subsidiary; or

(E)       Indebtedness in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms.

(6)       Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(7)       Indebtedness (i) of the Issuer to a Restricted Subsidiary or (ii) of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if such Indebtedness is incurred by the Issuer or a Guarantor owing to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Notes or the relevant Guarantee; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary to which such indebtedness is owed ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(8)       Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not exceeding the greater of (x) $100 million and (y) 12.5% of EBITDA for the most recently ended Test Period at the time of incurrence;

(9)       shares of preferred stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;

(10)       Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk, Commercial Agreements entered into in the ordinary course of business and not for speculative purposes and Supply Chain Financings;

(11)       Obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(12)       Indebtedness, Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed the greater of (x) $250 million and (y) 32.5% of EBITDA for the most recently ended Test Period at the time of incurrence;

(13)       Refinancing Indebtedness in respect of Indebtedness, Disqualified Stock or preferred stock incurred as Ratio Indebtedness or pursuant to clauses (1)(B)(y), (2), (3), (13) or (14) of this Section 4.07(b);

(14)       Indebtedness, Disqualified Stock or preferred stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition (in aggregate principal amount not to exceed the purchase price of such acquisition) or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to such acquisition, merger or consolidation, either:

(1)       the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a); or

(2)       the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation;

(15)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16)       Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17)         (1) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as, in the case of a guarantee by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee, or

(2)       any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with Section 4.13;

(18)       Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(19)       Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with Cash Management Services and related activities for the Issuer, any of its Subsidiaries or any joint venture to which they are a party in the ordinary course of business;

(20)       Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, managers, consultants and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in Section 4.09(b)(4);

(21)       Indebtedness of the Issuer or any of its Restricted Subsidiaries representing deferred compensation to officers, directors, managers, consultants and employees thereof incurred in the ordinary course of business;

(22)       Indebtedness consisting of Permitted Liens incurred pursuant to clause (35) of the definition thereof; and

(23)       Indebtedness incurred by the Issuer or any Restricted Subsidiary pursuant to any Receivables Facilities.

(c)         For purposes of determining compliance with this Section 4.07,

(1)                             in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (23) of Section 4.07(b) or is entitled to be incurred as Ratio Indebtedness pursuant to Section 4.07(a), the Issuer, in its sole discretion, may divide, classify or later reclassify (based on circumstances existing on the date of such reclassification) such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses of Section 4.07(a) or Section 4.07(b); provided that all Indebtedness outstanding under the Senior Credit Facilities on the Distribution Date after giving effect to the Transactions shall be treated as having been incurred on the Distribution Date pursuant to Section 4.07(b)(1) and may not be reclassified; provided further that the Issuer shall not be permitted to reclassify all or any portion of any Secured Indebtedness unless the Lien is also permitted to be incurred, and is incurred, with respect to such Secured Indebtedness as so reclassified;

(2)                             at the time of incurrence, the Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.07(a) and 4.07(b) above;

(3)                             if obligations in respect of letters of credit are incurred pursuant to a credit agreement and are being treated as incurred pursuant to Section 4.07(b)(1) and the letters of credit relate to other Indebtedness, then the corresponding amount of such other Indebtedness shall not be included; and

(4)                             in the event that the Issuer or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility, the Fixed Charge Coverage Ratio for borrowings and reborrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) shall, at the Issuer’s option as elected on the date the Issuer or a Restricted Subsidiary, as the case may be, enters into or increases such commitments, either (i) be determined on the date such revolving credit facility or such increase in commitments first becomes effective (assuming that the full amount thereof has been borrowed as of such date), and, if such Fixed Charge Coverage Ratio test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) shall be permitted under this Section 4.07 irrespective of the Fixed Charge Coverage Ratio at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) (the committed amount permitted to be borrowed or reborrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this clause (i) shall be the “Reserved Indebtedness Amount” as of such date for purposes of the Fixed Charge Coverage Ratio or (ii) be determined on the date such amount is actually borrowed pursuant to any such facility or increased commitment.

(d)         Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 4.07. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1), (8) and (12) of Section 4.07(b) above shall be permitted to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, accrued and unpaid interest, fees and expenses in connection with such refinancing. In the case of any Indebtedness, Disqualified Stock or preferred stock incurred to refinance Indebtedness, Disqualified Stock or preferred stock initially incurred in reliance on the proviso in Section 4.07(a) or clauses (1), (4), (8) or (12) of Section 4.07(b), measured by reference to a percentage of EBITDA, at the time of incurrence, where such refinancing would cause such percentage of EBITDA restriction to be exceeded if calculated based on the percentage of EBITDA on the date of such refinancing, such percentage of EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or preferred stock does not exceed the principal amount of such Indebtedness being refinanced, plus any additional amounts permitted pursuant to the immediately preceding sentence in connection with such refinancing.

(e)         For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness or Liens or the making of any Restricted Payment or Permitted Investments, the U.S. dollar equivalent principal amount of the relevant Indebtedness, Restricted Payment or Investment denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness or Lien was incurred , in the case of term debt, or first committed, in the case of revolving credit debt or such Restricted Payment or Investment was made; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in another currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing.

(f)          The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

(g)         With respect to any Indebtedness, Liens, Restricted Payments or Permitted Investments incurred or made in reliance on a provision that does not require compliance with a financial ratio or test (including, without limitation, any tests based on the Consolidated Total Debt Ratio or the Fixed Charge Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any Indebtedness, Liens, or Restricted Payments or Investments incurred or made in reliance on a provision under this Indenture that requires compliance with a financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the incurrence of the Incurrence-Based Amounts. This Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

SECTION 4.08.        Limitation on Incurrence of Layered Indebtedness.

The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Senior Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Senior Indebtedness of the Issuer or such Guarantor, as the case may be.

SECTION 4.09.        Limitation on Restricted Payments.

(a)               The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)                             declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests other than:

(A)       dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer, or

(B)       dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)                             purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including in connection with any merger or consolidation, in each case held by a Person other than the Issuer or a Restricted Subsidiary;

(3)                             make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or any Restricted Subsidiary, other than:

(A)       Indebtedness permitted to be incurred pursuant to clauses (7) and (8) of Section 4.07(b); or

(B)       the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)                             make any Restricted Investment.

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)       no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)       immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to Section 4.07(a); and

(C)       such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (B) thereof only) and (6) of Section 4.09(b), but excluding all other Restricted Payments permitted by Section 4.09(b)), is less than the sum of (without duplication):

(i)       50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(ii)       100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Issuer, including in connection with any merger or consolidation, since immediately after the Issue Date (other than in connection with the Transactions) from the issue or sale of Equity Interests of the Issuer, but excluding (x) cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of Equity Interests to any employee, director, manager or consultant of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.09(b)(4), (y) net cash proceeds received from any public offering of common stock or contributed to the Issuer by any direct or indirect parent of the Issuer from any public offering of common stock that occurs following the Distribution Date to the extent such amounts have been used for the payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent of the Issuer to fund the payment by any direct or indirect parent of the Issuer of dividends on such entity’s common stock) made in accordance with Section 4.09(b)(19), and, (z) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of any direct or indirect parent company of the Issuer (excluding contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.09(b)(4)); provided that this clause (ii) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests (or Indebtedness that has been converted or exchanged for Equity Interests) of the Issuer sold to a Restricted Subsidiary, the Issuer or any employee plan of the Issuer or any Restricted Subsidiary, as the case may be, (c) Disqualified Stock (or Indebtedness that has been converted or exchanged into Disqualified Stock) or (d) Excluded Contributions; plus

(iii)       the amount by which Indebtedness of the Issuer or the Restricted Subsidiaries is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Issuer or the Restricted Subsidiaries (other than Indebtedness held by the Issuer or a Subsidiary of the Issuer) convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Issuer upon such conversion or exchange); plus

(iv)       the aggregate amount equal to the net reduction in Investments resulting from (x) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or the Restricted Subsidiaries, in each case, after the Issue Date, not to exceed in any such case the aggregate amount of Restricted Investments made by the Issuer or any Restricted Subsidiary after the Issue Date or (y) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Issuer or any Restricted Subsidiary from any Unrestricted Subsidiary, or the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; plus

(v)       $75 million; provided, however, that the calculation pursuant to the immediately preceding clauses (i) through (iv) shall not include any amounts attributable to, or arising in connection with, the Transactions.

(b)               The foregoing provisions shall not prohibit:

(1)                              the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Indenture;

(2)                            (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of a sale (other than to a Restricted Subsidiary) made within 120 days of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and

(B)       if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to clause (6) of this Section 4.09(b), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)                             the prepayment, exchange, redemption, defeasance, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or a Restricted Subsidiary made in exchange for, or out of the proceeds of a sale made within 120 days of, new Indebtedness of the Issuer or a Restricted Subsidiary that is incurred in compliance with Section 4.07 so long as:

(A)       the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B)       such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so prepaid, exchanged, redeemed, defeased, repurchased, acquired or retired for value,

(C)       such new Indebtedness has a final scheduled maturity date, or mandatory redemption date, as applicable, equal to or later than the final scheduled maturity date, or mandatory redemption date, of the Subordinated Indebtedness being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired, and

(D)       such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4)                              a Restricted Payment to pay for the repurchase, retirement, cancellation or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer, any Subsidiary of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, manager, officer or consultant of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer pursuant to any equity plan or stock option plan or any other benefit plan or agreement, any stock based compensation plan or any stock subscription or shareholder agreement (including any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of the Issuer or any direct or indirect parent company of the Issuer in connection with the Transactions; provided, that the aggregate Restricted Payments made pursuant to this clause (4) do not exceed in any calendar year the greater of (x) $30 million and (y) 4.0 % of EBITDA for the most recently ended Test Period (with unused amounts being carried over to the succeeding fiscal years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A)       the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of the Issuer, in each case to any future, present or former employees, directors, managers or consultants of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of Section 4.09(a); plus

(B)       the cash proceeds of key man life insurance policies received by the Issuer and the Restricted Subsidiaries after the Issue Date, less

(C)       the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 4.09(b)(4);

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this Section 4.09(b)(4) in any calendar year;

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Issuer (or any permitted transferee thereof), any direct or indirect parent company of the Issuer or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(5)                             the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with Section 4.07 to the extent such dividends are included in the definition of Fixed Charges;

(6)                             the declaration and payment of dividends on Refunding Capital Stock that is preferred stock in excess of the dividends declarable and payable thereon pursuant to Section 4.09(b)(2); provided that, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)                             Investments in Unrestricted Subsidiaries and joint ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding (the amount at the time outstanding calculated without giving effect to the sale of an Unrestricted Subsidiary or joint venture to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities), not to exceed the greater of (x) $45 million and (y) 5.75% of EBITDA for the most recently ended Test Period at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)                             payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar Taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9)                             [Reserved];

(10)                           other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (x) $75 million and (y) 10.0% of the EBITDA for the most recently ended Test Period;

(11)                           distributions or payments of Receivables Fees;

(12)                           (x) repurchases of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to acquire Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or portion of the exercise price thereof or withholding Taxes payable with respect thereto, (y) cash payments in connection with any conversion or exchange of convertible indebtedness in amount equal to the sum of (i) the principal amount of such convertible indebtedness and (ii) the proceeds of any payments received by the Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related bond hedge transaction or (z) payments in connection with a permitted bond hedge transaction (i) by delivery of shares of the Issuer’s Equity Interests upon net share settlement thereof or (ii) by (A) set-off against the related bond hedge transaction and (B) payment of an early termination amount thereof in common Equity Interests of the Issuer upon any early termination thereof;

(13)                           the repurchase, redemption or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, or upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities, in each case, permitted under this Indenture;

(14)                           the distribution, by dividend or otherwise, of shares of Capital Stock or other securities of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash or Cash Equivalents);

(15)                           [reserved];

(16)                           payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article 5 hereof;

(17)                           any Restricted Payments attributable to, or arising in connection with, (i) the Transactions, including, without limitation, the Distribution Date Payment, and (ii) any other transactions pursuant to agreements or arrangements in effect on the Distribution Date on substantially the terms described in the Offering Memorandum or any amendment, modification or supplement thereto or replacement thereof, as long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to the Issuer and the Restricted Subsidiaries, taken as a whole, than the terms of such agreement or arrangement described in the Offering Memorandum;

(18)                           [reserved];

(19)                           the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent of the Issuer to fund the payment by any direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6.0% per annum of the net cash proceeds received by the Issuer from any public offering of common stock or contributed to the Issuer by any direct or indirect parent of the Issuer from any public offering of common stock that occurs following the Distribution Date, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or S-8 or any successor form thereto and other than any public sale constituting Excluded Contributions;

(20)                           Restricted Payments that are made with Excluded Contributions;

(21)                           any Restricted Payment so long as immediately after giving effect to the making thereof, the Consolidated Total Debt Ratio of the Issuer and the Restricted Subsidiaries is equal to or less than 1.00 to 1.00; and

(22)                           the declaration and payment of dividends with respect to the Issuer’s common shares and/or any share repurchase with respect to the Issuer’s common shares after the Distribution Date, not to exceed $140 million per fiscal year of the Issuer (with unused amounts being carried over solely to the immediately succeeding fiscal year);

provided that at the time of, and after giving effect to, any Restricted Payment permitted pursuant to clauses (6), (10) and (14) of this Section 4.09(b), no Default shall have occurred and be continuing.

(c)               If any Restricted Payment or Investment (or a portion thereof) would be permitted pursuant to one or more provisions of Section 4.09 and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuer may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with Section 4.09 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(d)               As of the Issue Date, all of the Issuer’s Subsidiaries shall be Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to this Section 4.09 or the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 4.10.        Liens.

(a)               The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (the “Initial Lien”) on any of its assets or property, in each case whether owned on the Issue Date or thereafter acquired, securing any Indebtedness, other than:

(i)               in the case of any Initial Lien on any Collateral, such Initial Lien if such Initial Lien is a Permitted Lien; and

(ii)              in the case of any Initial Lien on any asset or property not constituting or required to become Collateral, such Initial Lien if (A) the Notes and the Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the Obligations secured by such Initial Lien, or (B) such Initial Lien is a Permitted Lien.

(b)               Any Lien created for the benefit of the Holders pursuant to Section 4.10(a)(ii) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien, which release and discharge, in the case of any sale of such asset or property, shall not affect any Lien that the Second Priority Collateral Agent, Trustee or any other authorized representative may have on the proceeds from such sale.

(c)               Except to the extent expressly set forth in specific clauses of the definition of “Permitted Liens,” any Initial Lien on Collateral constituting a Permitted Lien that is created, incurred or permitted to exist by the Issuer or any Restricted Subsidiary pursuant to Section 4.10(a)(i) may, at the Issuer’s or such Restricted Subsidiary’s election, have a lien priority that is senior to, junior to or equal with the lien priority for the Liens on such Collateral securing the Notes and the Guarantees.

(d)               If the Issuer or any Guarantor creates any Lien upon any property or assets to secure any First Priority Obligations, it must substantially concurrently grant a Lien upon such property or assets as security for the Notes or the applicable Guarantee such that the property or assets subject to such Lien becomes Collateral subject to a Second Priority Lien, except to the extent such property or assets constitutes cash or cash equivalents required to secure only letter of credit obligations under any Credit Facility.

SECTION 4.11.        Change of Control.

(a)               If a Change of Control occurs after the Distribution Date, unless the Issuer has, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer (as defined below), delivered electronically or mailed a redemption notice that is or has become unconditional with respect to all the Outstanding Notes pursuant to Article 3 or Section 8.06, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. No later than 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer electronically or by first class mail or overnight mail, with a copy to the Trustee sent in the same manner, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of the Depositary, with the following information:

(1)                              that a Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2)                              the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”);

(3)                              that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4)                              that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5)                             that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                             that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, electronic transmission (in PDF), facsimile transmission or letter (sent in the same manner provided in the Change of Control Offer) setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)                             that if the Issuer is purchasing less than all of the Notes, the Holders of the remaining Notes shall be issued new Notes and such new Notes shall be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8)                             if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur or that such repurchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that such Change of Control shall not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9)                             the other instructions, as determined by the Issuer, consistent with this Section 4.11, that a Holder must follow.

(b)               While the Notes are in the form of Global Notes and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder shall exercise its option to elect for the purchase of the Notes through the facilities of the Depositary subject to its rules and regulations.

(c)               The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations in this Indenture by virtue thereof.

(d)               On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1)                             accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)                             deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)                             deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that all Notes or portions thereof have been tendered to and purchased by the Issuer.

(e)               In the event that the Issuer makes a Change of Control Payment, the paying agent shall promptly mail or pay by wire transfer to each Holder of the Notes the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate a new Note (or cause to be transferred by book entry) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)                The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all such Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

(g)               If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 10 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the applicable Change of Control Payment in respect of the Second Change of Control Payment Date plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(h)               The provisions under this Indenture related to the Issuer’s obligations to make an offer to repurchase the Notes as a result of a Change of Control and the definition of “Change of Control” may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes outstanding.

SECTION 4.12.        Company Existence.

Except as otherwise permitted by Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its company existence.

SECTION 4.13.        Future Guarantors.

(a)               On and after the Escrow Release Date, the Issuer shall cause each of its Restricted Subsidiaries that incurs any Indebtedness, or guarantees the payment of any Indebtedness incurred, pursuant to the Senior Credit Facilities to, within 30 days of such incurrence or guarantee:

(1)                              execute and deliver a supplemental indenture, substantially in the form attached as Exhibit D hereto, to this Indenture providing for a Guarantee by such Subsidiary; and

(2)                              to the extent required by the Notes Collateral Documents, take all actions required to grant a second-priority security interest in the Collateral owned by such Subsidiary to the Second Priority Collateral Agent, including, without limitation, by entering into joinders, amendments, supplements or other instruments with respect to the Collateral Agreement and each other Collateral Document (as applicable) and executing, filing and recording such instruments in such jurisdictions as may be required by applicable law to preserve and protect the Liens on such Collateral, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(3)                              deliver an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee and the Second Priority Collateral Agent.

(b)               Further, the Issuer may cause any Restricted Subsidiary to become a Guarantor at its election.

(c)               Any such Guarantee shall be released in accordance with Article 10.

SECTION 4.14.        Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)               (1) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary on its Capital Stock or (2) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(b)               make loans or advances to the Issuer or any Restricted Subsidiary; or

(c)               sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)                             contractual encumbrances or restrictions in effect on the Issue Date or the Distribution Date, if on substantially the terms described in the Offering Memorandum, including those arising under the Senior Credit Facilities, this Indenture, the Notes, the Guarantees and the Collateral Documents;

(2)                             purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(3)                             applicable law or any applicable rule, regulation or order;

(4)                             any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(5)                             contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(6)                             Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.07 and 4.10 that apply only to the assets securing such Indebtedness;

(7)                             restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)                             other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 4.07;

(9)                             customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(10)                           customary provisions contained in agreements and instruments, including but not limited to leases, subleases, licenses, sublicenses or similar agreements, in each case, entered into in the ordinary course of business;

(11)                           customary provisions that arise or are agreed to in the ordinary course of business and do not detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or such Restricted Subsidiary;

(12)                           Hedging Obligations;

(13)                           restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Issuer, are necessary or advisable to effect in connection with such Receivables Facility; and

(14)                           any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing (or restrictions otherwise customary for the relevant type of Indebtedness (which may be in the form of “high-yield-style” notes or term loans)).

For purposes of determining compliance with this Section 4.14: (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.15.        Asset Sales.

(a)               The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1)                             the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)                             except in the case of a Permitted Asset Swap, at least 75% of the consideration from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A)       any liabilities (as reflected on the Issuer’s most recent consolidated balance sheet, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s consolidated balance sheet if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Issuer and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(B)       any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale, and

(C)       any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) not to exceed the greater of $75 million and 1.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

(b)               Within 450 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (the “Asset Sale Proceeds Application Period”), the Issuer or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1)                             if assets subject to such Asset Sale constitute Collateral, to repay, prepay, purchase, repurchase or redeem (a) First Priority Obligations or (b) Second Priority Obligations; provided, however, that (x) the Obligations in respect of the Notes shall be reduced on no less than a pro rata basis along with any such reduction of other Second Priority Obligations and (y) all reductions of Obligations in respect of the Notes shall be made as provided under Section 3.07, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in this Section 4.15 for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, on such Notes;

(2)                             if assets subject to such Asset Sale do not constitute Collateral, to repay, prepay, purchase, repurchase or redeem any Indebtedness that is secured by the assets that are the subject of such Asset Sale, any Senior Indebtedness of the Issuer or any Guarantor or any Indebtedness that would appear as a liability upon a balance sheet of a Restricted Subsidiary that is not a Guarantor (in each case other than Indebtedness owed to the Issuer or a Restricted Subsidiary); provided, however, that in connection with any repayment, prepayment, purchase, repurchase or redemption of Indebtedness pursuant to this clause (2), the Issuer or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so repaid, prepaid, purchased, repurchased or redeemed;

(3)                             to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by the Issuer or another Restricted Subsidiary) or make capital expenditures in or that are used or useful in the Issuer’s business within 450 days from the later of the date of such Asset Sale and the date of receipt of such Net Proceeds; provided that, the Issuer and its Restricted Subsidiaries shall be deemed to have complied with this clause (3) if, within 450 days after the Asset Sale that generated the Net Proceeds, the Issuer or such Restricted Subsidiary has entered into a binding agreement to consummate any such investment described in this clause (3) with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds (as defined below); or

(4)                             any combination of the foregoing.

(c)               Within ten Business Days after the end of an Asset Sale Proceeds Application Period with respect to an Asset Sale, if the aggregate balance of any Net Proceeds not invested or applied in the timeframe and as permitted by clauses (1), (2), (3) and (4) of Section 4.15(b) (any such Net Proceeds, whether from one or more Asset Sales, “Excess Proceeds”) exceeds $100.0 million, the Issuer shall make an offer (an “Asset Sale Offer”) to all holders of the Notes, and, if the Issuer or any Guarantor elects, to the holders of any First Priority Obligations or other Second Priority Obligations, to purchase the maximum aggregate principal amount of Notes, First Priority Obligations and such other Second Priority Obligations, (with respect to the Notes only, in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter), that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes, First Priority Obligations and such other Second Priority Obligations, in each case, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture or the agreements governing such First Priority Obligations or other Second Priority Obligations. In the event that the Issuer or a Restricted Subsidiary prepays any First Priority Obligations or Second Priority Obligations other than the Notes that are outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Issuer or such Restricted Subsidiary shall cause the related loan commitment to be permanently reduced in an amount equal to the principal amount so prepaid.

The Issuer shall commence an Asset Sale Offer for the Notes by transmitting electronically or by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and, if applicable, First Priority Obligations or other Second Priority Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Asset Sale Offer being effected in advance of being required to do so by this Indenture, the amount of Net Proceeds to be applied in such Asset Sale Offer), the Issuer may use any remaining Excess Proceeds (or such amount offered) in any manner not prohibited by this Indenture. If the aggregate principal amount of Notes and, if applicable, First Priority Obligations or other Second Priority Obligations surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Issuer shall determine the aggregate principal amount of Notes to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes, First Priority Obligations or such other Second Priority Obligations tendered, and the Trustee shall select the Notes to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes tendered or by lot or such similar method in accordance with the procedures of the Depositary; provided that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by this Indenture, the amount of Net Proceeds to be applied in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds.

(d)               Pending the final application of any Net Proceeds pursuant to this Section 4.15, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use such Net Proceeds in any manner not prohibited by this Indenture.

(e)               The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

(f)                Notwithstanding the foregoing, to the extent that any of or all the Net Proceeds of any Asset Sales by a Subsidiary (x) are prohibited or delayed by applicable local law from being repatriated to the Issuer or (y) would have a material adverse Tax consequence (taking into account any foreign tax credit or other net benefit actually realized in connection with such repatriation that would not otherwise be realized), as determined by the Issuer in its sole discretion, the portion of such Net Proceeds so affected shall not be required to be applied in compliance with this Section 4.15, and such amounts may be retained by the applicable Subsidiary; provided that, clause (x) of this paragraph shall apply to such amounts so long, but only so long, as the applicable local law shall not permit repatriation to the Issuer, and if such repatriation of any of such affected Net Proceeds is permitted under the applicable local law and is not subject to clause (y) of this paragraph, then such repatriation shall be promptly effected and such repatriated Net Proceeds shall be applied (whether or not repatriation actually occurs) in compliance with this Section 4.15; provided, further, that the aggregate amount of Net Proceeds retained pursuant to clause (y) of this paragraph shall not exceed $250 million at any one time outstanding. The time periods set forth in this Section 4.15 shall not start with respect to such Net Proceeds until such time as the Net Proceeds may be repatriated (whether or not such repatriation actually occurs).

SECTION 4.16.        [Reserved].

SECTION 4.17.        Limitations on Transactions with Affiliates.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $30 million, unless:

(1)                             such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)                             in the case of an Affiliate Transaction including aggregate payments or consideration in excess of $60 million, the Issuer delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b)               The foregoing provisions shall not apply to the following:

(1)                             (i) transactions between or among the Issuer or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction and (ii) any merger or consolidation of the Issuer or any direct or indirect parent of the Issuer; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger or consolidation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(2)                             Restricted Payments permitted by Section 4.09 and the definition of “Permitted Investments”;

(3)                             the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of the Issuer, any direct or indirect parent company of the Issuer or any Restricted Subsidiary;

(4)                             transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5)                              transactions pursuant to agreements or arrangements in effect on the Distribution Date and on substantially the terms described in the Offering Memorandum or pursuant to the Spin-Off Documents (including the Transactions, all transactions in connection therewith (including but not limited to the financing thereof) and all fees and expenses paid or payable in connection with the Transactions) or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced is not materially more disadvantageous to the Issuer and the Restricted Subsidiaries, taken as a whole, than the agreement or arrangement in existence on the Distribution Date or pursuant to the Spin-Off Documents;

(6)                              the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date or the Distribution Date (on substantially the terms described in the Offering Memorandum) and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date or the Distribution Date, as applicable, shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect when taken as a whole;

(7)                              any transaction in the ordinary course of business and otherwise in compliance with the terms of this Indenture that is fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the majority of the Board of Directors of the Issuer or the senior management thereof, or is on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(8)                              the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer and the granting and performance of customary registration rights;

(9)                              sales of accounts receivable, or participations therein or other transactions, in connection with any Receivables Facility;

(10)                            payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, directors, managers or consultants of the Issuer, any direct or indirect parent company of the Issuer or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, managers or consultants which, in each case, are approved by the Issuer in good faith;

(11)                             payments to any future, current or former employee, director, manager, officer, manager or consultant of the Issuer, any of its Subsidiaries or any direct or indirect parent company of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment and severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by the Issuer in good faith;

(12)                            any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(13)                            any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, in the ordinary course of business;

(14)                            intellectual property licenses in the ordinary course of business;

(15)                            transactions between the Issuer or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of such Person is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent of the Issuer, as the case may be, on any matter involving such other Person;

(16)                            pledges of Equity Interests of Unrestricted Subsidiaries;

(17)                            transactions with joint ventures entered into in the ordinary course of business, or approved by a majority of the Board of Directors of the Issuer;

(18)                            payments made pursuant to any customary tax consolidation and grouping arrangements; and

(19)                            transactions contemplated by Section 4.07(b)(19).

SECTION 4.18.        Suspension of Covenants.

(a)              During any period of time following the Issue Date that: (1) the Notes have Investment Grade Ratings from at least two Rating Agencies and (2) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture:

(A)	Section 4.07;

(B)	Section 4.09;

(C)	Section 4.13;

(D)	Section 4.14;

(E)	Section 4.15;

(F)	Section 4.17; and

(G)	clause (a)(4) of Section 5.01.

(collectively, the “Suspended Covenants”). Solely for the purpose of determining the amount of Permitted Liens under Section 4.10 during any Suspension Period (as defined below) and without limiting the Issuer’s or any Restricted Subsidiary’s ability to incur Indebtedness during any Suspension Period, to the extent that calculations in Section 4.10 (including the definition of “Permitted Liens”) refer to Section 4.07, such calculations shall be made as though Section 4.07 remains in effect during the Suspension Period. Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds shall be set at zero. In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Issuer or any of its Restricted Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during the Suspension Period, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). The Issuer shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Suspension Date or Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Suspension Date or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate to any Holder of Notes upon request.

(b)               On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be deemed to have been incurred or issued on the Issue Date, so that it is classified as permitted pursuant to Section 4.07(b)(3). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.09 shall be made as though Section 4.09 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.09(a) and the items specified in Section 4.09(a)(C)(i) through (C)(iv) if occurring during the Suspension Period shall increase the amount available to be made as Restricted Payments under such section. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period. Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant Section 4.17(b)(6). Any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in Section 4.14(a) through (c) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to the exception contained in clause (1) of Section 4.14 relating to existing encumbrances and restrictions.

(c)               The Issuer shall give the Trustee prompt (and in any event not later than five Business Days after a Covenant Suspension Event) written notice of any Covenant Suspension Event. In the absence of such notice, the Trustee may conclusively assume the Suspended Covenants apply and are in full force and effect. The Issuer shall give the Trustee prompt (and in any event not later than five Business Days after a Covenant Suspension Event) written notice of any occurrence of a Reversion Date. After any such notice of the occurrence of a Reversion Date, the Trustee may conclusively assume the Suspended Covenants apply and are in full force and effect.

ARTICLE V
MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 5.01.        The Issuer May Consolidate, Etc., Only on Certain Terms.

(a)               The Issuer shall not consolidate or merge, consolidate or amalgamate with or into or wind up into, consummate a Division as the Dividing Person with (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to, any Person unless:

(1)                              (i) the Issuer is the surviving Person, or (ii) the Person formed by or surviving any such merger, consolidation, amalgamation, winding up or Division (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (in each of (i) and (ii), such Person, as the case may be, being herein called the “Successor Issuer”);

(2)                              the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under (i) this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and the Second Priority Collateral Agent and (ii) the applicable Collateral Documents and causes such amendments, supplements and other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Issuer, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(3)                              immediately after such transaction, no Default exists;

(4)                              immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

(A)       the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.07(a) or

(B)       the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(5)                              in the case of Section 5.01(a)(1)(ii), each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that

(A)             its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(B)              the grant of a security interest in all properties and assets owned by such Guarantor constituting Collateral in respect of its Guarantee of such Person’s obligations under this Indenture and the Notes shall remain valid following such transactions; and

(6)                               in the case of Section 5.01(a)(1)(ii), the Issuer shall have delivered to the Trustee and the Second Priority Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, winding up, Division, sale, assignment, transfer, lease, conveyance or disposition, and such supplemental indentures, if any, comply with this Indenture and the applicable Collateral Documents and an Opinion of Counsel stating that this Indenture and the applicable Collateral Documents constitute the legal, valid, binding and enforceable obligations of the Issuer or Successor Issuer, as applicable, and each of the Guarantors party thereto.

(b)             The Successor Issuer shall succeed to, and be substituted for, the Issuer under this Indenture, the Notes and the applicable Collateral Documents, and the Issuer shall automatically be released and discharged from its obligations under this Indenture, the Notes and the applicable Collateral Documents; provided that, in the case of a lease of all or substantially all its assets, the Issuer shall not be released from its obligations under this Indenture, the Notes or the applicable Collateral Documents.

(c)              Notwithstanding clauses (3) and (4) of Section 5.01(a):

(1)                              any Restricted Subsidiary may merge, consolidate or amalgamate with or into, wind up into or consummate a Division as the Dividing Person with or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any Guarantor or, in the case of a Restricted Subsidiary that is not a Guarantor, any Restricted Subsidiary;

(2)                              the Issuer may merge, consolidate or amalgamate with or into, wind up into or consummate a Division as the Dividing Person with or transfer all or substantially all its properties and assets to an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction within the laws of the United States, any state thereof or the District of Columbia; and

(3)                              the Transactions and all transactions in connection therewith shall be permitted.

SECTION 5.02.        Guarantors May Consolidate, Etc., Only on Certain Terms. Subject to Section 10.05, no Guarantor shall, and the Issuer shall not permit any such Guarantor to, consolidate or merge, consolidate or amalgamate with or into or wind up into, consummate a Division as the Dividing Person with (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to, any Person unless:

(1)                              (A) (i) such Guarantor is the surviving Person or (ii) the Person formed by or surviving any such merger, consolidation, amalgamation, winding up or Division (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (in each of (i) and (ii), such Person, as the case may be, being herein called the “Successor Person”);

(B)       the Successor Person, if other than such Guarantor, expressly assumes all the obligations of the Guarantor under (i) this Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and the Second Priority Collateral Agent and (ii) the applicable Collateral Documents and causes such amendments, supplements and other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(C)       immediately after such transaction, no Default exists; and

(D)       except in the case of Section 5.02(1)(A)(i), the Issuer shall have delivered to the Trustee and the Second Priority Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and the applicable Collateral Documents and an Opinion of Counsel stating that this Indenture, Guarantees and the applicable Collateral Documents, as applicable, constitute legal, valid, binding and enforceable obligations of the applicable Guarantor, subject to customary exceptions; or

(2)                               the transaction is an Asset Sale that is made in compliance with Section 4.15.

Subject to Section 10.05, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture, such Guarantor’s Guarantee and the applicable Collateral Documents and such Guarantor shall automatically be released and discharged from its obligations under this Indenture, such Guarantor’s Guarantee and the applicable Collateral Documents; provided that, in the case of a lease of all or substantially all its assets, the Guarantor shall not be released from its obligations under this Indenture, such Guarantor’s Guarantee or the applicable Collateral Documents. Notwithstanding the foregoing, any Guarantor may (i) merge, consolidate or amalgamate with or into or wind up into, consummate a Division as the Dividing Person with or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge, consolidate or amalgamate with or into or wind up into, or consummate a Division as the Dividing Person with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor under the laws of the United States, any state thereof or the District of Columbia so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of a jurisdiction in the United States.

ARTICLE VI
REMEDIES

SECTION 6.01.        Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                              default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(2)                              default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under this Indenture;

(3)                              the failure to perform or comply with any of the provisions described under Article 5 hereof;

(4)                              the failure by the Issuer or any Restricted Subsidiary for 60 days after the receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in this Indenture, the Notes or the Notes Collateral Documents;

(5)                              default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Issuer or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)       such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

(B)       the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $150 million or more at any one time outstanding;

(6)                              the failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $150 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)                              any of the following events with respect to the Issuer or any Significant Subsidiary:

(A)          the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)       commences a voluntary case;

(ii)       consents to the entry of an order for relief against it in an involuntary case;

(iii)       consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)       takes any comparable action under any foreign laws relating to insolvency; or

(B)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)       is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii)       appoints a custodian of the Issuer or any Significant Subsidiary or all or substantially all of its property; or

(iii)       orders the winding up or liquidation of the Issuer or any Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 days;

(8)                               the Guarantee of any Guarantor that is a Significant Subsidiary shall for any reason cease to be in full force (except as contemplated by the terms thereof or hereof) and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with this Indenture;

(9)                              (A) the failure by the Issuer to comply with, or the breach of, any material provision of the Escrow Agreement on or prior to the Escrow Release Date or (B) the failure by the Issuer to pay or cause to be paid the Special Mandatory Redemption on the Special Mandatory Redemption Date, if any, pursuant to Section 3.09; or

(10)                            (A) any Lien created by the Collateral Documents relating to the Notes and/or the Guarantees does not constitute a valid and perfected Lien on any material portion of the Collateral (to the extent perfection is required by this Indenture or the Collateral Documents), except as otherwise permitted by the terms of this Indenture or the relevant Collateral Documents and other than the satisfaction in full of all Obligations of the Issuer and the Guarantors under this Indenture or the release or amendment of any such Lien in accordance with the terms of this Indenture and the Collateral Documents;

(B) except for amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and the Collateral Documents, any material Notes Collateral Document is for whatever reason terminated or ceases to be in full force and effect; or

(C) the enforceability of any Notes Collateral Document is contested by the Issuer or any Guarantor;

except in each case to the extent that (x) any such invalidity or loss of perfection or termination results from the failure of the administrative agent under the Senior Credit Facilities to make filings, renewals and continuations (or other equivalent filings) or take other appropriate action or the failure of such administrative agent to maintain possession of certificates, instruments or other documents actually delivered to it representing securities pledged or other possessory collateral pledged under the applicable Collateral Documents or (y) as to Collateral consisting of mortgaged real property, to the extent such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage.

SECTION 6.02.        Acceleration of Maturity; Rescission and Annulment.

(a)             If any Event of Default (other than an Event of Default specified in Section 6.01(7) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes issued under this Indenture may, and the Trustee at the request of such Holders of the Notes shall (subject to receiving indemnity, prefunding and/or security to its satisfaction), declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately.

(b)               Upon the effectiveness of a declaration under Section 6.02, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 6.01(7) above with respect to the Issuer, all Outstanding Notes shall become due and payable without further action or notice. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

(c)               At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by notice to the Trustee, may rescind and annul such declaration and its consequences with respect to the Notes, so long as such recission and annulment would not conflict with any judgment of a court of competent jurisdiction and all amounts owing to the Trustee have been repaid, if

(1)                              The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)       all overdue interest on all Outstanding Notes,

(B)       all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C)       to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D)       all sums paid or advanced by the Trustee hereunder and the compensation and properly incurred expenses, disbursements and advances (including any indemnity payments) of the Trustee, its agents and counsel; and

(2)                               Events of Default, other than the nonpayment of amounts of principal of (or premium, if any, on) or interest on Notes, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.08;

provided that no such recission shall affect any subsequent default or impair any right consequent thereon.

(d)             Notwithstanding Section 6.02(c) the preceding paragraph, in the event of any Event of Default specified in Section 6.01(5), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(1)                              the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(2)                              the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(3)                              the default that is the basis for such Event of Default has been cured.

SECTION 6.03.        Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.04.        Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05.        Application of Money Collected. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order.

First: to the Trustee, the Agents, their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.05.

SECTION 6.06.        Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)              the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)              the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)              such Holder of a Note or Holders of Notes offer to the Trustee security, prefunding and/or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)              the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security, prefunding and/or indemnity satisfactory to the Trustee against any loss, liability or expense; and

(e)              within such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

SECTION 6.07.        Control by Holders. Except as otherwise provided herein, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

SECTION 6.08.        Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and interest on the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.09.        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.10.        Waiver of Stay or Extension Laws. Each of the Issuer, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII
TRUSTEE

SECTION 7.01.        Duties of Trustee.

(a)               If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)               Except during the continuance of an Event of Default:

(i)                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture and Notes Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)              in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, instruments, notices, directions certificates and/or opinions furnished to the Trustee and conforming on their face to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)              The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)               this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii)              the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)             the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)               Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b) and (c).

(e)               No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)               The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee as set forth in Section 6.01 and such notice references this Indenture.

(h)               In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                 The Trustee shall have no duty to inquire as to the performance of, or otherwise monitor compliance with, the Issuer’s covenants herein.

(j)                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02.        Rights of the Trustee.

(a)               The Trustee may conclusively rely upon any document , resolution, statement, notice, direction, certificate and/or opinion believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b)               Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)               The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)               The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)               Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)                The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)               The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Issuer, make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall reasonably determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer during normal business hours and upon reasonable notice, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)               The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it under this Indenture.

(i)                 The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(j)                 The rights, privileges, protections, immunities and benefits given to the Trustee under this Article 7, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, U.S. Bank National Association in each of its capacities hereunder as an Agent, and to each agent, Custodian and other Person employed to act hereunder.

(k)               The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

(l)                 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, accidents; nuclear or natural catastrophes or acts of God; earthquakes; fire; flood; terrorism; wars and other civil or military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes, strikes or work stoppages; acts of civil or military authority and governmental action.

(m)             Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action

(n)               No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it.

(o)               Other than any information set forth in a notice to the Trustee pursuant to the provisions of this Indenture or any Notes Collateral Documents, the delivery of reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(p)               The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(q)               The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Registrar and Paying Agent), and each agent, custodian and other person employed to act hereunder.

(r)                The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act.

(s)                Trustee entitled to assume without enquiry, that the Issuer has performed in accordance with all of the provisions in the Indenture, unless notified to the contrary.

SECTION 7.03.        Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, as such term is used in the Trust Indenture Act of 1939, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 hereof.

SECTION 7.04.        Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.        Notice of Defaults.

(a)               The Trustee shall not be deemed to have notice of any Default with respect to Notes unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuer or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(b)               If a Default occurs and is continuing and is actually known to the Trustee, the Trustee shall deliver to Holders of the Notes, notice of the Default within the later of 90 days after the occurrence of a Default or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee, unless such Default shall have been cured or waived. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note (including payments pursuant to the redemption provisions of the Notes), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.        [Reserved].

SECTION 7.07.        Compensation and Indemnity.

The Issuer and the Guarantors, jointly and severally, shall pay to U.S. Bank National Association, in each of its capacities as Trustee and Agent, from time to time reasonable compensation for Agent’s and Trustee’s services hereunder, as agreed from time to time with U.S. Bank National Association. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors shall, jointly and severally, reimburse the Trustee and the Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made, including costs of collection, by such party in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, advances and expenses of the Trustee’s and Agents’ respective agents, counsel, accountants and experts.

The Issuer and the Guarantors shall, jointly and severally, indemnify the Trustee, each Agent and each of their respective agents, representatives, officers, directors, and employees against any and all losses, liabilities, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by them arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Escrow Agreement, Second Priority Documents and the Intercreditor Agreements, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer and the Guarantors or any Holder or any other person) or liability in connection with the enforcement of any rights hereunder, or arising out of or in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee shall notify the Issuer and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or the Guarantors of their obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee or the Agents, as applicable, the satisfaction and discharge and the termination of this Indenture.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge and the termination of this Indenture.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any predecessor Trustee hereunder shall not affect the rights of any other Trustee hereunder (other than a successor Trustee that is successor by merger or consolidation to such predecessor Trustee).

SECTION 7.08.        Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)               the Trustee fails to comply with Section 7.10 hereof;

(b)               the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)               a custodian or public officer takes charge of the Trustee or its property; or

(d)               the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes or the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.        Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Subject to Section 7.10, any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 7.10.        Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.        Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option, at any time, with respect to the Notes, elect to have either Section 8.02 or 8.03 hereof applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.        Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Notes (including the Guarantees and the Liens securing the Notes and the Guarantees) on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust described in Section 8.04, (b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and Agents hereunder and the obligations of each of the Guarantors and the Issuer in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Notes.

SECTION 8.03.        Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall be released from their obligations under Sections 5.01(a)(4) and (5), 5.02 and the covenants set forth in Sections 4.03 and 4.07 through 4.18 hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01(3) (solely with respect to such defeased covenant), (5) and (6) and, with respect to only any Significant Subsidiary and not the Issuer, Section 6.01(7), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.04.        Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the Outstanding Notes:

(a)               the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) Government Securities, or (C) a combination thereof, in such amounts as shall be sufficient, in the written opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes at the Stated Maturity (or Redemption Date, if applicable and so indicated to the Trustee in writing); provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) required to be deposited with the Trustee on or prior to the date of redemption; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities or combination thereof to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 3.03 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article 3 hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing; in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Outstanding Notes shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(b)               in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Outstanding Notes shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(c)               the Issuer shall have delivered to the Trustee and the Second Priority Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05.        Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

All cash and non-callable Government Securities (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee and Paying Agent, as applicable, against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Paying Agent shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.        Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (except as set forth in the last paragraph of this Section 8.06 and as to surviving rights registration of transfer or exchange of the Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when either:

(a)               all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited with the Trustee or any Paying Agent or segregated and held on their behalf by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 2.04) have been delivered to the Trustee for cancellation; or

(b)               (1) all such Notes not theretofore delivered to the Trustee for cancellation,

(i)                 have become due and payable by reason of the making of a notice of redemption pursuant to Section 3.03 or otherwise,

(ii)              shall become due and payable at their Stated Maturity within one year, or

(iii)            are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor, in the case of (i), (ii) or (iii) has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any and accrued interest to the Stated Maturity or Redemption Date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited therefor shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit required to be deposited with the Trustee on or prior to the date of redemption;

(1)                              the Issuer has paid or caused to be paid all sums payable by it under this Indenture;

(2)                              the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(3)                              the Issuer has delivered to the Trustee and the Second Priority Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge under this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee and the Agents under Section 7.07, the obligations of the Issuer to any Authenticating Agent under Article 2 and, if money or Government Securities shall have been deposited with the Trustee pursuant to this Article, the obligations of the Trustee under Section 7.01 and the last paragraph of Section 2.04 shall survive such satisfaction and discharge.

SECTION 8.07.        Repayment to Issuer.

Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.08.        Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

SECTION 8.09.        Survival.

The Trustee’s rights under this Article 8 shall survive termination of this Indenture or the resignation of the Trustee.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.        Without Consent of Holder.

Without the consent of any Holder, the Issuer, any Guarantor (with respect to any amendment relating to its Guarantee), the Trustee and the Second Priority Collateral Agent (with respect to the Notes Collateral Documents), at any time and from time to time, may amend or supplement this Indenture, the Notes, any related Guarantee and the Notes Collateral Documents, in each case, for any of the following purposes:

(a)               to cure any ambiguity, omission, mistake, defect or inconsistency;

(b)               to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)               to comply with Article 5;

(d)               to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders;

(e)               to make any change that would provide any additional rights or benefits to the Holders (including the addition of collateral to secure the Notes and/or additional Guarantees) or that does not materially adversely affect the legal rights under this Indenture of any such Holder,

(f)                to add covenants for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

(g)               to evidence and provide for the acceptance and appointment under this Indenture or the Notes Collateral Documents, as applicable, of (i) a successor Trustee, pursuant to the requirements of Sections 7.08 and 7.09 or (ii) a successor Second Priority Collateral Agent pursuant to the requirements of Section 13.05 and the applicable Notes Collateral Documents;

(h)               to provide for the issuance of Additional Notes, in accordance with this Indenture;

(i)                 to add a Guarantor or a parent guarantor under this Indenture; provided that only the Issuer, the Trustee and the Guarantor or parent guarantor being added need to sign any such supplement or amendment, or release a Guarantor in accordance with the terms of this Indenture;

(j)                 to conform the text of this Indenture, Guarantees, the Notes or the Notes Collateral Documents to any provision of the “Description of Notes” section of the Offering Memorandum; or

(k)               to amend the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including without limitation, to facilitate the issuance and administration of the Notes; provided, that:

(i)                 compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law; and

(ii)              such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(l)                 to add additional assets as Collateral or to release any Collateral from the Liens securing the Notes or to subordinate such Lien (or conform the subordination of such Lien), in each case pursuant to the terms of this Indenture and the Notes Collateral Documents, as and when permitted or required by this Indenture and the Notes Collateral Documents.

In addition, (i) the intercreditor provisions of the Notes Collateral Documents and any other applicable Intercreditor Agreement may be amended, waived or otherwise modified from time to time with the consent of the parties thereto and (ii) the Issuer may, without the consent of any other party thereto, amend the Notes Collateral Documents and any other applicable Intercreditor Agreement to designate Indebtedness as “Second Priority Obligations”, or as any other Indebtedness subject to the terms and provisions of such agreement. Each Holder, by its acceptance of the Notes, shall be deemed to have consented and agreed to the terms of each Notes Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture; and authorizes, directs and empowers the Trustee and the Second Priority Collateral Agent (including through the Intercreditor Agreements) to bind the Holders of the Notes as set forth in the applicable Notes Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee and the Agents shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Agents shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuer shall deliver (by means of electronic transmission in accordance with the applicable procedures of DTC) to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.02.        With Consent of Holders of Notes.

(a)               With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by act of said Holders delivered to the Issuer and the Trustee, the Issuer, any Guarantor (with respect to any Guarantee to which it is a party or this Indenture) and the Trustee may amend or supplement this Indenture, any Guarantee and the Notes, and the Notes Collateral Agent may amend the Notes Collateral Documents, in each case for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Guarantees or the Notes Collateral Documents may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided that, without consent of the Holder of each Outstanding Note affected thereby, no such amendment, supplement or waiver shall, with respect to any Notes held by a non-consenting Holder:

(1)                              reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                              reduce the principal of or change the Stated Maturity of any such Note or reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 3.07;

(3)                               reduce the rate of or change the time for payment of interest on any Note;

(4)                              waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders of the Notes;

(5)                               make any Note payable in money other than that stated in the Notes;

(6)                               make any change in Section 6.08 or the rights of Holders of the Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(7)                               make any changes to this Section 9.02;

(8)                               impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(9)                              make any change to or modify the ranking of any Note or related Guarantee that would adversely affect the Holders of the Notes.

(b)               Notwithstanding the provisions of Section 9.02(a), without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange for, Notes) an amendment, supplement or waiver may not:

(i)                 release all or substantially all of the Collateral, except as otherwise permitted by this Indenture or the Notes Collateral Documents; or

(ii)              modify the Intercreditor Agreements or the provisions in this Indenture dealing with the Notes Collateral Documents in any manner materially adverse to the Holders, except as otherwise permitted by this Indenture or the Notes Collateral Documents.

(c)               It shall not be necessary for the consent of the Holders of Notes under this Section 9.01 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under either this Indenture, the Notes, as applicable, or any Guarantee, by any Holder given in connection with a tender or exchange of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

SECTION 9.03.        Payments for Consent.

Neither the Issuer nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders (or in the case of an exchange offer, exchanged with all Holders) that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment; provided that if consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers” within the meaning of Rule 144A, or “non-U.S. persons” within the meaning of Regulation S, then such consideration need only be offered to all such Holders and paid to all such Holders that consent, waive or agree to amend in the applicable time frame.

SECTION 9.04.        Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

SECTION 9.05.        Trustee and Agents to Sign Amendments.

The Trustee and Agents shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and Agents, as applicable. In executing any amended or supplemental indenture, the Trustee and Agents shall be provided with and (subject to Sections 7.01 and 13.05) shall be fully protected in conclusively relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Issuer enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

ARTICLE X
GUARANTEES

SECTION 10.01.    Guarantees.

From and after the Escrow Release Date, each Guarantor that is a party hereto on the Issue Date or that executes a supplemental indenture in the form of Exhibit D hereto, shall hereby fully, unconditionally and irrevocably guarantee on a senior secured basis, jointly and severally, to each Holder and to the Trustee, the Agents and their respective successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other monetary obligations of the Issuer under this Indenture and the Notes (all such obligations set forth in clauses (a) and (b) above being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder, the Trustee, or Agents to assert any claim or demand or to enforce any right or remedy against the Issuer, any other Guarantor or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; or (d) except as set forth in Section 10.05, any change in the ownership of such Guarantor.

Each Guarantor further agrees that from and after the Escrow Release Date, its Guarantee shall constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or Agents to any security held for payment of the Guaranteed Obligations.

Each Guarantor further agrees that from and after the Escrow Release Date, its Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or Agents upon the bankruptcy or reorganization of the Issuer or otherwise.

Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Agents, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Agents in enforcing any rights under this Section.

SECTION 10.02.    Limitation on Liability.

Each Guarantor, and by its acceptance hereof each Holder, confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent conveyance or transfer, or being voidable, for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that shall not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 10.02, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent conveyance or transfer, or being avoidable.

SECTION 10.03.    Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Agents and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Agents, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.     No Waiver.

Neither a failure nor a delay on the part of either the Trustee, the Agents or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Agents and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.    Release of Guarantor.

Any Guarantee by a Guarantor of the Notes shall be automatically and unconditionally released and discharged upon:

(1)                              (A) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer) after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture (including pursuant to an enforcement action in accordance with the terms of an Intercreditor Agreement);

(B)       the release or discharge of the guarantee by such Guarantor with respect to the Senior Credit Facilities (including as a result of such Guarantor becoming an “Excluded Subsidiary” under the Senior Credit Facilities, other than any release or discharge resulting from the payment in full of the Senior Credit Facilities);

(C)       the designation of any such Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(D)       the exercise of the Legal Defeasance of the Notes under Section 8.02 hereof, and the Covenant Defeasance of the Notes under Section 8.03 hereof, or if the Issuer’s obligations under this Indenture are discharged in accordance with Section 8.06 of this Indenture;

(E)       the merger or consolidation of such Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor,

(F)       as described under Section 9.01 or 9.02; and

(2)                              The Issuer and such Guarantor delivering to the Trustee an Officer’s Certificate (with no requirement for delivery of an Opinion of Counsel) stating that all conditions precedent herein provided for relating to such release have been complied with.

SECTION 10.06.     Contribution.

Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations to contribution from each Guarantor, as applicable, in an amount equal to such Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. Calculation of each Guarantor’s pro rata portion of any payment shall be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

ARTICLE XI
MISCELLANEOUS

SECTION 11.01.    [Reserved].

SECTION 11.02.    Notices.

Any notice or communication by the Issuer, the Trustee or an Agent to the other parties is duly given if in writing in English and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Issuer:

Arconic Rolled Products Corporation

201 Isabella Street

Pittsburgh, Pennsylvania 15212

Attn: Treasurer or Assistant Treasurer

with copies to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attn: Craig B. Brod; Sung K. Kang

If to the Trustee, Second Priority Collateral Agent, Registrar, Paying Agent or Authenticating Agent:

U.S. Bank National Association

Two Liberty Place

50 South 16th Street, Suite 2000

Mail Station: EX-PA-WBSP

Philadelphia, PA 19102

Attention: Michael Judge

Telephone: (215) 761-9326

Facsimile: (215) 761-9412

Email: Michael.Judge@usbank.com

The Issuer, the Trustee or the Agents, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

The Trustee and the Agents, as applicable, agree to accept and act upon email with portable document format (PDF) attached or facsimile transmission of written instructions pursuant to this Indenture; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.

All notices and communications (other than those sent to the Trustee, Agents or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee, Agents or Holders shall be deemed duly given and effective only upon receipt. Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the security register for the Notes. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.    [Reserved].

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or an Agent to take any action under any provision of this Indenture (except for authentication of the Notes by the Trustee on the Issue Date or entry into any supplemental indenture pursuant to Section 4.13, which shall not require an Opinion of Counsel, or unless otherwise specified in this Indenture), the Issuer shall furnish to the Trustee and/or Agent, as applicable:

(a)               an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee and/or Agent, as applicable, (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)               an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and/or Agent, as applicable, (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05.    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) and shall include:

(a)               a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)               a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)               a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.    Business Days.

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the record date shall not be affected.

SECTION 11.08.    No Personal Liability of Directors, Managers, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator or stockholder of the Issuer, any Guarantor or the Trustee, as such, shall have any liability for any obligations of the Issuer or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.09.    Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE (AND EACH HOLDER AND OWNER OF A BENEFICIAL INTEREST IN A NOTE BY ITS ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST THEREIN, WILL BE DEEMED TO) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.10.    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11.    Successors.

All covenants and agreements of the Issuer in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee and the Agents in this Indenture shall bind their respective successors.

SECTION 11.12.    Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13.    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of all the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes other than the Trustee’s signature on the certificate of authentication on each Note.

SECTION 11.14.    Table of Contents, Headings, Etc.

The table of contents, cross-reference table and headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.15.    Force Majeure.

In no event shall the Trustee or the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee and the Agents, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.16.    Patriot Act Compliance.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee and Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agent. Accordingly, each of the parties agree to provide to the Trustee and Agent, upon their reasonable request from time to time such identifying information and documentation as may be reasonably available for such party in order to enable the Trustee and Agent to comply with Applicable AML Law.

ARTICLE XII
ESCROW MATTERS

SECTION 12.01.    Escrow Account.

On the Issue Date, the Issuer, the Escrow Agent and the Trustee shall enter into the Escrow Agreement, pursuant to which the Issuer shall deposit (or cause to be deposited) into the Escrow Account an amount equal to the net proceeds of the offering of the Notes sold on the Issue Date plus an additional amount in cash sufficient to make all interest payments due and payable on the Notes to, but excluding, the latest possible Special Mandatory Redemption Date and to pay the maximum possible Special Mandatory Redemption Price.

The Issuer shall grant the Trustee, upon the terms set forth in the Escrow Agreement and for the benefit of the Holders of the Notes, a first-priority security interest in the Escrow Account and the Escrowed Property to secure the Issuer’s obligation pursuant to Section 3.09 hereof.

The Issuer shall only be entitled to direct the Escrow Agent to release the Escrowed Property in accordance with the Escrow Agreement. Upon the occurrence of the Escrow Release, the Escrow Account shall be reduced to zero and the Escrowed Property and interest accrued thereon from the date of deposit shall be paid out in accordance with the terms of the Escrow Agreement. On the Escrow Release Date, (i) the Guarantees of the Guarantors that have executed and delivered a supplemental indenture shall become effective and (ii) each of the Notes Collateral Documents shall become effective.

SECTION 12.02.    Special Mandatory Redemption.

If a Special Mandatory Redemption of the Notes is to occur pursuant to Section 3.09 hereof, the Escrow Agent shall cause the release of the Escrowed Property to the Trustee in accordance with the terms of the Escrow Agreement. The Trustee shall apply the Escrowed Property to the payment of the Special Mandatory Redemption Price, as set forth in Section 3.09 hereof.

SECTION 12.03.    Release of Escrowed Property.

Upon delivery of the Escrow Release Request, the Escrow Agreement provides that the Escrow Agent shall cause the release of the proceeds of such Escrowed Property to or on the order of the Issuer on the Escrow Release Date in accordance with the terms of the Escrow Agreement.

SECTION 12.04.    Trustee Direction to Execute Escrow Agreement.

The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement.

ARTICLE XIII
COLLATERAL AND SECURITY

SECTION 13.01.    Collateral and Notes Collateral Documents.

(a)               On the Escrow Release Date, the Issuer, the Guarantors and the Second Priority Collateral Agent shall enter into the Collateral Agreement and one or more other Notes Collateral Documents defining the terms of the security interests that will secure the Notes and the Guarantees as contemplated therein. The Issuer shall use its commercially reasonable efforts to complete or cause to be completed on or prior to the Escrow Release Date all filings and other similar actions required on its part under the Notes Collateral Documents in connection with the perfection of such security interests; provided, however, that the Issuer shall have up to 90 days following the Escrow Release Date (or such longer period as may be agreed by the First Priority Collateral Agent in connection with the corresponding actions under the Senior Credit Facilities) to complete or cause to be completed those actions required on its part under the Notes Collateral Documents to perfect such security interests.

(b)               The Trustee and each Holder, by accepting any Notes and the Guarantees, acknowledges that, as more fully set forth in the Notes Collateral Documents, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Collateral Agent, the Trustee and the other holders of Second Priority Obligations, and that the Lien granted in the Notes Collateral Documents relating to the Notes in respect of the Trustee, the Second Priority Collateral Agent, the Holders and the other holders of Second Priority Obligations is subject to and qualified and limited in all respects by the Notes Collateral Documents and actions that may be taken thereunder. In the event of conflict between an Intercreditor Agreement, on the one hand, and any of the other Notes Collateral Documents and this Indenture, on the other, the applicable Intercreditor Agreement shall control.

SECTION 13.02.    Further Assurances.

From and after the Escrow Release Date, the Issuer and the Guarantors shall, at their sole expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents, instruments, financing and continuation statements and amendments thereto as may be necessary to confirm that the Second Priority Collateral Agent holds, for the benefit of itself, the Holders and the Trustee, duly created, enforceable and perfected (to the extent required by the Notes Collateral Documents) second priority Liens in the Collateral, subject only to Permitted Liens. As necessary, or upon request of the Second Priority Collateral Agent, the Issuer and the Guarantors shall, at their sole expense, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) as may be necessary to effectuate the provisions and purposes of the Notes Collateral Documents, to the extent permitted by applicable law.

SECTION 13.03.    After Acquired Property.

From and after the Escrow Release Date, subject to the exceptions and limitations in the Notes Collateral Documents, if the Issuer or any Guarantor acquires any property of the type that would constitute Collateral (excluding, for the avoidance of doubt, any Excluded Property) and that is not automatically subject to a perfected security interest or Lien under the Notes Collateral Documents, to the extent requested or required by the First Priority Collateral Agent to vest in the First Priority Collateral Agent a perfected (to the extent required by the Notes Collateral Documents) security interest (subject to liens permitted by this Indenture, including the Permitted Liens) in such after-acquired property to secure any of the First Priority Obligations and to have such after-acquired property added to the collateral for such obligations, the Issuer or such Guarantor, as applicable, shall be required to execute and deliver such security instruments, financing statements and such certificates in favor of the Notes and the Guarantees as are comparable in all material respects to the security instruments, financing statements and certificates so requested or required by the First Priority Collateral Agent (except as necessary to reflect the second priority lien status of the Notes and the Guarantees), and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect

SECTION 13.04.    Release.

(a)               The Liens on the Collateral shall be automatically released (and such assets shall no longer be Collateral) with respect to the Notes and the Guarantees:

(i)                 in part, as to any property or asset constituting Collateral (A) that is sold or otherwise disposed of or deemed disposed of by the Issuer or any of the Guarantors (other than to the Issuer or a Guarantor) in a transaction not prohibited by the First Priority Documents (whether or not an “event of default” under the First Priority Documents or the Second Priority Documents has occurred and is continuing) if all other Liens on that asset securing the First Priority Obligations are released, (B) that is sold or otherwise disposed of or deemed disposed of by the Issuer or any of the Guarantors (other than to the Issuer or a Guarantor) in a transaction permitted under Section 4.15, (C) that is owned by a Guarantor to the extent such Guarantor has been released from its Guarantee in accordance with this Indenture or (D) otherwise in accordance with, and as expressly provided for under, this Indenture and the Notes Collateral Documents;

(ii)              as to any asset constituting Collateral, subject to the First Lien-Second Lien Intercreditor Agreement, to the extent the corresponding First Priority Liens securing obligations under the Senior Credit Facilities are released; provided that there is then outstanding under the Senior Credit Facilities aggregate debt and aggregate commitments in an amount that exceeds the aggregate principal amount of the Outstanding Notes; provided further that this clause (ii) shall not apply with respect to a release of all or substantially all of the Collateral;

(iii)            in whole, upon a legal defeasance or covenant defeasance as described under Section 8.02 and 8.03;

(iv)             in whole, upon satisfaction and discharge of this Indenture as described under Section 8.06;

(v)               in whole, upon payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, on the Notes;

(vi)             as described under Article 9;

(vii)            in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(viii)           to the extent any particular item of Collateral becomes Excluded Property; or

(ix)              in whole, at the Issuer’s option (by written notice to the Trustee), in the event that (x) the Notes have Investment Grade Ratings from at least two Rating Agencies and (y) the Senior Credit Facilities (including any Refinancing Indebtedness in respect thereof) are unsecured.

Upon any sale or disposition of Collateral in compliance with this Indenture and the Notes Collateral Documents (other than to the Issuer or a Guarantor), the Liens in favor of the Second Priority Collateral Agent on such Collateral shall automatically terminate and be released and the Second Priority Collateral Agent shall execute and deliver such documents and instruments as the Issuer and the Guarantors may reasonably request, at their cost and expense, to evidence such termination and release (without recourse or warranty) without the consent of the Holders.

SECTION 13.05.      Second Priority Collateral Agent.

(a)               By accepting a Note, each Holder thereof shall be deemed to have irrevocably appointed U.S. Bank National Association (and its successors) to act on its behalf as the Second Priority Collateral Agent under each of the Notes Collateral Documents and authorized the Second Priority Collateral Agent to (i) take such actions on its behalf and to exercise the rights and powers that are delegated to it by the terms of the Notes Collateral Documents or other documents to which it is a party, together with any other incidental rights and powers and (ii) execute each document expressed or permitted to be executed by the Second Priority Collateral Agent on its behalf. The Holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Notes Collateral Documents. The Holders of the Notes may only act through instruction to the Trustee, which, in turn, shall instruct the Second Priority Collateral Agent. The Second Priority Collateral Agent shall have no duties or obligations except those expressly set forth in the Notes Collateral Documents to which it is party. The Second Priority Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Second Priority Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Second Priority Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. The Second Priority Collateral Agent may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in reliance on the advice of any such counsel, accountants or experts. Without limiting the generality of the foregoing, the Second Priority Collateral Agent:

(i)                 shall not be subject to any fiduciary or other implied duties, regardless of whether an event of default has occurred and is continuing;

(ii)              shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Notes Collateral Documents that the Second Priority Collateral Agent is required to exercise; provided that the Second Priority Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Second Priority Collateral Agent to liability or that is contrary to any Notes Collateral Document or applicable law;

(iii)            shall not, except as expressly set forth herein and in the Notes Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the Person serving as the Second Priority Collateral Agent or any of its Affiliates in any capacity;

(iv)             shall not be liable for any action taken or not taken by it (a) with the consent or at the request of the Trustee or (b) in the absence of its own gross negligence or willful misconduct or (c) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of the Intercreditor Agreements. The Second Priority Collateral Agent shall be deemed not to have knowledge of any event of default under any First Priority Obligations unless and until written notice describing such event of default is given to the Second Priority Collateral Agent by the First Priority Collateral Agent or the Issuer; and

(v)               shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with the Intercreditor Agreements or any other Notes Collateral Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any event of default, (d) the validity, enforceability, effectiveness or genuineness of the Intercreditor Agreements, any other Notes Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Notes Collateral Documents, (e) the value or the sufficiency of any Collateral, or (f) the satisfaction of any condition set forth in any Notes Collateral Document, other than to confirm receipt of items expressly required to be delivered to the Second Priority Collateral Agent.

The use of the term “agent” herein with reference to the Second Priority Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law other than as a “representative” as such term is used in Section 9-102(a)(73)(E) of the Uniform Commercial Code.

BY ACCEPTING A NOTE EACH HOLDER SHALL BE DEEMED TO HAVE IRREVOCABLY AGREED TO THE FOREGOING PROVISIONS OF THIS SECTION 13.05(A) AND SHALL BE BOUND BY THOSE AGREEMENTS TO THE FULLEST EXTENT PERMITTED BY LAW.

(b)               Without limiting the Intercreditor Agreements, the Second Priority Collateral Agent shall be subject to such directions as may be properly given it by the Trustee and/or other Agents, as applicable, from time to time in accordance with this Indenture, the Intercreditor Agreements and the other Notes Collateral Documents. Except as directed by the Trustee and/or other Agents, as applicable, and as expressly required by this Indenture, the Intercreditor Agreements and the other Notes Collateral Documents, and in each case subject to the Intercreditor Agreements, the Second Priority Collateral Agent shall not be obligated:

(i)                 to act upon directions purported to be delivered to it by any other Person;

(ii)              to foreclose upon or otherwise enforce any Lien securing the Notes or any of the Guarantees; or

(iii)            to take any other action whatsoever with regard to any or all of the Liens securing the Notes, the Guarantees or the Notes Collateral Documents or with regard to the Collateral.

(c)               The Second Priority Collateral Agent is authorized and empowered to appoint one or more co-agents or sub-agents or attorneys-in-fact as it deems necessary or appropriate in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(d)               The Second Priority Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Second Priority Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article 13 shall apply to any such sub-agent and to the Affiliates of the Second Priority Collateral Agent and any such sub-agent.

(e)               A resignation or removal of the Second Priority Collateral Agent and appointment of a successor Second Priority Collateral Agent shall become effective only upon the successor Second Priority Collateral Agent’s acceptance of appointment as provided in this Section.

(i)                 The Second Priority Collateral Agent may resign in writing at any time by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Second Priority Collateral Agent by so notifying the Second Priority Collateral Agent and the Issuer in writing. The Issuer may remove the Second Priority Collateral Agent if:

(1)                                       the Second Priority Collateral Agent ceases to be a Person organized and doing business under the laws of the United States of America or of any state thereof, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition (an “Eligible Collateral Agent”);

(2)                                       the Second Priority Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Second Priority Collateral Agent under any Bankruptcy Law;

(3)                                       a custodian or public officer takes charge of the Second Priority Collateral Agent or its property; or

(4)                                       the Second Priority Collateral Agent becomes incapable of acting.

(ii)              If the Second Priority Collateral Agent resigns or is removed or if a vacancy exists in the office of Second Priority Collateral Agent for any reason, the Issuer shall promptly appoint a successor Second Priority Collateral Agent. Within one year after the successor Second Priority Collateral Agent takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Second Priority Collateral Agent to replace the successor Second Priority Collateral Agent appointed by the Issuer.

(iii)            If a successor Second Priority Collateral Agent does not take office within 60 days after the retiring Second Priority Collateral Agent resigns or is removed, the retiring Second Priority Collateral Agent, the Issuer, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes or the Second Priority Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Second Priority Collateral Agent.

(iv)             If the Second Priority Collateral Agent, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to be an Eligible Collateral Agent, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Second Priority Collateral Agent and the appointment of a successor Second Priority Collateral Agent.

(v)               A successor Second Priority Collateral Agent shall deliver a written acceptance of its appointment to the retiring Second Priority Collateral Agent and to the Issuer. Thereupon, the resignation or removal of the retiring Second Priority Collateral Agent shall become effective, and the successor Second Priority Collateral Agent shall have all the rights, powers and duties of the Second Priority Collateral Agent under this Indenture. The successor Second Priority Collateral Agent shall mail a notice of its succession to Holders of the Notes. The retiring Second Priority Collateral Agent shall promptly transfer all Collateral held by it as Second Priority Collateral Agent to the successor Second Priority Collateral Agent, provided that all sums owing to the Second Priority Collateral Agent hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Second Priority Collateral Agent pursuant to this Section 13.05(e), the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Second Priority Collateral Agent.

(f)                Each Holder, by its acceptance of the Notes, shall be deemed to have consented and agreed to the terms of each Notes Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture; and authorizes and empowers the Trustee and the Second Priority Collateral Agent (including through the Intercreditor Agreements) to bind the Holders as set forth in the applicable Notes Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder.

(g)               Except as contemplated by the Notes Collateral Documents, neither the Trustee nor the Second Priority Collateral Agent shall be responsible (1) for the existence, genuineness or value of any of the Collateral, (2) for filing any financing or continuation statements or recording any documents or instruments in any public office or otherwise perfecting or maintaining the perfection of any security interest in the Collateral, (3) for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, (4) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (5) for the validity of the title of the Issuer or any Grantor to the Collateral, for insuring the Collateral or (6) for the payment of taxes, charges, assessments or Liens upon the Collateral or (7) otherwise as to the maintenance of the Collateral.

SECTION 13.06.    Intercreditor Agreements. Effective as of the Escrow Release Date, each Holder of Notes, by its acceptance thereof, (a) acknowledges that it has received a copy of the First Lien-Second Lien Intercreditor Agreement, (b) consents to the subordination of Liens (as defined therein) provided for in the First Lien-Second Lien Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien-Second Lien Intercreditor Agreement and (d) authorizes and instructs the Second Priority Collateral Agent to enter into the First Lien-Second Lien Intercreditor Agreement as the Second Lien Indenture Agent and on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Senior Credit Facilities to permit the incurrence of Indebtedness under this Indenture and to extend credit to the Issuer and such lenders are intended third party beneficiaries of such provisions.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first written above.

ARCONIC ROLLED PRODUCTS CORPORATION

By:	/s/ Peter Hong
Name: Peter Hong
Title: Vice President & Treasurer

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael Judge
Name: Michael Judge
Title: Vice President

By:	/s/ Stacy L. Mitchell
Name: Stacy L. Mitchell
Title: Vice President

REGISTRAR, PAYING AGENT AND AUTHENTICATING AGENT: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael Judge
Name: Michael Judge
Title: Vice President

By:	/s/ Stacy L. Mitchell
Name: Stacy L. Mitchell
Title: Vice President

SECOND PRIORITY COLLATERAL AGENT, U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael Judge
Name: Michael Judge
Title: Vice President

By:	/s/ Stacy L. Mitchell
Name: Stacy L. Mitchell
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Private Placement Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER OR ANY SUBSIDIARY THEREOF SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Regulation S Global Note Legend]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

CUSIP:	ISIN:

[RULE 144A][REGULATION S] GLOBAL NOTE

6.125% Senior Secured Second-Lien Notes due 2028

No.______	$[__________]

ARCONIC ROLLED PRODUCTS CORPORATION

promises to pay to Cede & Co., or registered assigns, the principal sum of                DOLLARS on February 15, 2028, as such amount may be changed from time to time pursuant to the Schedule of Exchanges of Interests attached hereto.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Dated: February 7, 2020

ARCONIC ROLLED PRODUCTS CORPORATION

By:
Name: [●]
Title: [●]

This is one of the Notes referred to in the
within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,

as Authenticating Agent

Name:

Title:

By:

[FORM OF REVERSE SIDE OF NOTE]

6.125% Senior Secured Second-Lien Note due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       INTEREST. Arconic Rolled Products Corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of 6.125% from February 7, 2020 until maturity or earlier redemption or repayment of the Note. The Issuer will pay interest on this Note semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2020, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding February 1 and August 1 (each, a “Regular Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including February 7, 2020. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.       METHOD OF PAYMENT. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register of Holders, provided that (a) all payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee or the Paying Agent may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.       AUTHENTICATING AGENT, PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association will act as Authenticating Agent, Paying Agent and Registrar. The Issuer may change any Authenticating Agent, Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4.       INDENTURE. The Issuer issued the Notes under an Indenture, dated as of February 7, 2020 (the “Indenture”), among the Issuer, the Guarantors party thereto, U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as second priority collateral agent (the “Second Priority Collateral Agent”), as authenticating agent (“Authenticating Agent”), registrar (“Registrar”) and paying agent (“Paying Agent”). The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.       OPTIONAL REDEMPTION. At any time prior to February 15, 2023, the Issuer may redeem all or a portion of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

On and after February 15, 2023, the Issuer may redeem the Notes, in whole or in part, at the following redemption prices (expressed as percentages of principal amount of Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2023	103.063%
2024	101.531%
2025 and thereafter	100.000%

In addition, until February 15, 2023, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 106.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.07 of the Indenture.

6.       OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control, the Issuer shall make a Change of Control Offer in accordance with Section 4.11 of the Indenture.

7.       MANDATORY REDEMPTION. Except as set forth in Sections 3.09 regarding a Special Mandatory Redemption and 4.11 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.       NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

9.       DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part, or (b) any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.

10.       PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11.       AMENDMENT, SUPPLEMENT AND WAIVER The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12.       DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than an Event of Default specified in Section 6.01(7) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable immediately by notice in writing to the Issuer and the Trustee (if given by the Holders). If an Event of Default specified in Section 6.01(7) with respect to the Issuer occurs and is continuing, then all Outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

13.       AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or Authenticating Agent.

14.       GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

15.       CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee or Registrar may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16.       NOTES COLLATERAL DOCUMENTS; INTERCREDITOR AGREEMENTS. Each Holder, by accepting a Note, shall be deemed to have consented and agreed to the terms of the Notes Collateral Documents and the performance by the Second Priority Collateral Agent of its obligations and the exercise of its rights thereunder and in connection therewith.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

•	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the box below:

☐ Section 4.11

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

•	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*       This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Arconic Rolled Products Corporation

201 Isabella Street

Pittsburgh, Pennsylvania 15212

Attn: Treasurer or Assistant Treasurer

U.S. Bank National Association

Two Liberty Place

50 South 16th Street, Suite 2000

Mail Station: EX-PA-WBSP

Philadelphia, PA 19102

Attn: Michael Judge

Re:        6.125% Senior Secured Second-Lien Notes due 2028

Reference is hereby made to the Indenture, dated as of February 7, 2020 (the “Indenture”), among Arconic Rolled Products Corporation, the Guarantors party thereto, U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as second priority collateral agent, registrar, paying agent and authenticating agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $       in such Note[s] or interests (the “Transfer”), to       (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.            ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT CERTIFICATED NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

B-1

2.              ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT CERTIFICATED NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT CERTIFICATED NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)            ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)            ☐ such Transfer is being effected to the Issuer or a subsidiary thereof.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED CERTIFICATED NOTE.

(c)            ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

B-2

(d)            ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(e)            ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i)   ☐ 144A Global Note ([CUSIP:                             ]), or

(ii)  ☐ Regulation S Global Note ([CUSIP:               ]), or

(b) ☐ a Restricted Certificated Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i)        ☐ 144A Global Note ([CUSIP:         ]), or

(ii)       ☐ Regulation S Global Note ([CUSIP:           ])or

(iii)      ☐ Unrestricted Global Note ([ ] [          ]); or

(b) ☐ a Restricted Certificated Note; or

(c) ☐ an Unrestricted Certificated Note, in accordance with the terms of the Indenture.

B-4

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Arconic Rolled Products Corporation

201 Isabella Street

Pittsburgh, Pennsylvania 15212

Attn: Treasurer or Assistant Treasurer

U.S. Bank National Association

Two Liberty Place

50 South 16th Street, Suite 2000

Mail Station: EX-PA-WBSP

Philadelphia, PA 19102

Attn: Michael Judge

Re:     6.125% Senior Secured Second-Lien Notes due 2028

Reference is hereby made to the Indenture, dated as of February 7, 2020 (the “Indenture”), among Arconic Rolled Products Corporation, the Guarantors party thereto, U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as second priority collateral agent, registrar, paying agent and authenticating agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $          in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES

a)             ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

b)             ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED CERTIFICATED NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note of the same series, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)             ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)             ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO UNRESTRICTED CERTIFICATED NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note of the same series, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED CERTIFICATED NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES

a)             ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED CERTIFICATED NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

C-2

b)             ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-3

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of      , among      (the “Guaranteeing Party”), U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as second priority collateral agent (“Second Priority Collateral Agent”) authenticating agent (“Authenticating Agent”), registrar (“Registrar”) and paying agent (“Paying Agent”).

WITNESSETH

WHEREAS, Arconic Rolled Products Corporation, a Delaware corporation (the “Issuer”), has heretofore executed and delivered to the Trustee that certain Indenture (the “Indenture”), dated as of February 7, 2020, providing for the issuance of an unlimited aggregate principal amount of 6.125% Senior Secured Second-Lien Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Party shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Party shall fully and unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture, jointly and severally with each other Guarantor, on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Party hereby agrees as follows:

(a) Along with all other Guarantors named in the Indenture (including pursuant to any supplemental indentures), to fully, unconditionally and irrevocably guarantee on a senior unsecured basis, jointly and severally, to each Holder and to the Trustee, the Agents and their respective successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other monetary obligations of the Issuer under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other monetary obligations of the Issuer under the Indenture and the Notes (all such obligations set forth in clauses (a) and (b) above being hereinafter collectively called the “Guaranteed Obligations”). Subject to the provisions of Article 10 of the Indenture, such Guarantee shall remain in full force and effect until payment in full of all Guaranteed Obligations. The Guaranteeing Party further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from Guaranteeing Party and that Guaranteeing Party will remain bound under Article 10 of the Indenture notwithstanding any extension or renewal of any Guaranteed Obligation.

D-1

(b) The Guaranteeing Party waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guaranteeing Party waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Guaranteeing Party hereunder shall not be affected by (a) the failure of any Holder, the Trustee or Agents to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Supplemental Indenture, the Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Supplemental Indenture, the Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder, the Trustee or Agents for the Guaranteed Obligations or any of them; (e) the failure of any Holder, the Trustee or Agents to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as set forth in Section 10.05 of the Indenture, any change in the ownership of such Guarantor.

(c) The Guaranteeing Party further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or Agents to any security held for payment of the Guaranteed Obligations.

(d) The Guaranteeing Party further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or Agents upon the bankruptcy or reorganization of the Issuer or otherwise.

(e) The Guaranteeing Party further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Agents, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 of the Indenture for the purposes of the Guaranteeing Party’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Party for the purposes of Section 10.01 of the Indenture and this Supplemental Indenture.

(f) The Guaranteeing Party also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Agents in enforcing any rights under Section 10.01 of the Indenture or this Supplemental Indenture.

(3) Limitation on Liability. The limitations of Section 10.02 of the Indenture shall apply to Section 2 of this Supplemental Indenture.

D-2

(4) Successors and Assigns. This Supplemental Indenture and Article 10 of the Indenture shall be binding upon the Guaranteeing Party and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Agents and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Agents, the rights and privileges conferred upon that party in this Supplemental Indenture, in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

(5) No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Agents or the Holders in exercising any right, power or privilege under this Supplemental Indenture or Article 10 of the Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Agents and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture and Article 10 of the Indenture at law, in equity, by statute or otherwise.

(6) Merger, Consolidation or Sale of All or Substantially All Assets.

Section 5.02 of the Indenture shall apply to the Guaranteeing Party and such Guaranteeing Party shall be a Guarantor for such purpose.

(7) Releases.

Section 10.05 of the Indenture shall apply to the Guarantee of the Guaranteeing Party and such Guaranteeing Party shall be a Guarantor for such purpose.

(8) Contribution. If the Guaranteeing Party makes a payment under its Guarantee, it shall be entitled upon payment in full of all Guaranteed Obligations to contribution from each other Guarantor, as applicable, in an amount equal to such Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. Calculation of each Guarantor’s pro rata portion of any payment shall be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

(9) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Party shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Party) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(10) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

D-3

(11) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(12) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(13) The Trustee and the Agents. The Trustee and the Agents shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Party.

D-4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING PARTY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent, Registrar and Authenticating Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Second Priority Collateral Agent

By:
Name:
Title:

D-5

EXHIBIT E

FORM OF COLLATERAL AGREEMENT

[See attached]

E-1

Exhibit E

NOTES COLLATERAL AGREEMENT

dated as of

[•], 2020

among

ARCONIC ROLLED PRODUCTS CORPORATION
(to be known as ARCONIC CORPORATION),

THE SUBSIDIARY GUARANTORS

IDENTIFIED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION,

as Notes Collateral Agent

Reference is made to the Intercreditor Agreement dated as of [•], 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as First Lien Credit Agreement Agent (as defined therein), and U.S. Bank National Association, as Second Lien Indenture Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Notes Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy in respect of the Collateral by the Notes Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement with respect to the exercise of any right or remedy in respect of the Collateral by the Notes Collateral Agent and this Agreement, the provisions of the Intercreditor Agreement shall control.

(continued)

		Page

	ARTICLE I

	Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1

	Article II

	[RESERVED]
	Article III

	Pledge of Securities

SECTION 3.01.	Pledge	7
SECTION 3.02.	Delivery of the Pledged Collateral	8
SECTION 3.03.	Representations and Warranties	8
SECTION 3.04.	Certification of Limited Liability Company and Limited Partnership Interests	10
SECTION 3.05.	Registration in Nominee Name; Denominations	10
SECTION 3.06.	Voting Rights; Dividends and Interest	10

	Article IV

	Security Interests in Personal Property

SECTION 4.01.	Security Interest	12
SECTION 4.02.	Representations and Warranties	14
SECTION 4.03.	Covenants	15
SECTION 4.04.	Other Actions	16
SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	17

	Article V

	Remedies

SECTION 5.01.	Remedies Upon Default	18
SECTION 5.02.	Application of Proceeds	20
SECTION 5.03.	Grant of License to Use Intellectual Property	20
SECTION 5.04.	Securities Act	21

-i-

		Page
	Article VI

	[Reserved]

	Article VII

	Miscellaneous

SECTION 7.01.	Notices	22
SECTION 7.02.	Waivers; Amendment	22
SECTION 7.03.	Notes Collateral Agent’s Fees and Expenses	22
SECTION 7.04.	Survival of Agreement	23
SECTION 7.05.	Counterparts; Effectiveness, Successors and Assigns	23
SECTION 7.06.	Severability	23
SECTION 7.07.	[Reserved]	23
SECTION 7.08.	Governing Law; Jurisdiction; Consent to Service of Process	23
SECTION 7.09.	WAIVER OF JURY TRIAL	24
SECTION 7.10.	Headings	24
SECTION 7.11.	Security Interest Absolute	24
SECTION 7.12.	Termination or Release	25
SECTION 7.13.	Additional Subsidiaries	25
SECTION 7.14.	Notes Collateral Agent Appointed Attorney-in-Fact	26
SECTION 7.15.	General Provisions Concerning the Notes Collateral Agent	26
SECTION 7.16.	Limitation on Duty in Respect of Collateral	27
SECTION 7.17.	Benefit of Agreement	27
SECTION 7.18.	Intercreditor Agreement	27
SECTION 7.19.	Concerning the Notes Collateral Agent	27

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Notes Collateral Agreement Supplement
Exhibit II	Form of Notes Patent Security Agreement
Exhibit III	Form of Notes Trademark Security Agreement
Exhibit IV	Form of Notes Copyright Security Agreement

-ii-

NOTES COLLATERAL AGREEMENT dated as of [•], 2020 (this “Agreement”), among ARCONIC ROLLED PRODUCTS CORPORATION (to be known as ARCONIC CORPORATION), a Delaware corporation (the “Issuer”), the Subsidiary Guarantors party hereto and U.S. Bank National Association (“U.S. Bank”), as Notes Collateral Agent.

Reference is made to the Indenture dated as of February 7, 2020 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time, U.S. Bank, as trustee (in such capacity and together with its successors and assigns, the “Trustee”), and the Notes Collateral Agent, pursuant to which the Issuer has issued on February 7, 2020, $600,000,000 aggregate principal amount of 6.125% Second-Lien Notes due 2028 (together with any Additional Notes (as defined in the Indenture), the “Notes”).

WHEREAS, the Subsidiary Guarantors are Affiliates of the Issuer, and will derive substantial benefits from the issuance of the Notes pursuant to the Indenture.

WHEREAS, pursuant to Article X of the Indenture, each Guarantor party thereto has agreed to unconditionally and irrevocably guarantee to each Holder (as defined in the Indenture) and the Trustee for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations pursuant to the terms of the Indenture.

WHEREAS, in connection with the Indenture, the Issuer and the other Grantors entered into that certain Intercreditor Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the “Intercreditor Agreement”), among the Issuer, the other Grantors party thereto, JPMorgan Chase Bank, as First Lien Credit Agreement Agent and U.S. Bank as Second Lien Indenture Agent, pursuant to which the Secured Obligations (as defined below) constitute “Second Lien Obligations” thereunder.

Accordingly, the parties hereto agree as follows:

Article I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Indenture, provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)  The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the preamble hereto.

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“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright owned by any other Person, or that any other Person now or hereafter otherwise has the right to license, and all rights of such Grantor under any such agreement.

“Copyrights” means, with respect to any Person, all of such Person’s right, title and interest in and to the following throughout the world: (a) any and all copyrights, rights and interests in such copyrights, works protectable by copyright and copyright registrations, in each case whether as author, assignee, transferee or otherwise, (b) all extensions, renewals and restorations for any of the foregoing, (c) all income, royalties, damages, license fees and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements or other violations for any of the foregoing and (d) the right to sue for past, present, and future infringements or other violations of any of the foregoing.

“Effective Date” means the “Escrow Release Date” as such term is defined in the Indenture.

“Excluded Equity Interests” has the meaning assigned to such term in Section 3.01.

“Excluded Personal Property” has the meaning assigned to such term in Section 4.01.

“Excluded Property” means all the following assets and property of any Grantor:

(i) (A) all leasehold interests (other than any leasehold to the extent mortgaged under the Senior Credit Facilities), (B) fee-owned real property other than Material Real Property (as defined in the Senior Credit Facilities) (including requirements to deliver landlord waivers, estoppels and collateral access letters with respect to any real property, including Material Real Property) and (C) any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards (other than any such property required to be pledged under the Senior Credit Facilities);

(ii) aircraft, rolling stock, motor vehicles and other assets subject to certificates of title, letter-of-credit rights (except to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements) and commercial tort claims (x) for which a complaint or a counterclaim has not yet been filed in a court of competent jurisdiction or (y) reasonably expected to result in a judgment not in excess of $20,000,000;

(iii) “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and pledges and security interests prohibited by applicable law, rule or regulation;

(iv) equity interests in the following subsidiaries of the Issuer: (A) each subsidiary designated by the Issuer for the purpose of this clause (A) from time to time, for so long as any such subsidiary does not constitute a Material Subsidiary (as defined in the Senior Credit Facilities) as of the most recently ended four fiscal quarters of the Issuer, (B) any Person that is not a Wholly-Owned Subsidiary or otherwise constitutes a joint venture (to the extent (1) requiring the consent of one or more third parties (other than the Issuer or any of its Subsidiaries or any director, officer or employee thereof), (2) triggering a right of first refusal or co-sale rights or similar rights of third parties or (3) prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholder’s agreement (provided that such requirement existed on the Issue Date or Distribution Date or exists at the time of the acquisition of such equity interests and was not incurred in contemplation of the entry into the Senior Credit Facilities or the acquisition of such equity interests (it being understood that the foregoing shall not be construed to prohibit customary provisions in joint venture agreements))), (C) any special purpose entity or broker-dealer entity, (D) any non-profit entity, (E) any subsidiary designated an “Unrestricted Subsidiary” (as defined in the Senior Credit Facilities) and (F) any Excluded Equity Interests (as defined in Section 3.01 hereof);

3

(v) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Issuer or any of its Subsidiaries (as reasonably determined in good faith by the Issuer);

(vi) any lease, license, sublicense or other agreement or any property subject to a purchase money security interest, capitalized lease obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense or agreement, purchase money arrangement, capitalized lease obligation or similar arrangement or require the consent of any Person or create a right of termination in favor of any other party thereto (other than the Issuer or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition;

(vii) assets a pledge of which is (x) legally prohibited or requires governmental (including regulatory) consent, approval, license or authorization or (y) contractually prohibited on the Effective Date or the date of acquisition of such asset (or on the date a Subsidiary of the Issuer that is not a Guarantor becomes a Guarantor), so long as such prohibition is not created in contemplation of such transaction or of becoming a Guarantor, and unless such consent, approval, license or authorization has been received, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law;

(viii) any (x) intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and (y) any other Intellectual Property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such Intellectual Property under applicable law;

(ix) accounts primarily holding funds received from insurance companies in connection with the third party claims of management and handling business of the Issuer and the Restricted Subsidiaries (together with the funds held in such accounts);

4

(x) (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in which consist solely of (i) funds held by the Issuer or any Restricted Subsidiary in trust for any director, officer or employee of the Issuer or any Restricted Subsidiary or any employee benefit plan maintained by the Issuer or any Restricted Subsidiary, (ii) funds representing deferred compensation for the directors and employees of the Issuer or any Restricted Subsidiary or (iii) funds held as part of escrow arrangements permitted under the terms of the First Lien Credit Agreement and the Indenture, (d) any securities account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the ordinary course of business and (e) any securities account the funds or assets in which consist solely of (i) funds or assets held by the Issuer or any Restricted Subsidiary in trust for any director, officer or employee of the Issuer or any Restricted Subsidiary or any employee benefit plan maintained by the Issuer or any Restricted Subsidiary, (ii) funds or assets representing deferred compensation for the directors and employees of the Issuer or any Restricted Subsidiary or (iii) funds held as part of escrow arrangements to the extent permitted under the terms of the First Lien Credit Agreement and the Indenture;

(xi) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in favor of the Second Lien Indenture Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or under applicable law, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; provided that in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization or applicable law, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Notes Collateral Documents and such license, franchise, charter or authorization shall be included as Collateral;

(xii) assets or rights (including Intellectual Property) located in, protected, registered, applied for or arising under the laws of any jurisdiction outside of the United States;

(xiii) (A) voting Equity Interests in excess of 65% of the issued and outstanding voting Equity Interests and (B) to the extent such pledge would result in material adverse tax consequences (as determined by the Issuer in its reasonable judgment), non-voting Equity Interests in excess of 65% of the issued and outstanding non-voting Equity Interests, in each case of any Foreign Subsidiary or any Foreign Subsidiary Holding Company;

(xiv) cash and Permitted Investments (as defined in the Senior Credit Facilities) securing Hedging Agreements (as defined in the Senior Credit Facilities) in the ordinary course of business submitted for clearing in accordance with applicable requirements of law; and

(xv) those assets as to which the First Lien Credit Agreement Agent and the Issuer reasonably agree that the cost or other consequences of obtaining a security interest or perfection thereof are excessive in relation to the benefit to the lenders under the Senior Credit Facilities of the security to be afforded thereby.

For the avoidance of doubt, any Delayed Parent Asset (as defined in the Separation and Distribution Agreement) shall also constitute Excluded Property.

5

If the Senior Credit Facilities are terminated and no longer outstanding, each reference to the Senior Credit Facilities in this definition shall be deemed to refer to the Senior Credit Facilities as if they had remained outstanding in the form most recently in effect prior to such termination.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“First Lien Credit Agreement” means the Credit Agreement, dated as of date hereof, by and among, the Issuer, the guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and each lender from time to time party thereto, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented or otherwise modified from time to time.

“First Lien Credit Agreement Agent” means JPMorgan Chase Bank, N.A. in such capacity under the Intercreditor Agreement, together with its successors and assigns.

“Global Intercompany Note” means the global intercompany note substantially in the form of Exhibit F to the First Lien Credit Agreement, dated as of the date hereof, duly executed by the Issuer and each of its Subsidiaries.

“Grantors” means the Issuer and each Subsidiary Guarantor.

“Intellectual Property” means any and all intellectual property and similar proprietary rights throughout the world, including such rights in any and all inventions, designs, Patents, Copyrights, Trademarks, Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other proprietary data, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all modifications of and improvements to any of the foregoing, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation or other violation or impairment thereof, including the right to receive all income, payments, license fees, royalties, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto.

“Intercreditor Agreement” has the meaning assigned to such term in the recitals hereto.

“IP Security Agreements” has the meaning assigned to such term in Section 4.02(b).

“Issuer” has the meaning assigned to such term in the recitals hereto.

“License” means any Patent License, Trademark License, Copyright License or other written license or sublicense agreement to which any Person is a party, and including all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future breaches thereof and all rights to sue for past, present and future breaches thereof.

“Majority Holders” means Holders of a majority in aggregate principal amount of the then outstanding Notes as determined in accordance with the Indenture.

6

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes Documents” means the Indenture, the Notes Collateral Documents and all other agreements or instruments evidencing or creating any security interest or Lien in favor of the Second Priority Collateral Agent and / or Holders of Notes, the Notes, each guarantee by any Grantor of any or all of the Second Priority Obligations and any Second Lien Pari Passu Intercreditor Agreement, as amended from time to time in accordance with their respective terms.

“Paid in Full” and “Payment in Full” means payment in full in cash of all of the Secured Obligations.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention under a Patent owned by any Grantor, or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention under a Patent owned by any other Person, or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Patents” means, with respect to any Person, all of such Person’s right, title and interest to the following throughout the world: (a) any and all patents and patent applications, (b) all inventions and improvements claimed therein, (c) all reissues, divisions, continuations, renewals, extensions, reexaminations and continuations-in-part thereof, (d) all income, royalties, damages, license fees and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements or other violations for any of the foregoing and (e) the right to sue for past, present, and future infringements or other violations of any of the foregoing.

“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered by the Grantors to the First Lien Credit Agreement Agent.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership interest certificates and other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Second Lien Indenture Agent” means U.S. Bank in such capacity under the Intercreditor Agreement, together with its successors and assigns.

“Secured Obligations” means the Notes and all other obligations of the Issuer and the Guarantors arising under the Indenture and the Collateral Documents related thereto.

“Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders of the Notes.

7

“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Subsidiary Guarantors” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement after the Effective Date.

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Notes Collateral Agent, and in each case reasonably satisfactory to the Notes Collateral Agent.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Trademarks” means, with respect to any Person, all of such Person’s right, title and interest in and to the following throughout the world: (a) any and all trademarks, service marks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers and designs, all registrations, applications for registration and recordings thereof and all goodwill associated with or symbolize by any of the foregoing, (b) all extensions and renewals of the foregoing, (c) all income, royalties, damages, license fees and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements or other violations for any of the foregoing and (d) the right to sue for past, present, and future infringements or other violations of any of the foregoing.

“UCC” means the New York UCC; provided that, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

Article II

[RESERVED]

Article III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests issued by any Grantor and any wholly-owned Restricted Subsidiary of the Issuer (other than any Equity Interests constituting Excluded Property as set forth in the Senior Credit Facilities or, if the Senior Credit Facilities are terminated and no longer outstanding, that would qualify as Excluded Property thereunder if the Senior Credit Facilities remained outstanding in the form most recently in effect prior to such termination) (the Equity Interests so excluded being collectively referred to herein as “Excluded Equity Interests”)) now directly owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor (as the owner of such Equity Interest) on Schedule II, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”); (b)(i) any debt securities now owned or at any time hereafter acquired by such Grantor, including those listed opposite the name of such Grantor on Schedule II, and (ii) all promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and instruments referred to in clauses (a) and (b) above; (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any and all of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

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SECTION 3.02. Delivery of the Pledged Collateral. (a)     Each Grantor agrees promptly to deliver or cause to be delivered to the Notes Collateral Agent any and all Pledged Securities (i) on the Effective Date, in the case of any such Pledged Securities owned by such Grantor on the Effective Date, and (ii) within 60 days following the acquisition thereof by such Grantor, in the case of any such Pledged Securities acquired by such Grantor after the Effective Date.

(b)            Each Grantor will cause (i) all Indebtedness of the Issuer and each Subsidiary that, in each case, is owing to such Grantor, to be evidenced by, at Grantor’s option, the Global Intercompany Note or one or more standalone promissory notes, (ii) the Global Intercompany Note to be delivered to the Notes Collateral Agent pursuant to the terms hereof and (iii) any intercompany Indebtedness not evidenced by the Global Intercompany Note but instead evidenced by a separate intercompany promissory note having a principal amount exceeding $25,000,000 that is owing to a Grantor to be delivered to the Notes Collateral Agent pursuant to the terms hereof along with proper powers and instruments of transfer pursuant to the terms hereof.

(c)            Upon delivery to the Notes Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer and (ii) all other tangible property comprising part of the Pledged Collateral to be delivered pursuant to this Section 3.02 shall be accompanied by proper undated instruments of assignment duly executed by the applicable Grantor in blank. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing the Pledged Securities so delivered, which schedule shall be deemed to supplement Schedule II and to be attached and made a part hereof, provided that failure to provide any such schedule or any error therein shall not affect the validity of the pledge of any Pledged Securities.

SECTION 3.03. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Notes Collateral Agent, for the benefit of the Secured Parties, that:

(a)            Schedule II sets forth, as of the Effective Date, a true and complete list, with respect to each Grantor, of (i) all Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests owned by such Grantor and (ii) all Pledged Debt Securities owned by such Grantor and all promissory notes and other instruments evidencing such Pledged Debt Securities, other than any Pledged Debt Security, or promissory note or other instrument evidencing any Pledged Debt Security, evidencing a Permitted Investment or Indebtedness of any Person (other than the Issuer or any Subsidiary) in a principal amount not in excess of $25,000,000;

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(b)            the Pledged Equity Interests and Pledged Debt Securities have been issued by the issuers thereof and, in the case of such Pledged Equity Interests and Pledged Debt Securities issued by the Issuer or a Restricted Subsidiary, have been duly and validly authorized and (i) in the case of such Pledged Equity Interests, issued by the Issuer or a Restricted Subsidiary, are fully paid and nonassessable and (ii) in the case of such Pledged Debt Securities, issued by the Issuer or a Restricted Subsidiary, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)            except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor (it being understood that this clause shall not affect a Grantor’s ability to sell, transfer, lease or otherwise dispose of the Pledged Securities in accordance with Section 4.15 of the Indenture), (ii) holds the same free and clear of all Liens (other than Liens created or permitted under the Notes Documents and Permitted Liens), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral (other than Liens created or permitted under the Notes Documents, Permitted Liens and transfers made in compliance with the Indenture) and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Liens created or permitted under the Notes Documents and Permitted Liens), however arising, of all Persons whomsoever;

(d)            except as disclosed on Schedule II or any supplemental schedule furnished pursuant to Section 3.02(c), and except for restrictions and limitations imposed by the Notes Documents or securities laws generally, and, in the case of clause (ii) below, except for limitations existing as of the Effective Date in the articles or certificate of incorporation, bylaws or other organizational documents of any Restricted Subsidiary, (i) the Pledged Collateral is and will continue to be freely transferable and assignable, and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Notes Collateral Agent of rights and remedies hereunder;

(e)            each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(f)            by virtue of the execution and delivery by the Grantors of this Agreement, the Notes Collateral Agent, for the benefit of the Secured Parties, has a legal and valid security interest in the Pledged Securities securing the payment and performance of the Secured Obligations and when any Pledged Securities are delivered to and subject to continued possession by the Notes Collateral Agent in the State of New York in accordance with this Agreement, the Notes Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations, subject to no prior Lien (other than Liens created under the Notes Documents and Permitted Liens).

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SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that (i) to the extent any interest in any limited liability company or unlimited liability company or limited partnership controlled now or in the future by any Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the UCC, such interest shall be at all times hereafter represented by a certificate and shall be at all times hereafter a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the UCC and (ii) to the extent any interest in any limited liability company or unlimited liability company or limited partnership controlled now or in the future by any Grantor and pledged hereunder is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Notes Collateral Agent of such election and such interest is thereafter represented by a certificate that is delivered to the Notes Collateral Agent pursuant to Section 3.02.

SECTION 3.05. Registration in Nominee Name; Denominations. The Notes Collateral Agent, on behalf of the Secured Parties, shall hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Notes Collateral Agent. Following the occurrence and during the continuance of an Event of Default, the Notes Collateral Agent may (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Notes Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Notes Collateral Agent or its nominee. Following the occurrence and during the continuance of an Event of Default, each Grantor will promptly give to the Notes Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Following the occurrence and during the continuance of an Event of Default and after prior written notice to the applicable Grantor, the Notes Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest. (a)  Unless and until an Event of Default shall have occurred and be continuing and the Notes Collateral Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose; provided that such rights and powers shall not be exercised in any manner that would reasonably be expected to materially and adversely affect the rights and remedies of the Notes Collateral Agent in respect of the Pledged Collateral;

(ii) the Notes Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or other rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06; and

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(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Notes Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, and required to be delivered to the Notes Collateral Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of, or for and on behalf of, the Notes Collateral Agent and shall be forthwith delivered to the Notes Collateral Agent in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer).

(b)            Upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of, or for and on behalf of, the Notes Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Notes Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers or other instruments of transfer). Any and all money and other property paid over to or received by the Notes Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Notes Collateral Agent in an account to be established by the Notes Collateral Agent upon receipt of such money or other property shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Issuer has delivered to the Notes Collateral Agent a certificate of the Chief Financial Officer, Treasurer or other Officer of the Issuer to that effect, the Notes Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c)            Upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, all rights of any Grantor to exercise the voting and other rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and other rights and powers, provided, that, unless otherwise directed by the Majority Holders, the Notes Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

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(d)            Any notice given by the Notes Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) shall be given in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights or powers (as specified by the Notes Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Notes Collateral Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

Article IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a)  As security for the payment or performance, as the case may be, in full of the Secured Obligations and subject to Section 4.01(d), each Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash, cash equivalents and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles, (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);

(vii) all Instruments;

(viii) all Inventory;

(ix) all other Goods;

(x) all Investment Property;

(xi) all Letter-of-Credit Rights;

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(xii) all Commercial Tort Claims specifically described on Schedule IV, as such Schedule may be supplemented from time to time pursuant to Section 4.04(e);

(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)            Each Grantor agrees that it will file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets, whether now owned or at any time hereafter acquired, of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number, if any, issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates.

Each Grantor will file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor, and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as secured party.

(c)            The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d)            Notwithstanding anything herein to the contrary, in no event shall the Article 9 Collateral include or security interest granted hereunder attach to (i) any Excluded Property, (ii) any assets if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any requirements of law or contract (so long as any contractual restriction is not incurred in contemplation of such entity becoming a subsidiary of the Issuer) (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law, including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC); provided that such security interest shall attach immediately at such time as the condition causing such prohibition shall no longer exist and, to the extent severable, shall attach immediately to any portion of such asset that does not result in such prohibition, (iii) any Excluded Equity Interests, (iv) any (A) intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, solely during the period prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act (it being understood that, following such period, such trademark registration or application, as applicable, shall be deemed automatically subject to the security interest granted herein and included in the Article 9 Collateral) and (B) other Intellectual Property in any jurisdiction in all cases to the extent, if any, that, and solely during the period, if any, where, such pledge or security interest would cause the invalidation or abandonment of such Intellectual Property under applicable law and (v) Commercial Tort Claims for which a complaint has not yet been filed in a court of competent jurisdiction and Commercial Tort Claims with a value, as reasonably determined by the Issuer, of less than $20,000,000 (the items referred to in clauses (i) through (v) above being collectively referred to as the “Excluded Personal Property”); provided that Excluded Personal Property shall not include any Proceeds, substitutions or replacements of any Excluded Personal Property (unless such Proceeds, substitutions or replacements would constitute Excluded Personal Property).

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SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Notes Collateral Agent for the benefit of the Secured Parties that:

(a)            Each Grantor has good and valid rights in all its Article 9 Collateral with respect to which it has purported to grant the Security Interest.

(b)            The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name, jurisdiction of organization and chief executive office of each Grantor, is correct and complete as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations as described in the Perfection Certificate to be filed in each governmental, municipal or other office specified in Schedules 2(a) and 2(b) to the Perfection Certificate (or specified by notice from the Issuer to the Notes Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 4.13, 13.02 or 13.03 of the Indenture), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of all United States registered or applied for Patents, Trademarks and Copyrights and exclusive Copyright Licenses for which the applicable Grantor is the licensee and the licensed work is registered at the United States Copyright Office) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by such filing, recording or registration of such documents in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A Patent Security Agreement substantially in the form of Exhibit II hereto, a Trademark Security Agreement substantially in the form of Exhibit III hereto and a Copyright Security Agreement substantially in the form of Exhibit IV hereto (such agreements, collectively, the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of all United States registered or applied for Patents, Trademarks, Copyrights or exclusive Copyright Licenses, as applicable, for which the applicable Grantor is the licensee and the licensed work is registered at the United States Copyright Office, as applicable, and executed by each Grantor owning any such Article 9 Collateral, shall be delivered to the Notes Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a perfected security interest in favor of the Notes Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registered or applied-for United States Patents, Trademarks, Copyrights and exclusive Copyright Licenses for which the applicable Grantor is the licensee and the licensed work is registered at the United States Copyright Office in which a security interest may be perfected by such filing, recording or registration of such documents in the above-referenced offices. Notwithstanding anything in this Agreement to the contrary, other than the filing of Uniform Commercial Code financing statements, the IP Security Agreements, filings pursuant to Section 4.05(e) and, as applicable, Supplements, no Grantor shall be obligated to take any other steps or actions in connection with the grant or perfection of the security interest of the Notes Collateral Agent in any Article 9 Collateral consisting of Intellectual Property.

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(c)            The Article 9 Collateral is owned by the Grantors, or the Grantors have rights in such Article 9 Collateral, free and clear of any Lien, except for the Liens permitted under Section 4.10 of the Indenture.

(d)            Schedule III hereto sets forth, as of the Effective Date, a true and complete list of substantially all (i) registered and applied for United States Patents, Trademarks and Copyrights owned by any Grantor and (ii) exclusive Copyright Licenses for which a Grantor is the licensee and the licensed work is registered at the United States Copyright Office, in each case of the foregoing clauses (i) and (ii), that are included in the Article 9 Collateral. As of the Effective Date, all material registrations of Intellectual Property listed in Schedule III are unexpired, subsisting and have not been canceled, and to the knowledge of the Grantors, are valid. Schedule III, together with the supplement to Schedule III hereto required by Section 4.05(e), will set forth, as of the date such supplement is delivered pursuant to Section 4.05(e), a true and complete list of all (x) registered and applied for United States Patents, Trademarks and Copyrights owned by any Grantor and (y) exclusive Copyright Licenses for which a Grantor is the licensee and the licensed work is registered at the United States Copyright Office, in each case of the foregoing clauses (x) and (y), that are included in the Article 9 Collateral. As of the date such supplement is delivered pursuant to Section 4.05(e), all material registrations of Intellectual Property included in such supplement will be unexpired, subsisting and not canceled, and to the knowledge of the Grantors, valid.

(e)            The Liens on all Article 9 Collateral owned by each Grantor (i) have been validly created hereunder, (ii) will attach to each item of such Article 9 Collateral on the Effective Date (or, if such Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations.

The Notes Collateral Agent shall be fully protected in conclusively relying upon the information provided in this Section 4.02 and elsewhere in this Agreement as a full and exhaustive list of all actions required in order to perfect the Collateral, and shall have no obligation to independently determine or verify the adequacy of such actions.

SECTION 4.03. Covenants. (a)    Each Grantor agrees to promptly notify the Notes Collateral Agent in writing of any change (i) in its legal name, (ii) in the location of its chief executive office or its principal place of business, (iii) in its identity or type of organization or corporate form, (iv) in its federal taxpayer identification number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Notes Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees to make any and all filings under the UCC or otherwise that are required in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest, having the priority required by this Agreement in all the Article 9 Collateral.

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(b)            Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Notes Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 4.10 of the Indenture.

(c)            Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

(d)            None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral except as permitted by the Indenture or this Agreement, and except that the Grantors may use, license and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Indenture or any other Notes Document unless and until the Trustee shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing).

(e)            The Grantors, at their own expense, shall maintain or caused to be maintained insurance (which may be self-insurance) with risk retentions in such amounts and against such risks as are consistent with the past practices of the Grantors or otherwise as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Each Grantor irrevocably makes, constitutes and appoints the Notes Collateral Agent (and all officers, employees or agents designated by the Notes Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. All sums disbursed by the Notes Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Notes Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Notes Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)            Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments required to be delivered hereunder (other than any instrument with a face amount of less than $25,000,000 and checks to be deposited in the ordinary course of business) or Tangible Chattel Paper, such Grantor shall forthwith endorse, assign and deliver the same to the Notes Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Notes Collateral Agent may from time to time reasonably request.

(b)            [Reserved.]

(c)            [Reserved.]

(d)            [Reserved.]

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(e)           Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim (other than any Commercial Tort Claim for which a complaint has not yet been filed in a court of competent jurisdiction) in an amount reasonably estimated to exceed $20,000,000 (or its equivalent in U.S. Dollars), the Grantor shall promptly notify the Notes Collateral Agent thereof in a writing signed by such Grantor, including an amendment or supplement to Schedule IV, with a summary description of such claim, and grant to the Notes Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(f)            No Grantor shall be required, nor shall the Notes Collateral Agent be authorized, (i) to perfect pledges, security interests or mortgages of Collateral of Grantors by any means other than by (A) filings pursuant to the Uniform Commercial Code, in the office of the Secretary of State (or similar central filing office) of the relevant jurisdiction where the grantor is located (as determined pursuant to the Uniform Commercial Code) and filings in the applicable real estate records with respect to real properties required to be mortgaged under the Senior Credit Facilities, (B) with respect to Intellectual Property, filings in the United States Patent and Trademark Office and the United States Copyright Office as expressly required in the Notes Collateral Documents, and (C) delivery to the Notes Collateral Agent, to be held in its possession, of the Global Intercompany Note and all Collateral consisting of intercompany notes in a principal amount of $25,000,000 or more, owed by a single obligor, stock certificates of Restricted Subsidiaries and instruments, in each case as expressly required in the Notes Collateral Documents or (ii) to enter into any control agreement with respect to any cash and Permitted Investments, other deposit accounts, securities accounts or commodities accounts. For the avoidance of doubt, and notwithstanding anything to the contrary, including the foregoing, (x) no actions (including filings or searches) shall be required in order to create or perfect any security interest in any assets held or located outside of the United States of the Grantors (including any Intellectual Property registered or applied-for in, or otherwise located in, protected or arising under the laws of any jurisdiction outside the United States) and (y) no foreign law security or pledge agreements or foreign law mortgages or deeds shall be required outside of the United States with respect to any Grantor.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a)  Each Grantor agrees that it shall not, directly or indirectly, do any act or omit to do to any act whereby any material Intellectual Property included in the Article 9 Collateral may become invalidated or dedicated to the public.

(b)           Subject to Section 4.05(a), each Grantor shall notify the Notes Collateral Agent promptly if it knows or becomes aware that any material Intellectual Property included in the Article 9 Collateral may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (excluding routine office actions issued in the ordinary course of prosecution) regarding such Grantor’s ownership of such Intellectual Property, including, as applicable, its right to register the same, or its right to keep and maintain the same.

(c)           Each Grantor shall take all necessary steps that are consistent with such Grantor’s reasonable business judgment (including in any proceeding before the United States Patent and Trademark Office or United States Copyright Office) to maintain any Intellectual Property included in the Article 9 Collateral that is material to the conduct of such Grantor’s business.

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(d)            In the event that any Grantor has reason to believe that any material Intellectual Property owned by, or exclusively licensed to, such Grantor and included in the Article 9 Collateral has been or may become materially infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Notes Collateral Agent and shall take such actions as are appropriate under the circumstances in the reasonable business judgment of such Grantor to protect such Article 9 Collateral.

(e)            If any Grantor, either directly or through any agent, employee, licensee or designee, files an application for registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or United States Copyright Office or otherwise becomes the owner of any Patent, Trademark or Copyright registered or applied for in the United States Patent and Trademark Office or United States Copyright Office or the exclusive licensee under a Copyright License for a Copyright registered at the United States Copyright Office, in each case, that would constitute Article 9 Collateral, such Grantor shall provide the Notes Collateral Agent with the information required by Schedule III hereto at the time of delivery of the annual reports pursuant to Section 4.03(a) of the Indenture, and, thereafter, upon request of the Notes Collateral Agent, such Grantor shall promptly execute and deliver any and all IP Security Agreements or other instruments as the Notes Collateral Agent may reasonably request to evidence and perfect the Notes Collateral Agent’s security interest in such Intellectual Property.

(f)            Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to preserve, protect, pursue, renew, enforce, extend or keep in full force and effect, or otherwise allow to lapse, terminate, become invalid or unenforceable or dedicate to the public domain any of its Intellectual Property, to the extent permitted by the Senior Credit Facilities. For the purposes of this Section 4.05, the definition of “Intellectual Property” shall exclude Licenses.

Article V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default and following notice to the Issuer, each Grantor agrees to deliver each item of Collateral to the Notes Collateral Agent on demand, and it is agreed that the Notes Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, to license or sublicense (subject, in the case of Trademarks, to reasonable quality control obligations and, in the case of trade secrets, to standard confidentiality obligations), whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Notes Collateral Agent shall determine (other than in violation of any then-existing licensing or other contractual arrangements to the extent that waivers cannot be obtained and subject to Section 5.03), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Notes Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. The Notes Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

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The Notes Collateral Agent shall give the applicable Grantors no less than 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion, acting at the direction of the Majority Holders) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Notes Collateral Agent nor any other Secured Party shall incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Notes Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Notes Collateral Agent or any Holder of the Notes may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Notes Collateral Agent, at the direction of the Majority Holders, as agent for and representative of the Secured Parties (but not any Holder or Holders of Notes in its or their respective individual capacities unless the Majority Holders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Notes Collateral Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations Paid in Full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

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SECTION 5.02. Application of Proceeds. Subject to Section 7.18 hereof, the Notes Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon the Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by, and all indemnity and fee obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) owed to, the Notes Collateral Agent in connection with such collection, sale, foreclosure or other realization or otherwise in connection with this Agreement, any other Notes Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Notes Collateral Agent hereunder or under any other Notes Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Notes Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to whomever may be lawfully entitled to receive the same (including pursuant to the Intercreditor Agreement), to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Notes Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the Grantors and the purchaser or purchasers of the Collateral so sold and such Grantors, purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by the Notes Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 5.03. Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Agreement at such time as the Notes Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Notes Collateral Agent an irrevocable (until terminated as provided below), nonexclusive, non-transferrable, limited license (exercisable without payment of royalty or other compensation to the Grantors and effective solely upon the occurrence and solely during the continuation of an Event of Default), subject, in the case of Trademarks, to reasonable quality control obligations and, in the case of trade secrets, to standard confidentiality obligations, to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that such nonexclusive license and/or sublicense does not violate the express terms of any agreement between a Grantor and a third party, or gives such third party any right of acceleration, modification or cancellation therein. The use of such license by the Notes Collateral Agent may be exercised, at the option of the Notes Collateral Agent, solely upon the occurrence and solely during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Notes Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. For the avoidance of doubt, at the time of the release of the Liens on any Collateral as set forth in Section 7.12, the license granted to the Notes Collateral Agent pursuant to this Section 5.03 with respect to such Collateral shall automatically and immediately terminate.

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SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect, the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Notes Collateral Agent if the Notes Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Notes Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Notes Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Notes Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Notes Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Notes Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Notes Collateral Agent sells.

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Article VI

[Reserved]

Article VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices to the Issuer and the Notes Collateral Agent hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 11.02 of the Indenture. All communications and notices hereunder to any other Grantor shall be given to it in care of the Issuer as provided in Section 11.02 of the Indenture.

SECTION 7.02. Waivers; Amendment. (a)  No failure or delay by any Secured Party in exercising any right or power under any Notes Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder and under the other Notes Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Notes Collateral Agent and the Grantors with respect to which such waiver, amendment or modification is applicable, subject to any consent required in accordance with Article 9 of the Indenture; provided that the Notes Collateral Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the terms of the Indenture.

(c)            This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.03. Notes Collateral Agent’s Fees and Expenses. (a)  The Grantors jointly and severally agree to reimburse the Notes Collateral Agent for its fees and expenses incurred hereunder as provided in Section 7.07 of the Indenture; provided that each reference therein to the “Issuer” shall be deemed to be a reference to the “Grantors.”

(b)            Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Notes Collateral Documents. The provisions of this Section 7.03 shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Notes Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Document or any investigation made by or on behalf of the Notes Collateral Agent or any other Secured Party.

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SECTION 7.04. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Notes Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Notes Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Notes Documents, regardless of any investigation made by or on behalf of any Secured Party or any other Person, and shall continue in full force and effect until all the Secured Obligations have been Paid in Full.

SECTION 7.05. Counterparts; Effectiveness, Successors and Assigns. This Agreement may be executed in counterparts, (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon such Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Notes Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be null and void), except as expressly contemplated by this Agreement or the Indenture. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.07. [Reserved].

SECTION 7.08. Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)            Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action, litigation or proceeding arising out of or relating to any Notes Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding shall be heard and determined in such New York State or, to the fullest extent permitted by applicable law, in such Federal court. Each Grantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Notes Document shall affect any right that the Notes Collateral Agent or any other Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Notes Document against any Grantor or any of its properties in the courts of any jurisdiction.

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(c)            Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Notes Document in any court referred to in paragraph (b) of this Section 7.08. Each Grantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each Grantor irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Notes Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)            Each Grantor hereby irrevocably designates, appoints and empowers the Issuer as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Issuer hereby accepts said designation and appointment.

SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.11. Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture or any other Notes Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to or waiver of, or any consent to any departure from the Indenture, any other Notes Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing (including any increase in the Secured Obligations resulting from the issuance of Additional Notes under the Indenture after the date hereof), (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

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SECTION 7.12. Termination or Release. (a)  This Agreement, the Security Interest and all other security interests granted hereby shall terminate and be released when all the Secured Obligations have been Paid in Full.

(b)            A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released at the time or times and in the manner set forth in Section 13.04 of the Indenture.

(c)            Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Indenture (other than a sale or other transfer to a Grantor), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.04 of the Indenture, the security interest in such Collateral shall be automatically released.

(d)            In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.12, the Notes Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.12 shall be without warranty by the Notes Collateral Agent, and the Notes Collateral Agent shall have no liability whatsoever to any other Secured Party as a result of any release of Collateral by it in accordance with (or which the Notes Collateral Agent in good faith believes to be in accordance with) this Section 7.12.

SECTION 7.13. Additional Subsidiaries. Pursuant to the Indenture, certain Restricted Subsidiaries not a party hereto on the Effective Date are required to enter into this Agreement. Upon the execution and delivery by the Notes Collateral Agent and any such Restricted Subsidiary of a Supplement, such Restricted Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. If at any time a Restricted Subsidiary of the Issuer executes and delivers a supplemental indenture to become a Guarantor in accordance with Section 4.13(b) of the Indenture, contemporaneously with the execution and delivery of such supplemental indenture, such Restricted Subsidiary shall execute and deliver a Supplement. The execution and delivery of any Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

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SECTION 7.14. Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Notes Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and so long as an Event of Default has occurred and is continuing taking any action and executing any instrument that the Notes Collateral Agent may deem necessary for the purpose of carrying out the provisions of this Agreement, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Notes Collateral Agent shall have the right, solely upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Notes Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary, to carry out the purposes of this Agreement, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes, provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

SECTION 7.15. General Provisions Concerning the Notes Collateral Agent.

(a)            The provisions of Article VII of the Indenture concerning the Trustee shall inure to the benefit of the Notes Collateral Agent, and shall be binding upon all Grantors and all Secured Parties, in connection with this Agreement and the other Notes Collateral Documents. Without limiting the generality of the foregoing, (i) the Notes Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Notes Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Notes Collateral Documents that the Notes Collateral Agent is required in writing to exercise by the Majority Holders, and (iii) except as expressly set forth in the Notes Documents, the Notes Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Grantor that is communicated to or obtained by the bank serving as Notes Collateral Agent or any of its Affiliates in any capacity. The Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Notes Collateral Documents, or for filing any financing or continuation statements or recording any documents or instruments in any public office or otherwise perfecting or maintaining or the perfection of any security interest in, or insuring, any Collateral, provided that the Notes Collateral Agent will hold the possessory collateral in the event that the Notes Collateral Agent is the sole Secured Party. The Notes Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Notes Collateral Agent by the Issuer or a Secured Party. The permissive right of the Notes Collateral Agent to take or refrain from taking any actions enumerated in this Agreement shall not be construed as a duty, and the Notes Collateral Agent shall have no liability for any failure to exercise any such rights or take any such actions.

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(b)            The Notes Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Notes Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 7.16 and this Section 7.15 shall apply to any such sub-agent and to the Related Parties of the Notes Collateral Agent and any such sub-agent.

SECTION 7.16. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Notes Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Notes Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, solely by reason of any act or omission of any sub-agent or bailee selected by the Notes Collateral Agent in good faith, except to the extent that such liability arises from the Notes Collateral Agent’s gross negligence, bad faith or willful misconduct.

SECTION 7.17. Benefit of Agreement. No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including, without limitation, the release or impairment of any Collateral) other than in its capacity as the Trustee, Notes Collateral Agent or a Holder of Notes, as applicable, and, in any such case, only to the extent expressly provided in the Notes Documents, including Articles VII and XIII of the Indenture. Each Secured Party not a party to the Indenture that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Notes Collateral Agent pursuant to the terms of the Indenture and the Notes, including under Article XIII of the Indenture.

SECTION 7.18. Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement or in any other Notes Document, (a) the liens and security interests granted to the Notes Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the exercise of any right or remedy with respect to any Collateral by the Notes Collateral Agent and the other Secured Parties shall be subject, in each case, to the terms of the Intercreditor Agreement and (b) in the event of any conflict or inconsistency between the terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

SECTION 7.19. Concerning the Notes Collateral Agent. Notwithstanding anything in this Agreement or any other Notes Document to the contrary, in the exercise of any power or discretion under this Agreement, the Notes Collateral Agent shall be entitled to seek the direction of the Trustee or the Majority Holders and shall be entitled to refrain from acting (and shall have no liability to any Person for doing so) until it has received such direction accompanied by, if requested, indemnity or security satisfactory to the Notes Collateral Agent.

[Signature Pages Follow]

28

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ARCONIC ROLLED PRODUCTS CORPORATION

by

Name:
Title:

[SUBSIDIARY GUARANTORS]

by

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

by

Name:
Title:

Schedule I to

the First Lien Collateral Agreement

SUBSIDIARY GUARANTORS

No.	Subsidiary Guarantor	Jurisdiction of Organization
1.

Schedule II to

the Notes Collateral Agreement

PLEDGED EQUITY INTERESTS

	Current Legal Entities Owned	Jurisdiction	Record Owner	No. Shares/Interest Issued	Percent of Shares/ Interest owned	Certificate No.	No. Shares corresponding to Certificate	Percent Pledged
1.

PLEdGED DEBT SECURITIES

Schedule III to

the Notes Collateral Agreement

U.S. COPYRIGHTS

COPYRIGHT REGISTRATIONS

	Registration Number	Registration Date	Owner
1

COPYRIGHT APPLICATIONS

EXCLUSIVE COPYRIGHT LICENSES

U.S. PATENTS

PATENTS AND DESIGN PATENTS

	Title	Patent No.	Issue Date	Owner
1.

PATENT APPLICATIONS

	Serial No.	Filing Date	Owner
1

U.S. TRADEMARK/TRADE NAMES – [NAME OF GRANTOR]

U.S. TRADEMARK REGISTRATIONS

	Trademark	Registration Number	Registration Date	Owner
1.

U.S. TRADEMARK APPLICATIONS

	Trademark	Application Number	Application Date	Owner
1.

Schedule IV to

the Notes Collateral Agreement

Commercial Tort Claims

Exhibit I to

the Notes Collateral Agreement

SUPPLEMENT NO. __ dated as of [  ] (this “Supplement”), to the Notes Collateral Agreement dated as of [●], 2020 (the “Notes Collateral Agreement”), among ARCONIC ROLLED PRODUCTS CORPORATION (to be known as ARCONIC CORPORATION), a Delaware corporation (the “Issuer”), the Subsidiary Guarantors party thereto and U.S. Bank National Association (“U.S. Bank”), as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).

A. Reference is made to the Indenture dated as of February 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the other Grantors party thereto, and U.S. Bank, as Trustee and Notes Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Notes Collateral Agreement, as applicable.

C. Section 7.13 of the Notes Collateral Agreement provides that additional Restricted Subsidiaries of the Issuer may become Subsidiary Guarantors under the Notes Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Subsidiary Guarantor under the Notes Collateral Agreement.

Accordingly, the Notes Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.13 of the Notes Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor and a Grantor under the Notes Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Notes Collateral Agreement applicable to it as a Subsidiary Guarantor and a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Notes Collateral Agreement), does hereby create and grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Notes Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Guarantor” or a “Grantor” in the Notes Collateral Agreement shall be deemed to include the New Subsidiary. The Notes Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Notes Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Notes Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Notes Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary, (c) set forth on Schedule III attached hereto is a true and correct schedule of all (i) registered and applied for United States Patents, Trademarks and Copyrights owned by the New Subsidiary as of the Effective Date and (ii) exclusive Copyright Licenses for which the New Subsidiary is the licensee and the licensed work is registered at the United States Copyright Office and (d) set forth in Schedule IV attached hereto is a true and correct list of all Commercial Tort Claims in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages reasonably estimated to exceed $20,000,000, including a summary description of each such claim.

SECTION 5. Except as expressly supplemented hereby, the Notes Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Notes Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Notes Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Notes Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, charges and disbursements of counsel for the Notes Collateral Agent, as provided in Section 7.07 of the Indenture; provided that each reference therein to the “Issuer” shall be deemed to be a reference to the New Subsidiary.

IN WITNESS WHEREOF, the New Subsidiary and the Notes Collateral Agent have duly executed this Supplement to the Notes Collateral Agreement as of the day and year first above written.

[Name Of New Subsidiary]

by

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

by

Name:
Title:

Schedule I

to Supplement No. __ to

the Notes Collateral Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No. __ to

the Notes Collateral Agreement

PLEDGED SECURITIES

Equity Interests

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III

to Supplement No. __ to

the Notes Collateral Agreement

INTELLECTUAL PROPERTY

Schedule IV

to Supplement No. __ to

the Notes Collateral Agreement

Commercial tort Claims

Exhibit II to

the Notes Collateral Agreement

PATENT SECURITY AGREEMENT dated as of [●] (this “Agreement”), between [APPLICABLE GRANTOR(S)] (the “Grantors”) and U.S. Bank National Association (“U.S. BANK”), as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).

Reference is made to (a) the Indenture dated as of February 7, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and U.S. Bank, as Trustee and Notes Collateral Agent, and (b) the Notes Collateral Agreement dated as of [●], 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes Collateral Agreement”), among the Issuer, the Subsidiary Guarantors from time to time party thereto and U.S. Bank, as Notes Collateral Agent. The parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Indenture or the Notes Collateral Agreement, as applicable. The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to the Notes Collateral Agreement, did and hereby does grant to the Notes Collateral Agent and its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the portion of the Article 9 Collateral constituting the Patents listed on Schedule I hereto, subject to the exclusions set forth in Section 4.01(d) of the Notes Collateral Agreement (collectively, the “Patent Collateral”).

SECTION 3. Notes Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Notes Collateral Agent for the benefit of the Secured Parties in connection with the Notes Collateral Agreement and is expressly subject to the terms and conditions thereof. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Patent Collateral are more fully set forth in the Notes Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Collateral Agreement, the terms of the Notes Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●], as Grantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

SCHEDULE I

Patents

Patent No.	Owner	Title

Patent Applications

Serial No.	Owner	Application Date

Exhibit III to

the Notes Collateral Agreement

TRADEMARK SECURITY AGREEMENT dated as of [●] (this “Agreement”), between [APPLICABLE GRANTOR(S)] (the “Grantors”) and U.S. Bank National Association (“U.S. Bank”), as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).

Reference is made to (a) the Indenture dated as of February 7, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and U.S. Bank, as Trustee and Notes Collateral Agent, and (b) the Notes Collateral Agreement dated as of [●], 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes Collateral Agreement”), among the Issuer, the Subsidiary Guarantors from time to time party thereto and U.S. Bank, as Notes Collateral Agent. The parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Indenture or the Notes Collateral Agreement, as applicable. The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Notes Collateral Agreement, did and hereby does grant to the Notes Collateral Agent and its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the portion of the Article 9 Collateral constituting the Trademarks listed on Schedule I hereto but excluding any Trademarks that are Excluded Personal Property (including, for the avoidance of doubt, any intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, solely during the period prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act; it being understood that, following such period, such trademark registration or application, as applicable, shall be deemed automatically subject to the security interest granted in the Notes Collateral Agreement and included in the Article 9 Collateral) and subject to the exclusions set forth in Section 4.01(d) of the Notes Collateral Agreement (collectively, the “Trademark Collateral”).

SECTION 3. Notes Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Notes Collateral Agent for the benefit of the Secured Parties in connection with the Notes Collateral Agreement and is expressly subject to the terms and conditions thereof. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Notes Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Collateral Agreement, the terms of the Notes Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●], as Grantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

SCHEDULE I

Trademarks

Trademark	Owner	Registration No.

Trademark Applications

Owner	Mark	Application No.

Exhibit IV to

the Notes Collateral Agreement

COPYRIGHT SECURITY AGREEMENT dated as of [●] (this “Agreement”), between [APPLICABLE GRANTOR(S)] (the “Grantors”) and U.S. Bank National Association (“U.S. Bank”), as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).

Reference is made to (a) the Indenture dated as of February 7, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and U.S. Bank, as Trustee and Notes Collateral Agent, and (b) the Notes Collateral Agreement dated as of [●], 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes Collateral Agreement”), among the Issuer, the Subsidiary Guarantors from time to time party thereto and U.S. Bank, as Notes Collateral Agent. The parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Indenture or the Notes Collateral Agreement, as applicable. The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Notes Collateral Agreement, did and hereby does grant to the Notes Collateral Agent and its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the portion of the Article 9 Collateral constituting the Copyrights and Copyright Licenses for United States registered Copyrights under which Grantor is an exclusive licensee that are listed on Schedule I hereto, subject to the exclusions set forth in Section 4.01(d) of the Notes Collateral Agreement (collectively, the “Copyright Collateral”).

SECTION 3. Notes Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Notes Collateral Agent for the benefit of the Secured Parties in connection with the Notes Collateral Agreement and is expressly subject to the terms and conditions thereof Each Grantor hereby acknowledges and affirms that the rights and remedies of the Noes Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Notes Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Collateral Agreement, the terms of the Notes Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●], as Grantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

Exhibit IV to the
Notes Collateral Agreement

SCHEDULE I

Copyrights

Registered Owner	Title	Registration Number

Copyright Applications

Registered Owner	Title	Application Number	Date Filed

Exclusive Copyright Licenses

Licensee	Licensor	Title	Registration Number

EXHIBIT F

FORM OF FIRST LIEN-SECOND LIEN INTERCREDITOR AGREEMENT

[See attached]

F-1

Exhibit F

INTERCREDITOR AGREEMENT

dated as of

[●], 2020

between

JPMORGAN CHASE BANK, N.A.,

as First Lien Credit Agreement Agent

and

U.S. BANK NATIONAL ASSOCIATION

as Second Lien Indenture Agent

i

ii

iii

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of [●], 2020, between (a) JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (together with its successors and assigns in such capacities, the “First Lien Credit Agreement Agent”) for the First Lien Credit Agreement Secured Parties and (b) U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent (together with its successors and assigns in such capacities, the “Second Lien Indenture Agent”) for the Second Lien Indenture Secured Parties, and each Additional First Lien Agent and Additional Second Lien Agent that from time to time becomes a party hereto pursuant to Section 7.6. Reference is made to (A) that certain credit agreement among ARCONIC ROLLED PRODUCTS CORPORATION (to be known as ARCONIC CORPORATION) (the “Borrower”), the Designated Borrowers from time to time parties thereto, the Lenders and Issuing Banks party thereto and the First Lien Credit Agreement Agent, dated as of [●], 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time as permitted herein, the “First Lien Credit Agreement”) and (B) that certain indenture among the Borrower, the Credit Parties party thereto, U.S. Bank National Association, as trustee, and the Second Lien Indenture Agent, dated as of February 7, 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time as permitted herein, the “Second Lien Indenture”), pursuant to which the Borrower issued its senior secured second-lien notes due 2028. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Credit Agreement Agent (for itself and on behalf of the other First Lien Credit Agreement Secured Parties), the Second Lien Indenture Agent (for itself and on behalf of the other Second Lien Indenture Secured Parties), each Additional First Lien Agent (for itself and on behalf of the other Additional First Lien Secured Parties under the applicable Additional First Lien Debt Facility) and each Additional Second Lien Agent (for itself and on behalf of the other Additional Second Lien Secured Parties under the applicable Additional Second Lien Debt Facility) agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1     Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement or the Second Lien Indenture, as the context requires. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Financial Asset, Fixtures, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangible, Promissory Note, Records, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

Section 1.2     Other Definitions. Subject to Section 1.1 hereof, as used in this Agreement (including in the preamble to this Agreement), the following terms shall have the meanings set forth below:

“Additional Agent” means any Additional First Lien Agent or Additional Second Lien Agent.

“Additional Debt Facility” means any Additional First Lien Debt Facility and any Additional Second Lien Debt Facility.

“Additional Debt Parties” means (i) in the case of any Additional First Lien Debt Facility, the Additional First Lien Secured Parties thereunder or (ii) in the case of any Additional Second Lien Debt Facility, the Additional Second Lien Secured Parties thereunder.

“Additional First Lien Agent” means the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional First Lien Debt Facility that executes the applicable Joinder Agreement as the First Lien Agent in respect of such Additional First Lien Debt Facility in the applicable Joinder Agreement.

“Additional First Lien Debt” means (x) any Indebtedness (other than Indebtedness constituting First Lien Credit Agreement Obligations) that is issued, borrowed or guaranteed by the Borrower or any other Credit Party, which Indebtedness and guarantees are secured by Liens on the Collateral (or a portion thereof) having the same Lien priority (but without regard to control of remedies) as the Liens securing other First Lien Obligations then outstanding; provided, however, that (i) the Borrower shall have delivered to each First Lien Agent and each Second Lien Agent a certificate of a Responsible Officer certifying that such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant First Lien Document and Second Lien Document, (ii) the conditions set forth in Section 7.6 hereof shall have been satisfied with respect to such Indebtedness, (iii) the Credit Parties shall have granted First Priority Liens on the First Lien Collateral to secure such Indebtedness and (iv) the First Lien Agent for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to Section 7.6 hereof and (B) the First Lien Parity Intercreditor Agreement and (y) any Indebtedness issued, borrowed or guaranteed by the Borrower or any other Credit Party under any First Lien Substitute Facility that Replaces an Additional First Lien Debt Facility in accordance with Section 7.5; provided, further that if there is no First Lien Parity Intercreditor Agreement outstanding at the time such Additional First Lien Debt is incurred, then the Credit Parties, the First Lien Agent for such Indebtedness and the First Lien Agent for each other First Lien Debt Facility that will remain outstanding after giving effect to the incurrence of such Additional First Lien Debt shall have executed and delivered the First Lien Parity Intercreditor Agreement.

“Additional First Lien Debt Documents” means, with respect to any series, issue or class of Additional First Lien Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures, or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the First Lien Collateral Documents securing Additional First Lien Debt.

“Additional First Lien Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other operative agreement evidencing or governing any Additional First Lien Debt.

2

“Additional First Lien Debt Obligations” means, with respect to any series, issue or class of Additional First Lien Debt, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower or any other Credit Party arising under or with respect to any such Additional First Lien Debt, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees, which accrue after the commencement of any bankruptcy case or which would accrue but for the operation of Debtor Relief Laws, whether or not allowed or allowable as a claim in any such proceeding, (b) all other amounts payable (including indemnified amounts) to the related Additional First Lien Secured Parties under the related Additional First Lien Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional First Lien Secured Parties” means, with respect to any series, issue or class of Additional First Lien Debt, the holders of such Indebtedness or any other related Additional First Lien Debt Obligation, the First Lien Agent with respect thereto, any trustee or agent therefor under any related Additional First Lien Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Credit Party under any related Additional First Lien Debt Documents.

“Additional Second Lien Agent” means the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Lien Debt Facility that is named as the Second Lien Agent in respect of such Additional Second Lien Debt Facility in the applicable Joinder Agreement.

“Additional Second Lien Debt” means (x) any Indebtedness (other than Indebtedness constituting Second Lien Indenture Obligations) that is issued, borrowed or guaranteed by the Borrower or any other Credit Party, which Indebtedness and guarantees are secured by Liens on the Collateral (or a portion thereof) having the same Lien priority (but without regard to control of remedies) as the Liens securing the other Second Lien Obligations then outstanding; provided, however, that (i) the Borrower shall have delivered to each First Lien Agent and each Second Lien Agent a certificate of a Responsible Officer certifying that such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant First Lien Document and Second Lien Document, (ii) the conditions set forth in Section 7.6 hereof shall have been satisfied with respect to such Indebtedness, (iii) the Credit Parties shall have granted Second Priority Liens on the Second Lien Collateral to secure the obligations of such Indebtedness and (iv) the Second Lien Agent for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to Section 7.6 hereof and (B) the Second Lien Parity Intercreditor Agreement and (y) any Indebtedness issued, borrowed or guaranteed by the Borrower or any other Credit Party under any Second Lien Substitute Facility that Replaces an Additional Second Lien Debt Facility in accordance with Section 7.5; provided further that if there is no Second Lien Parity Intercreditor Agreement outstanding at the time such Additional Second Lien Debt is incurred, then the Credit Parties, the Second Lien Agent for such Indebtedness and the Second Lien Agent for each other Second Lien Debt Facility that will remain outstanding after giving effect to the incurrence of such Additional Second Lien Debt shall have executed and delivered the Second Lien Parity Intercreditor Agreement.

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“Additional Second Lien Debt Documents” means, with respect to any series, issue or class of Additional Second Lien Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Second Lien Collateral Documents securing Additional Second Lien Debt.

“Additional Second Lien Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other operative agreement evidencing or governing any Additional Second Lien Debt.

“Additional Second Lien Obligations” means, with respect to any series, issue or class of Additional Second Lien Debt, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower or any other Credit Party arising under or with respect to any such Additional Second Lien Debt, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees, which accrue after the commencement of any bankruptcy case or which would accrue but for the operation of Debtor Relief Laws, whether or not allowed or allowable as a claim in any such proceeding, (b) all other amounts payable (including indemnified amounts) to the related Additional Second Lien Secured Parties under the related Additional Second Lien Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Second Lien Secured Parties” means, with respect to any series, issue or class of Additional Second Lien Debt, the holders of such Indebtedness or any other related Additional Second Lien Obligation, the Second Lien Agent with respect thereto, any trustee or agent therefor under any related Additional Second Lien Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Credit Party under any related Additional Second Lien Debt Documents.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent(s)” means individually the First Lien Agent or the Second Lien Agent and collectively means both the First Lien Agent and the Second Lien Agent.

“Agreement” has the meaning assigned to that term in the preamble to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Borrower” has the meaning assigned to that term in the preamble to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

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“Cash Management Services” has the meaning assigned to such term in the First Lien Credit Agreement as in effect on the date hereof.

“Collateral” means the First Lien Collateral and the Second Lien Collateral.

“Collateral Documents” means the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Company Related Party” means each of the Borrower, any Subsidiary of the Borrower and any Affiliate of any of the foregoing Persons.

“Control Collateral” means any Collateral consisting of any Certificated Security (as defined in Section 8−102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party or any agent therefor.

“Credit Documents” means, collectively, any First Lien Documents and any Second Lien Documents.

“Credit Parties” means, the Borrower and each Subsidiary of the Borrower that has granted a security interest pursuant to any First Lien Collateral Document or Second Lien Collateral Document to secure any First Lien Obligations or Second Lien Obligations.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Defaulting Creditor” has the meaning set forth in Section 8.6(c) hereof.

“DIP Financing” has the meaning set forth in Section 6.1(a) hereof.

“Discharge of First Lien Obligations” means, subject to reinstatement pursuant to Section 5.4, the time at which (i) all the First Lien Obligations (other than (a) contingent indemnification and reimbursement obligations as to which no claim has been asserted in writing by the Person entitled thereto and (b) Other Liabilities) have been paid in full in cash, (ii) all letters of credit issued under each First Lien Debt Facility have expired or been terminated (other than any such letter of credit that has been cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements reasonably satisfactory to each applicable “Issuing Bank” (or similar term under the applicable First Lien Debt Facility) have been made) and (iii) any commitments to extend credit under each First Lien Debt Facility have expired or been terminated. The First Lien Controlling Agent agrees to notify the Second Lien Controlling Agent of the occurrence of the Discharge of First Lien Obligations; provided that failure to deliver any such notice shall not impact whether such Discharge of First Lien Obligations has occurred.

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“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, any debt security that is convertible into or exchangeable for any of the foregoing).

“Exercise of Any Secured Creditor Remedies”, “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means, except as otherwise provided in the final sentence of this definition:

(a)            the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b)            the exercise by any Secured Party of any right or remedy provided to a secured creditor against a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c)            the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party to collect, set off against, marshal, obtain an injunction as to or foreclose on, the Collateral or the Proceeds thereof;

(d)            the appointment on the application of a Secured Party of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e)            the sale, lease, license or other disposition of all or any portion of the Collateral by private or public sale conducted by any Secured Party or any other means at the direction of, or consent of, any Secured Party, in all cases as permissible under applicable law;

(f)            the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law to enforce the applicable Secured Party’s Lien;

(g)           the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral; and

(h)           commencing or joining with any Person in commencing, or petitioning for or voting in favor of any resolution for, any action or proceeding described in clauses (a) through (g) above.

For the avoidance of doubt, (i) the taking of any action by any Second Lien Agent or other Second Lien Secured Party permitted under Sections 2.3(b), 2.9, 3.1, 5.2 and/or Articles 6 and 8, (ii) the imposition of any default rate of interest and (iii) the acceleration of any of the First Lien Obligations pursuant to the applicable First Lien Documents or the Second Lien Obligations pursuant to the applicable Second Lien Documents, shall, in each case, not be deemed (x) to constitute an Exercise of Any Secured Creditor Remedies or an Exercise of Secured Creditor Remedies or (y) to Exercise Any Secured Creditor Remedies.

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“First Lien Agent” means (i) in the case of any First Lien Obligations and the First Lien Credit Agreement Secured Parties, the First Lien Credit Agreement Agent and (ii) in the case of any Additional First Lien Debt Obligations and the Additional First Lien Secured Parties with respect thereto, the Additional First Lien Agent in respect thereof.

“First Lien Cash Management Obligations” means “Secured Cash Management Obligations” as defined in the First Lien Credit Agreement.

“First Lien Collateral” means any “Collateral” as defined in any First Lien Document or any other assets of any Credit Party with respect to which a Lien is granted or purported to be granted pursuant to a First Lien Collateral Document as security for any First Lien Obligations.

“First Lien Collateral Documents” means all “Security Documents” or similar term as defined in any First Lien Debt Facility, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered for purposes of providing collateral security for any First Lien Obligation.

“First Lien Commercial Obligations” means “Secured Commercial Obligations” as defined in the First Lien Credit Agreement.

“First Lien Controlling Agent” means (a) at any time there is only one First Lien Debt Facility, the First Lien Agent for such First Lien Debt Facility and (b) at any time when clause (a) does not apply, the First Lien Agent authorized to act as the “Applicable Authorized Representative” (as such term or similar defined term is defined in the First Lien Parity Intercreditor Agreement) so long as such First Lien Agent is or becomes a party hereto. Whenever any First Lien Agent other than the First Lien Credit Agreement Agent becomes the First Lien Controlling Agent, it shall send a written notice of such replacement to the Second Lien Controlling Agent; provided that, until such time as such notice is received by the Second Lien Controlling Agent, each Second Lien Agent may treat the First Lien Credit Agreement Agent as the First Lien Controlling Agent.

“First Lien Credit Agreement” has the meaning assigned to that term in the preamble to this Agreement and shall include any First Lien Substitute Facility that Replaces the First Lien Credit Agreement in accordance with Section 7.5, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Credit Agreement Agent” has the meaning assigned to the term in the preamble to this Agreement.

“First Lien Credit Agreement Documents” means the First Lien Credit Agreement and the other “Loan Documents” (as defined in the First Lien Credit Agreement).

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“First Lien Credit Agreement Obligations” means the “Obligations” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Credit Agreement.

“First Lien Debt Facility” means (a) the First Lien Credit Agreement and (b) any Additional First Lien Debt Facilities.

“First Lien Documents” means (a) the First Lien Credit Agreement Documents and (b) Additional First Lien Debt Documents.

“First Lien Guaranty” means any guaranty pursuant to the applicable First Lien Documents by a Subsidiary of the Borrower that is a Credit Party of the First Lien Obligations under any First Lien Debt Facility.

“First Lien Hedging Obligations” means “Secured Hedging Obligations” as defined in the First Lien Credit Agreement.

“First Lien Modification” shall have the meaning set forth in Section 5.2(a) hereof.

“First Lien Obligations” means the First Lien Credit Agreement Obligations and any Additional First Lien Debt Obligations.

“First Lien Parity Intercreditor Agreement” means a customary “pari passu” intercreditor agreement in form and substance reasonably satisfactory to the Borrower and the First Lien Agent with respect to each First Lien Debt Facility that is outstanding at the time such intercreditor agreement is entered into, which, among other things, allocates rights among the applicable First Lien Debt Facilities and the First Lien Secured Parties thereunder.

“First Lien Recovery” shall have the meaning set forth in Section 5.4 hereof.

“First Lien Secured Parties” means (a) the First Lien Credit Agreement Secured Parties and (b) any Additional First Lien Secured Parties.

“First Lien Substitute Facility” means the documentation governing any Indebtedness with respect to which the requirements contained in Section 7.5 have been satisfied and the proceeds of which are used to, among other things, Replace any then existing First Lien Debt Facility in accordance with Section 7.5.

“First Lien Supply Chain Financing Obligations” means “Secured Supply Chain Financing Obligations” as defined in the First Lien Credit Agreement.

“First Priority Lien” means the Liens on the Collateral in favor of First Lien Secured Parties under the First Lien Collateral Documents.

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“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Incremental Facilities” has the meaning provided in the First Lien Credit Agreement as in effect on the date hereof.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of any First Lien Debt Facility or Second Lien Debt Facility.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to the Borrower or any other Credit Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, interim receivership, liquidation, reorganization or other similar case or proceeding with respect to any Credit Party or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Exhibit B-1, Exhibit B-2, Exhibit C-1 or Exhibit C-2 required to be delivered to the First Lien Controlling Agent and the Second Lien Controlling Agent pursuant to Section 7.5 or 7.6 hereof.

“Lien” means, with respect to any asset, (a) any mortgage, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any capital lease or financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Priority” means with respect to any Lien of the First Lien Secured Parties or the Second Lien Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1 hereof.

“Loan” has the meaning provided in the First Lien Credit Agreement as in effect on the date hereof.

“Other Liabilities” means, collectively, First Lien Cash Management Obligations, First Lien Hedging Obligations, First Lien Supply Chain Financing Obligations and First Lien Commercial Obligations.

“party” means any First Lien Agent or Second Lien Agent, and “parties” means, collectively, each First Lien Agent and each Second Lien Agent.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” means (a) all “Proceeds,” as defined in Article 9 of the Uniform Commercial Code and (b) whatever is recoverable or recovered when any Collateral is sold, collected or otherwise disposed of.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Date” has the meaning set forth in Section 8.2(e) hereof.

“Purchase Event” has the meaning set forth in Section 8.1 hereof.

“Purchase Notice” has the meaning set forth in Section 8.1 hereof.

“Purchase Obligations” has the meaning set forth in Section 8.1 hereof.

“Purchase Price” has the meaning set forth in Section 8.3 hereof.

“Purchasing Creditors” has the meaning set forth in Section 8.2 hereof.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement or license and any other right to use or occupy real property.

“Reorganization Securities” has the meaning set forth in Section 6.9 hereof.

“Replaces” means, with respect to any First Lien Substitute Facility or Second Lien Substitute Facility, that such First Lien Substitute Facility or Second Lien Substitute Facility refinances, replaces, exchanges or refunds in whole (and not in part) in a transaction that is in compliance with Section 7.5 hereof any then existing First Lien Debt Facility or Second Lien Debt Facility, as applicable, and that all commitments under such existing First Lien Debt Facility or Second Lien Debt Facility, as applicable, are terminated. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, chief accounting officer, comptroller, treasury manager, treasurer or assistant treasurer of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, comptroller, treasurer or assistant treasurer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Second Lien Agent” means (i) in the case of any Second Lien Indenture Obligations and the Second Lien Indenture Secured Parties, the Second Lien Indenture Agent and (ii) in the case of any Additional Second Lien Obligations and the Additional Second Lien Secured Parties with respect thereto, the Additional Second Lien Agent in respect thereof.

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“Second Lien Collateral” means any “Collateral” as defined in any Second Lien Document or any other assets of any Credit Party with respect to which a Lien is granted or purported to be granted pursuant to a Second Lien Collateral Document as security for any Second Lien Obligations.

“Second Lien Collateral Documents” means all “Security Documents” or similar term as defined in any Second Lien Debt Facility, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered for purposes of providing collateral security for any Second Lien Obligation.

“Second Lien Controlling Agent” means (a) at any time that there is only one Second Lien Debt Facility, the Second Lien Agent for such Second Lien Debt Facility and (b) at any time when clause (a) does not apply, the Second Lien Agent authorized to act as the “Applicable Authorized Representative” (as such term or similar defined term is defined in the Second Lien Parity Intercreditor Agreement) so long as such Second Lien Agent is or becomes a party hereto. Whenever any Second Lien Agent other than the Second Lien Indenture Agent becomes the Second Lien Controlling Agent, it shall send a written notice of such replacement to the First Lien Controlling Agent; provided that, until such time as such notice is received by the First Lien Controlling Agent, each First Lien Agent may treat the Second Lien Indenture Agent as the Second Lien Controlling Agent.

“Second Lien Debt Facility” means (a) the Second Lien Indenture and (b) any Additional Second Lien Debt Facility.

“Second Lien Documents” means (a) the Second Lien Indenture Documents and (b) any Additional Second Lien Debt Documents.

“Second Lien Guaranty” means any guaranty pursuant to the applicable Second Lien Documents by a Subsidiary of the Borrower that is a Credit Party of the Second Lien Obligations under any Second Lien Debt Facility.

“Second Lien Indenture” has the meaning assigned to that term in the preamble to this Agreement and shall include any Second Lien Substitute Facility that Replaces the Second Lien Indenture in accordance with Section 7.5 hereof, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Second Lien Indenture Agent” shall have the meaning assigned to that term in the preamble to this Agreement.

“Second Lien Indenture Documents” means the Second Lien Indenture and the Notes Collateral Documents (as defined in the Second Lien Indenture).

“Second Lien Indenture Obligations” means the notes issued under the Second Lien Notes Indenture and all other obligations of the Borrower and the Credit Parties arising under the Second Lien Indenture Documents.

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“Second Lien Indenture Secured Parties” means (a) the holders of the Second Lien Indenture Obligations, (b) the trustee under the Second Lien Indenture and (c) the Second Lien Indenture Agent.

“Second Lien Modification” shall have the meaning set forth in Section 5.2(b).

“Second Lien Obligations” means (a) the Second Lien Indenture Obligations and (b) any Additional Second Lien Obligations.

“Second Lien Parity Intercreditor Agreement” means a customary “pari passu” intercreditor agreement in form and substance reasonably satisfactory to the Borrower and the Second Lien Agent with respect to each Second Lien Debt Facility that is outstanding at the time such intercreditor agreement is entered into, and which, among other things, allocates rights among the applicable Second Lien Debt Facilities and the Second Lien Secured Parties thereunder.

“Second Lien Secured Parties” means (a) the Second Lien Indenture Secured Parties and (b) any Additional Second Lien Secured Parties.

“Second Lien Substitute Facility” means the documentation governing any Indebtedness with respect to which the requirements contained in Section 7.5 have been satisfied and the proceeds of which are used to, among other things, Replace any Second Lien Debt Facility in accordance with Section 7.5.

“Second Priority Lien” means the Liens on the Second Lien Collateral in favor of Second Lien Secured Parties under the Second Lien Collateral Documents.

“Secured Parties” means, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not control, directly or indirectly, such entity) or (b) that is, as of such date, otherwise controlled, directly or indirectly, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided, however, that a joint venture shall not be deemed to be a subsidiary solely as a result of this clause (b).

“Substitute Agent” has the meaning set forth in Section 7.5(b) hereof.

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“Substitute Facility” means any First Lien Substitute Facility and any Second Lien Substitute Facility.

“Third Party” means any Person (other than a Company Related Party).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of mandatory provisions of law, perfection or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

“United States” means the United States of America.

Section 1.3     Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any references herein to agreements (including this Agreement) shall be deemed to refer to such agreements as amended, restated, amended and restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, amendment and restatements, supplements or modifications set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Except as otherwise provided herein, any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

ARTICLE 2
LIEN PRIORITY

Section 2.1     Priority of Liens.

(a)  Notwithstanding (i) the date, time, method, manner or order of grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the First Lien Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Second Lien Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any First Lien Agent or any Second Lien Agent (or any other First Lien Secured Parties or any other Second Lien Secured Parties) in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the First Lien Documents or the Second Lien Documents (in each case, other than the provisions of this Agreement), (iv) whether any First Lien Agent or any Second Lien Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the First Lien Obligations or the Second Lien Obligations are advanced or made available to the Credit Parties, (vi) the fact that any such Liens in favor of any First Lien Agent or the other applicable First Lien Secured Parties or any Second Lien Agent or the other applicable Second Lien Secured Parties securing any of the First Lien Obligations or Second Lien Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Second Lien Obligations or the First Lien Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vii) any other circumstance of any kind or nature whatsoever, each First Lien Agent, on behalf of itself and the other applicable First Lien Secured Parties, and each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, hereby agree that:

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(1)  any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Second Lien Agent or any other applicable Second Lien Secured Party that secures all or any portion of the Second Lien Obligations shall in all respects be junior and subordinate to all Liens granted to each First Lien Agent and the other applicable First Lien Secured Parties in the Collateral to secure all or any portion of the First Lien Obligations; and

(2)  any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any First Lien Agent or any other applicable First Lien Secured Party that secures all or any portion of the First Lien Obligations shall in all respects be senior and prior to all Liens granted to each Second Lien Agent or any Second Lien Secured Party in the Collateral to secure all or any portion of the applicable Second Lien Obligations.

(b)  Notwithstanding any failure by any First Lien Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any Third Party or court of competent jurisdiction of the security interests in the Collateral granted to the First Lien Secured Parties, the priority and rights as between the First Lien Secured Parties and the Second Lien Secured Parties with respect to the Collateral shall be as set forth herein.

(c)  Each Second Lien Agent, for and on behalf of itself and the other applicable Second Lien Secured Parties, acknowledges and agrees that, concurrently herewith or prior hereto, each First Lien Agent, for the benefit of itself and the other applicable First Lien Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which such Second Lien Agent has been granted Liens and each Second Lien Agent hereby consents thereto. Each First Lien Agent, for and on behalf of itself and the other applicable First Lien Secured Parties, acknowledges and agrees that, concurrently herewith, each Second Lien Agent, for the benefit of itself and the other applicable Second Lien Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which such First Lien Agent has been granted Liens and each First Lien Agent hereby consents thereto. The subordination of Liens by each Second Lien Agent in favor of each First Lien Agent as set forth herein shall not be deemed to subordinate such Second Lien Agent’s Liens to the Liens of any other Person, nor shall such subordination be affected by the subordination of such Liens to any Lien of any other Person.

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(d)  Notwithstanding anything in this Agreement or any other First Lien Documents or Second Lien Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure First Lien Obligations consisting solely of reimbursement obligations in respect of letters of credit (not in excess of 105% of the undrawn amount thereof) and held by any First Lien Agent pursuant to Section 2.05(i), Section 2.20(c) or any other applicable provision of the First Lien Credit Agreement (or any equivalent provision of any other First Lien Debt Facility) shall be applied as specified in such Section of the First Lien Credit Agreement or any equivalent provision of any other First Lien Debt Facility, as applicable, and, so long as such amounts are held by such First Lien Agent for such purposes, will not constitute Collateral securing the Second Lien Obligations.

Section 2.2     Waiver of Right to Contest Liens.

(a)  Each Second Lien Agent, for and on behalf of itself and the other applicable Second Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability or perfection of the Liens of any First Lien Agent and the other applicable First Lien Secured Parties as to the Collateral or the provisions of this Agreement. Each Second Lien Agent, for itself and on behalf of the other applicable Second Lien Secured Parties, agrees that none of such Second Lien Agent or the other applicable Second Lien Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any First Lien Agent or any other applicable First Lien Secured Party under the First Lien Documents, and in accordance with applicable law, against the Collateral, other than as expressly permitted by this Agreement. Except as expressly permitted by this Agreement, each Second Lien Agent, for itself and on behalf of the other applicable Second Lien Secured Parties, hereby waives any and all rights it or the other applicable Second Lien Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to or interfere with the manner in which any First Lien Agent or any other First Lien Secured Party seeks to enforce its Liens in any Collateral; subject, however, in all respects to such First Lien Agent’s and such First Lien Secured Parties’ compliance with applicable law; provided that the foregoing clause is subject to Section 2.1. The foregoing shall not be construed to prohibit any Second Lien Agent from enforcing the provisions of this Agreement or any claims it, or any other Second Lien Secured Party, may have against any First Lien Agent or any other First Lien Secured Party that are preserved under this Agreement or are not the subject matter of this Agreement.

(b)  Each First Lien Agent, for and on behalf of itself and the other applicable First Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability or perfection of the Liens of any Second Lien Agent or the other applicable Second Lien Secured Parties against the Collateral or the provisions of this Agreement. The foregoing shall not be construed to prohibit the First Lien Agent from enforcing the provisions of this Agreement.

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Section 2.3     Remedies Standstill and Exclusive Rights of First Lien Agent and First Priority Secured Parties.

(a)  The First Lien Controlling Agent and First Priority Secured Parties shall have the exclusive right to exercise any secured remedies against any of the Collateral. Each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of First Lien Obligations shall have occurred, neither such Second Lien Agent nor any other Second Lien Secured Party will Exercise Any Secured Creditor Remedies against any of the Collateral without the prior written consent of the First Lien Controlling Agent, and will not take, receive or accept any Proceeds of Collateral.

(b)  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to prevent any Second Lien Agent or any other Second Lien Secured Party from taking (and each Second Lien Agent and each other Second Lien Secured Party shall be permitted to take) any of the following actions: (i) filing a claim, proof of claim, statement of interest or any similar form with respect to the Second Lien Obligations owed to it in any Insolvency Proceeding commenced by or against any Credit Party, (ii) taking any action (not challenging the priority status of the Liens of any First Lien Agent or the other First Lien Secured Parties on the Collateral or the rights of any First Lien Agent or any of the First Lien Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Collateral, (iii) if any First Lien Agent or any other First Lien Secured Party obtains relief from the stay or any other stay in any Insolvency Proceeding, any Second Lien Agent and any other Second Lien Secured Party may join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by any First Lien Agent or any other First Lien Secured Party to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of remedies by any First Lien Agent or such other First Lien Secured Party (it being understood that no Second Lien Agent or any other Second Lien Secured Party shall be entitled to receive any Proceeds thereof unless otherwise expressly permitted herein), (iv) filing any necessary or responsive pleadings (x) in opposition to any motion, adversary proceeding or other pleading or action filed by any Person objecting to or otherwise seeking disallowance of, or (y) regarding the treatment of, the claim or Lien of any Second Lien Agent or any other Second Lien Secured Party, (v) proposing or voting on any plan of reorganization in any Insolvency Proceeding of any Credit Party, (vi) exercising rights and remedies as unsecured creditors, as provided in Section 2.9, (vii) bidding for or purchasing assets of any of the Credit Parties at any public, private or judicial foreclosure upon such assets or any sale of assets during an Insolvency Proceeding (including with a credit bid, provided that, in connection with any such foreclosure or sale of assets, a Discharge of First Lien Obligations has occurred) and (viii) inspecting, appraising, valuing or exercising other similar rights with respect to the Collateral or receiving reports with respect to the Collateral so long as such actions do not interfere in any material respect with the right of the First Lien Secured Parties to Exercise Any Secured Creditor Remedies. Except for the actions set forth in this clause (b), Sections 2.9, 3.1, and 5.2, and except as set forth in Articles 6 and 8, unless and until the Discharge of the First Lien Obligations has occurred, the sole right of the Second Lien Controlling Agent and the other Second Lien Secured Parties as to the Collateral shall be to receive the Collateral and Proceeds of the Collateral, if any, remaining after Discharge of First Lien Obligations has occurred and in accordance with the Second Lien Documents and applicable law.

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Section 2.4      Exercise of Rights.

(a)  No Other Restrictions. Except as expressly set forth in this Agreement, each First Lien Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies against the Collateral shall be subject to the provisions of this Agreement. The First Lien Controlling Agent may enforce the provisions of the First Lien Documents and may Exercise Any Secured Creditor Remedies, all in such order and in such manner as it may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and the provisions of applicable law, and such enforcement and exercise shall include the rights of an agent appointed by the First Lien Controlling Agent to dispose of Collateral upon foreclosure, to incur expenses in connection with any such disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code or any Debtor Relief Law; provided, however, that the First Lien Controlling Agent (or any other First Lien Secured Party exercising any right or remedy) agrees to provide to each Second Lien Agent (x) written notice prior to the commencement of an Exercise of Any Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Credit Party; provided further, however, that the First Lien Controlling Agent’s failure to provide such written notice or any such copies to each Second Lien Agent shall not impair any of the First Lien Controlling Agent’s rights hereunder or under any of the First Lien Documents. Each Second Lien Agent and each Second Lien Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against either the First Lien Controlling Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person against the Collateral which is permitted by (or not otherwise prohibited by) the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken. Each of the First Lien Agent and the other First Lien Secured Parties agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Second Lien Agent or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person against the Collateral which is permitted by (or not otherwise prohibited by) the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken.

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(b)  Release of Second Priority Liens. So long as the Discharge of First Lien Obligations has not occurred and will not occur in connection with any such sale, transfer or other disposition, in the event of (i) any private or public sale of all or any portion of the Collateral to any Third Party in connection with any Exercise of Secured Creditor Remedies by or with the consent of the First Lien Controlling Agent, or (ii) any sale, transfer or other disposition to any Third Party of all or any portion of the Collateral, so long as, in the case of this clause (ii), such sale, transfer or other disposition to such Third Party is then permitted by the First Lien Documents and the Second Lien Documents, each Second Lien Agent agrees, on behalf of itself and the applicable Second Lien Secured Parties that, so long as each Second Lien Agent, for the benefit of the applicable Second Lien Secured Parties, shall retain a Lien on the Proceeds of such sale, transfer or other disposition (to the extent that such Proceeds are not applied to the First Lien Obligations as provided in Section 4.1(b) hereof), such sale, transfer or other disposition will be free and clear of the Liens on such Collateral (but not the Proceeds thereof) securing the Second Lien Obligations, and each Second Lien Agent’s and the other Second Lien Secured Parties’ Liens against the Collateral (but not the Proceeds thereof) so sold, transferred or disposed (and any Second Lien Guaranty by any Credit Party that, as a result of such sale, transfer or other disposition, is no longer a Subsidiary of the Borrower) shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the First Lien Secured Parties’ Liens on such Collateral (and, as applicable, of the First Lien Guaranty by such Credit Party). In furtherance of, and subject to, the foregoing, each Second Lien Agent agrees that it will promptly execute any and all Lien releases or other comparable documents reasonably requested by the First Lien Controlling Agent in connection therewith, in each case in customary form (and in no event on terms less favorable to the Second Lien Secured Parties than the comparable document with respect to the First Lien Secured Parties). Each Second Lien Agent hereby appoints the First Lien Controlling Agent and any officer or duly authorized person of the First Lien Controlling Agent, until the date upon which the Discharge of First Lien Obligations shall have occurred, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Second Lien Agent and in the name of such Second Lien Agent or in the First Lien Controlling Agent’s own name, from time to time, in the First Lien Controlling Agent’s sole discretion, for the purposes of carrying out the express terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the express purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5      No New Liens.

(a)  It is the anticipation of the parties hereto that, until the date upon which the Discharge of First Lien Obligations shall have occurred, no Second Lien Secured Party shall acquire or hold any consensual Lien on any assets securing any Second Lien Obligation which assets are not also subject to the Lien of any First Lien Agent under the applicable First Lien Documents. If any Second Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any Second Lien Obligation which assets are not also subject to the Lien of any First Lien Agent under the applicable First Lien Documents, then the Second Lien Controlling Agent (or the relevant Second Lien Secured Party) shall, without the need for any further consent of any other Second Lien Secured Party, the Borrower, any other Credit Party or any other Person and notwithstanding anything to the contrary in any other Second Lien Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of such First Lien Agent as security for the First Lien Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify such First Lien Agent in writing of the existence of such Lien upon becoming aware thereof.

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(b)  It is the anticipation of the parties hereto that, until the date upon which the Discharge of First Lien Obligations shall have occurred, no First Lien Secured Party shall acquire or hold any consensual Lien on any assets securing any First Lien Obligation which assets are not also subject to the Lien of any Second Lien Agent under the applicable Second Lien Documents (other than as set forth in Section 2.1(d)) hereof. If any First Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Credit Party securing any First Lien Obligation which assets are not also subject to the Lien of any Second Lien Agent under the Second Lien Documents (other than as set forth in Section 2.1(d)) hereof, then the First Lien Controlling Agent (or the relevant First Lien Secured Party) shall, without the need for any further consent of any other First Lien Secured Party, the Borrower, any other Credit Party or any other Person and notwithstanding anything to the contrary in any other First Lien Document be deemed to also hold and have held such Lien as agent or bailee for the benefit of such Second Lien Agent as security for the Second Lien Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify such Second Lien Agent in writing of the existence of such Lien upon becoming aware thereof.

Section 2.6      Similar Liens and Agreements. The parties hereto acknowledge and agree that, except as set forth in Section 2.1(d), it is their intention that the Collateral subject to Liens securing the First Lien Obligations and the Collateral subject to Liens securing the Second Lien Obligations be identical. In furtherance of the foregoing, the parties hereto agree:

(a)  to cooperate in good faith in order to determine, upon any reasonable request by any First Lien Agent or any Second Lien Agent, the specific assets included in the Collateral subject to Liens securing the First Lien Obligations and the Collateral subject to Liens securing the Second Lien Obligations, the steps taken to perfect the Liens securing the First Lien Obligations thereon and the Liens securing the Second Lien Obligations thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents; and

(b)  that the documents, agreements and instruments creating or evidencing the Collateral subject to the Liens securing the Second Lien Obligations (and such Liens) shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the Collateral subject to the Liens securing the First Lien Obligations (and such Liens), other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.

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Section 2.7      Waiver of Marshalling. Until the Discharge of First Lien Obligations has occurred, each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshalling of the Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 2.8      No Waiver by First Lien Secured Parties. Other than with respect to the actions permitted under Sections 2.3(b), 2.9, 3.1, 5.2 and Articles 6 and 8 hereof, nothing contained herein shall prohibit or in any way limit any First Lien Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by any Second Lien Agent or any other Second Lien Secured Party, including any request by any Second Lien Agent or any other Second Lien Secured Party for adequate protection or any exercise by any Second Lien Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Documents or otherwise.

Section 2.9      Rights as Unsecured Creditors. The Second Lien Controlling Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Documents and applicable law, enforce all rights and exercise remedies against the Borrower and any other Credit Party as unsecured creditors; provided that no such action is otherwise in breach of or inconsistent with the terms of this Agreement.

ARTICLE 3
ACTIONS OF THE PARTIES

Section 3.1      Certain Actions Permitted. Subject to the terms of this Agreement, the Second Lien Controlling Agent may make such demands or file such claims in respect of the Second Lien Obligations as it reasonably deems necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure at any time. Nothing in this Agreement shall prohibit (i) the receipt by any Second Lien Agent or any other Second Lien Secured Party of the required payments of interest, principal and other amounts owed in respect of the applicable Second Lien Obligations so long as such receipt is not the direct or indirect result of the Exercise of Any Secured Creditor Remedies by such Second Lien Agent or such Second Lien Secured Party or (ii) any judgment lien in favor of any Second Lien Agent or any other Second Lien Secured Party resulting from the exercise of remedies available to an unsecured creditor, to the extent such judgment lien applies to Collateral; provided that, for the avoidance of doubt, any such judgment lien in favor of such Second Lien Agent or any other Second Lien Secured Party shall be subject to the terms of this Agreement for all purposes (including in relation to the Liens in favor of the First Lien Secured Parties) as the other Liens granted to the Second Lien Secured Parties.

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Section 3.2      Agent for Perfection. The First Lien Controlling Agent, for and on behalf of itself and each other First Lien Secured Party, agrees to hold all Collateral in its possession, custody or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody or control of its agents or bailees) as gratuitous bailee for each Second Lien Agent solely for the purpose of perfecting or maintaining the perfection of the security interest granted to each Second Lien Agent in such Collateral, subject to the terms and conditions of this Section 3.2. In the event that the First Lien Controlling Agent (or its agent or bailees) has Lien filings against IP Rights (as defined in the First Lien Credit Agreement) that is part of the Collateral that are necessary for the perfection of Liens in such Collateral, the First Lien Controlling Agent agrees to hold such Liens as non-fiduciary agent and gratuitous bailee for each Second Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second Lien Collateral Documents, subject to the terms and conditions of this Section 3.2. None of the First Lien Controlling Agent or the other First Lien Secured Parties shall have any obligation whatsoever to any Second Lien Agent or the other Second Lien Secured Parties to assure that the Collateral is genuine or owned by the Borrower, any other Credit Party or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the First Lien Controlling Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as gratuitous bailee and/or agent for each Second Lien Agent for purposes of perfecting or maintaining the perfection of the Lien held by each Second Lien Agent. So long as the Discharge of First Lien Obligations has not occurred, the First Lien Controlling Agent shall be entitled to deal with the Control Collateral in accordance with the terms of this Agreement and the other First Lien Documents. The First Lien Controlling Agent is not and shall not be deemed to be a fiduciary of any kind for the Second Lien Secured Parties or any other Person. In addition, each Second Lien Agent, on behalf of the other applicable Second Lien Secured Parties, hereby agrees and acknowledges that other than as to Collateral that may be perfected through the filing of a UCC financing statement, the First Lien Controlling Agent’s Liens may be perfected on certain items of Collateral with respect to which each Second Lien Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and each Second Lien Agent, on behalf of the other applicable Second Lien Secured Parties, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement.

Section 3.3      Sharing of Information and Access. In the event that the Second Lien Controlling Agent shall, in the exercise of its rights under the Second Lien Collateral Documents, receive possession or control of any books and records of any Credit Party which contain information identifying or pertaining to any of the Collateral, the Second Lien Controlling Agent shall, upon request from any First Lien Agent and as promptly as practicable thereafter (at the sole expense of the Credit Parties), either make available to such First Lien Agent such books and records for inspection and duplication or provide such First Lien Agent copies thereof.

Section 3.4      Insurance and Condemnation Awards. Proceeds of Collateral include insurance Proceeds and condemnation awards and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance Proceeds and condemnation awards. Each First Lien Agent and each Second Lien Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the First Lien Credit Agreement or the Second Lien Indenture, as applicable. The First Lien Controlling Agent shall have the sole and exclusive right, as against each Second Lien Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of Collateral. All Proceeds of such insurance and any such award, or any payments with respect to a deed in lieu of condemnation, shall be remitted to the First Lien Controlling Agent, and each of the other First Lien Agents and each Second Lien Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance Proceeds or any such awards or payments in accordance with Section 4.1 hereof.

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Section 3.5      No Additional Rights For the Credit Parties Hereunder. If any First Lien Secured Party or Second Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any First Lien Secured Party or Second Lien Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Lien Secured Party or Second Lien Secured Party.

Section 3.6      Payments Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or Proceeds thereof (other than, in any case, Reorganization Securities) received by any Second Lien Agent or any other Second Lien Secured Parties in connection with the Exercise of Any Secured Creditor Remedy (or any insurance policy claim or any condemnation award (or deed in lieu of condemnation)) in breach of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Controlling Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Controlling Agent is hereby authorized to make any such endorsements as agent for each Second Lien Agent and any such Second Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

ARTICLE 4
APPLICATION OF PROCEEDS

Section 4.1      Application of Proceeds.

(a)  Revolving Nature of Certain First Lien Obligations. Each Second Lien Agent, for and on behalf of itself and the other applicable Second Lien Secured Parties, expressly acknowledges and agrees that (i) any First Lien Debt Facility may include a revolving commitment, that the First Lien Agent and the First Lien Lenders will apply payments and make advances thereunder; and (ii) the amount of the First Lien Obligations that may be outstanding under any such revolving commitment at any time or from time to time may (to the extent permitted hereunder) be increased or reduced and subsequently reborrowed, and that the terms of the First Lien Obligations under any such revolving commitment may (to the extent permitted hereunder) be modified, extended or amended from time to time, and that the aggregate amount of the First Lien Obligations under any such revolving commitment may (to the extent permitted hereunder) be increased or refinanced, in each case, without affecting the provisions hereof (including the Lien Priority); provided, however, that from and after the date on which the First Lien Controlling Agent (or any other First Lien Secured Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by any First Lien Agent or any First Lien Secured Party shall be applied as specified in Section 4.1(b).

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(b)  Application of Proceeds of Collateral. Each First Lien Agent and each Second Lien Agent hereby agree that, so long as the Discharge of First Lien Obligations has not occurred, all Collateral and all Proceeds thereof received by any First Lien Agent (or any other First Lien Secured Party) or any Second Lien Agent (or any other Second Lien Secured Party) in connection with any Exercise of Secured Creditor Remedies shall be applied, first, to the payment of reasonable and documented out-of-pocket costs and expenses of the First Lien Controlling Agent in connection with such Exercise of Secured Creditor Remedies, and second, to the payment or cash collateralization, as the case may be, of the First Lien Obligations in accordance with the First Lien Documents. All Collateral and all Proceeds received by any First Lien Agent after the Discharge of First Lien Obligations has occurred shall be segregated and held in trust and forthwith paid over to the Second Lien Controlling Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct for application to the payment of the Second Lien Obligations in accordance with the Second Lien Documents. The Second Lien Controlling Agent is hereby authorized to make any such endorsements as agent for the First Lien Agent or any such First Lien Secured Parties. The authorization provided for in the immediately preceding sentence shall be coupled with an interest and shall be irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c)  Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the First Lien Controlling Agent shall have no obligation or liability to any Second Lien Agent or to any Second Lien Secured Party regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by the First Lien Controlling Agent under the terms of this Agreement. In exercising remedies permitted by this Agreement, whether as a secured creditor or otherwise, the Second Lien Controlling Agent shall have no obligation or liability to any First Lien Agent or to any First Lien Secured Party regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by the Second Lien Collateral Agent under the terms of this Agreement.

(d)  Turnover of Collateral After Discharge. Upon the Discharge of First Lien Obligations, the First Lien Controlling Agent shall deliver to the Second Lien Controlling Agent or shall execute such documents as the Second Lien Controlling Agent may reasonably request to enable the Second Lien Controlling Agent to have control over any Control Collateral still in the First Lien Controlling Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.2      Specific Performance. Each First Lien Agent and Second Lien Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any other Credit Party shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each First Lien Agent, for and on behalf of itself and the other applicable First Lien Secured Parties, and each Second Lien Agent, for and on behalf of itself and the other applicable Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

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Section 4.3      Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then each Second Lien Agent and the other Second Lien Secured Parties agree that any distribution or recovery they may receive of such Collateral or the Proceeds thereof (other than Reorganization Securities) shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Controlling Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of such Second Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Collateral or Proceeds thereof) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. Until the Discharge of First Lien Obligations occurs, each Second Lien Agent, for itself and on behalf of each other applicable Second Lien Secured Party, hereby appoints the First Lien Controlling Agent, and any officer or agent of the First Lien Controlling Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.3 and taking any action and executing any instrument that the First Lien Controlling Agent may deem necessary or advisable to accomplish the purposes of this Section 4.3, which appointment is irrevocable and coupled with an interest.

ARTICLE 5
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1      Notice of Acceptance and Other Waivers.

(a)  All First Lien Obligations at any time made or incurred by the Borrower or any other Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance, by any First Lien Agent or any other First Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation or non-payment of all or any part of the First Lien Obligations. All Second Lien Obligations at any time made or incurred by the Borrower or any other Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and each First Lien Agent, on behalf of itself and the other applicable First Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance, by any Second Lien Agent or any other Second Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation or non-payment of all or any part of the Second Lien Obligations.

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(b)  None of any First Lien Agent, any First Lien Secured Party or any of their respective Affiliates, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever against the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If any First Lien Agent or any other First Lien Secured Party honors (or fails to honor) a request by the Borrower for an extension of credit pursuant to any First Lien Debt Facility or any of the other First Lien Documents, whether such First Lien Agent or any other First Lien Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Second Lien Debt Facility or any other Second Lien Document or an act, condition or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if any First Lien Agent or any other First Lien Secured Party otherwise should exercise any of its contractual rights or remedies under any First Lien Documents (subject to the express terms and conditions hereof), neither such First Lien Agent nor any other First Lien Secured Party shall have any liability whatsoever to any Second Lien Agent or any other Second Lien Secured Party as a result of such action, omission or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). Each First Lien Agent and the other First Lien Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any applicable First Lien Debt Facility and any of the other First Lien Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that any Second Lien Agent or any of the other Second Lien Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. Each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, agrees that neither any First Lien Agent nor any other First Lien Secured Party shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the First Lien Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c)  If any Second Lien Agent or any other Second Lien Secured Party honors (or fails to honor) a request by the Borrower for an extension of credit pursuant to any Second Lien Debt Facility or any of the other Second Lien Documents, whether such Second Lien Agent or any other Second Lien Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any First Lien Debt Facility or any other First Lien Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if any Second Lien Agent or any other Second Lien Secured Party otherwise should exercise any of its contractual rights or remedies under the Second Lien Documents (subject to the express terms and conditions hereof), neither such Second Lien Agent nor any other Second Lien Secured Party shall have any liability whatsoever to any First Lien Agent or any other First Lien Secured Party as a result of such action, omission or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). Each Second Lien Agent and the other Second Lien Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Second Lien Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that any First Lien Agent or any other First Lien Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement.

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Section 5.2      Modifications to First Lien Documents and Second Lien Documents.

(a)  Each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, hereby agrees that, without affecting the obligations of any Second Lien Agent and the other Second Lien Secured Parties hereunder, any First Lien Agent and the other First Lien Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any Second Lien Agent or any other Second Lien Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Section 5.2), and without incurring any liability to any Second Lien Agent or any other Second Lien Secured Party or impairing or releasing the subordination provided for herein, (i) Replace any First Lien Debt Facility with a First Lien Substitute Facility in accordance with Section 7.5 hereof, (ii) add an Additional First Lien Debt Facility in accordance with Section 7.6 hereof or (iii) amend, restate, supplement, refinance, extend, consolidate, restructure or otherwise modify any of the applicable First Lien Documents in any manner whatsoever (each of such actions described in clauses (i), (ii) and (iii), a “First Lien Modification”); provided that, without the written consent of each Second Lien Agent (each acting with the consent of the applicable requisite Second Lien Secured Parties), no First Lien Modification shall (A) breach any of the express terms of this Agreement or (B) implement any covenant, agreement or event of default under any First Lien Document that directly restricts by its terms any Credit Party from making any payment under any of the Second Lien Documents that would otherwise be permitted under the First Lien Documents as in effect on the date hereof.

(b)  Each First Lien Agent, on behalf of itself and the other applicable First Lien Secured Parties, hereby agrees that, without affecting the obligations of any First Lien Agent and the other First Lien Secured Parties hereunder, each Second Lien Agent and the other Second Lien Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any First Lien Agent or any other First Lien Secured Party (except to the extent such consent is required pursuant to the express provisions of this Section 5.2), and without incurring any liability to any First Lien Agent or any other First Lien Secured Party or impairing or releasing the subordination provided for herein (i) Replace any Second Lien Debt Facility with a Second Lien Substitute Facility in accordance with Section 7.5 hereof, (ii) add an Additional Second Lien Debt Facility in accordance with Section 7.6 hereof or (iii) amend, restate, supplement, refinance, extend, consolidate, restructure or otherwise modify any of the Second Lien Documents in any manner whatsoever (each of such actions described in clauses (i), (ii) and (iii), a “Second Lien Modification”); provided that, so long as the Discharge of First Lien Obligations has not occurred, without the prior written consent of the each First Lien Agent (each acting with the consent of the applicable requisite First Lien Secured Parties), no such Second Lien Modification shall (A) breach the express terms of this Agreement, (B) result in a scheduled amortization payment under, or the scheduled final maturity date of, any Second Lien Debt Facility, occurring earlier than [●]1 (for the avoidance of doubt, any acceleration of the obligations under any Second Lien Document or Second Lien Modification that implements acceleration provisions in any Second Lien Document that, when taken as a whole, are not, at the time such Second Lien Modification becomes effective, materially more restrictive on the Borrower and its Subsidiaries than the corresponding acceleration provisions of the First Lien Documents when taken as a whole shall not implicate this clause (B) (it being understood and agreed that the acceleration provisions of the Second Lien Indenture Documents as in effect on the date hereof, when taken as a whole, are not materially more restrictive on the Borrower and its Subsidiaries than the corresponding acceleration provisions of the First Lien Documents when taken as a whole)), (C) implement mandatory prepayment, redemption or repurchase provisions in any Second Lien Debt Facility that would require such Second Lien Debt Facility to be mandatorily prepaid, redeemed or repurchased prior to [●]2; provided that this clause (C) shall not apply to (1) any provision in the Second Lien Indenture Documents as in effect on the date hereof or (2) any acceleration, event of default or mandatory offer to purchase/repurchase provisions of any Second Lien Document (including any Second Lien Indenture Document) that, when taken as a whole, are not materially more restrictive on the Borrower and its Subsidiaries than the corresponding provisions of the Second Lien Indenture Documents as in effect on the date hereof when taken as a whole (provided that a certificate of a Responsible Officer delivered to each First Lien Agent and each Second Lien Agent at least five (5) Business Days prior to the effectiveness of the applicable Second Lien Modification with (x) a reasonably detailed description of the material terms and conditions of such amendment and (y) drafts of the documentation relating thereto attached, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (2) shall be conclusive evidence that such terms and conditions satisfy such requirement unless any First Lien Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) or (D) implement covenants or events of defaults in any Second Lien Debt Facility that, when taken as a whole, are, at the time such Second Lien Modification becomes effective, materially more restrictive on the Borrower and its Subsidiaries than the corresponding provisions of the First Lien Documents when taken as a whole (it being understood and agreed that neither the covenants in the Second Lien Indenture Documents as in effect on the date hereof, when taken as a whole, nor the events of default in the Second Lien Indenture Documents as in effect on the date hereof, when taken as a whole, are materially more restrictive on the Borrower and its Subsidiaries than the corresponding provisions of the First Lien Documents when taken as a whole); provided that a certificate of a Responsible Officer delivered to each First Lien Agent and each Second Lien Agent at least five (5) Business Days prior to the effectiveness of the applicable Second Lien Modification with (x) a reasonably detailed description of the material terms and conditions of such amendment and (y) drafts of the documentation relating thereto attached, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (D) shall be conclusive evidence that such terms and conditions satisfy such requirement unless any First Lien Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees).

1 To be the date that is the 91st day after the maturity date of the first lien term loan facility.

2 To be the date that is the 91st day after the maturity date of the first lien term loan facility.

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(c)  In the event that each First Lien Agent or the First Lien Secured Parties and the relevant Credit Party enter into any amendment, modification, waiver or consent in respect of any of the First Lien Collateral Documents (other than this Agreement) that is not prohibited under this Agreement, then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the Second Lien Collateral Documents, in each case, without the consent of any Second Lien Secured Party and without any action by any Second Lien Agent, the Borrower or any other Credit Party; provided that (i) no such amendment, modification, waiver or consent shall (A) remove assets subject to the Liens securing the Second Lien Obligations or release any such Liens, except to the extent that such release is permitted or required by Section 2.4(b) hereof and provided that there is a concurrent release of the corresponding Liens securing the First Lien Obligations, (B) amend, modify or otherwise affect the rights or duties of any Second Lien Agent without its prior written consent or (C) permit Liens on the Collateral that are not permitted under the terms of the Second Lien Documents and (ii) notice of such amendment, modification waiver or consent shall have been given to each Second Lien Agent no later than the fifth Business Day following the effective date of such amendment, modification, waiver or consent.

(d)  The Borrower agrees that each applicable Second Lien Debt Facility and each applicable Second Lien Collateral Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by each First Lien Agent, which approval shall not be unreasonably withheld or delayed. Each of the Borrower and each Second Lien Agent further agrees that each Second Lien Collateral Document covering any Collateral that is comprised of Real Property shall contain such other language as each First Lien Agent may reasonably request to reflect the subordination of such Second Lien Collateral Document to the First Lien Collateral Document covering such Collateral pursuant to this Agreement.

Section 5.3      Effect of Replacement of First Lien Documents. If, contemporaneously with the Discharge of First Lien Obligations, the Borrower has Replaced one or more First Lien Debt Facilities with one or more First Lien Substitute Facilities in accordance with Section 7.5 then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

Section 5.4      Reinstatement and Continuation of Agreement. If any First Lien Agent or any other First Lien Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any other Credit Party or any other Person any payment made in satisfaction of all or any portion of the First Lien Obligations (a “First Lien Recovery”), then the applicable First Lien Obligations shall be reinstated to the extent of such First Lien Recovery. If this Agreement shall have been terminated prior to such First Lien Recovery, this Agreement shall be reinstated in full force and effect in the event of such First Lien Recovery, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements and obligations of each First Lien Agent, each Second Lien Agent, the other First Lien Secured Parties and the other Second Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion or dismissal of, any Insolvency Proceeding by or against the Borrower or any other Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Credit Party in respect of the First Lien Obligations or the Second Lien Obligations. No priority or right of any First Lien Agent or any other First Lien Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower or any other Credit Party or by the noncompliance by any Person with the terms, provisions or covenants of any of the First Lien Documents, regardless of any knowledge thereof which any First Lien Agent or any other First Lien Secured Party may have.

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ARTICLE 6
INSOLVENCY PROCEEDINGS

Section 6.1      DIP Financing.

(a)  If the Borrower or any other Credit Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of First Lien Obligations, and any First Lien Agent or any other First Lien Secured Parties shall seek to provide the Borrower or any other Credit Party with, or consent to a Third Party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Collateral under Section 363 of the Bankruptcy Code (in each case, or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be on commercially reasonable terms under the circumstances and secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be Collateral) and subject to the proviso in this Section 6.1(a), then each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Second Lien Agent securing the Second Lien Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is Collateral except as permitted by Section 6.3(b)(i) hereof) so long as: (i) the DIP Financing is not in excess of 120% of the sum of (x) to the extent refinanced in connection with, and included as part of, such DIP Financing, the aggregate principal amount of the pre-petition First Lien Obligations and (y) the amount of any unused revolving commitments under any First Lien Debt Facility outstanding immediately prior to the commencement of the applicable Insolvency Proceeding; (ii) each Second Lien Agent retains its Lien on the Collateral to secure the applicable Second Lien Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and (iii) all Liens on Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of each First Lien Agent and the other First Lien Secured Parties securing the First Lien Obligations on Collateral. Nothing in this Section 6.1(a) shall prevent any Second Lien Agent and the other Second Lien Secured Parties from objecting to any provision in any DIP Financing directly relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws.

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(b)  All Liens granted to any First Lien Agent or any Second Lien Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2      Relief From Stay. Until the Discharge of First Lien Obligations has occurred, each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, agrees not to seek relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral, any Proceeds thereof or any Lien in respect of the Second Lien Obligations, in each case without the First Lien Controlling Agent’s express prior written consent; provided, however, if any First Lien Agent or any First Lien Secured Party obtains relief from the stay or any other stay in any Insolvency Proceeding, the Second Lien Controlling Agent and any Second Lien Secured Party may join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by such First Lien Agent or any other First Lien Secured Party to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of remedies by such First Lien Agent or such other First Lien Secured Party (it being understood that no Second Lien Agent or any other Second Lien Secured Party shall be entitled to receive any Proceeds thereof unless otherwise expressly permitted herein).

Section 6.3      No Contest; Adequate Protection.

(a)  Each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, agrees that, prior to the Discharge of First Lien Obligations, none of them shall seek or accept any form of adequate protection under any or all of Section 361, 362, 363 or 364 of the Bankruptcy Code (or any comparable provision of any other Debtor Relief Law) with respect to the Collateral, except as set forth in this Section 6.3 or as may otherwise be consented to in writing by the First Lien Controlling Agent in its sole and absolute discretion. Each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, agrees that, prior to the Discharge of First Lien Obligations, except to the extent expressly permitted by this Agreement, none of them shall contest (or support any other Person contesting) (i) any request by any First Lien Agent or any other First Lien Secured Party for adequate protection of its interest in the Collateral or (ii) any objection by the First Lien Agent or any other First Lien Secured Party to any motion, relief, action or proceeding based on a claim by the First Lien Agent or any other First Lien Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as, in each case of clauses (i)  and (ii), any Liens granted to the First Lien Agent as adequate protection of its interests are subject to this Agreement.

(b)  Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(i)  if the First Lien Secured Parties (or any subset thereof) are granted adequate protection with respect to the Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Collateral), then each First Lien Agent, on behalf of itself and the other applicable First Lien Secured Parties, agrees that each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, may seek or request (and the First Lien Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations on the same basis as the other Liens of such Second Lien Agent on the Collateral;

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(ii)  in the event the Second Lien Secured Parties (or any subset thereof) are granted adequate protection in respect of the Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Collateral), then each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, agrees that each First Lien Agent, on behalf of itself and the other applicable First Lien Secured Parties, shall be granted adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be senior to the Liens securing the Second Lien Obligations on the same basis as the other Liens of such First Lien Agent on the Collateral;

(iii)  if the First Lien Secured Parties (or any subset thereof) are granted adequate protection with respect to the Collateral in the form of an administrative claim or a super-priority administrative claim, then each First Lien Agent, on behalf of itself and the other applicable First Lien Secured Parties, agrees that each Second Lien Agent, on behalf of itself and the other applicable Second Lien Secured Parties, may seek or request (and the First Lien Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of an administrative claim or a super-priority administrative claim on the same terms as granted to the First Lien Secured Parties, which administrative claim and/or super-priority administrative claim will be subordinated to the administrative claim and/or super-priority administrative claim granted to the First Lien Secured Parties on the same basis as the Lien Priority; and

(iv)  if the Second Lien Secured Parties (or any subset thereof) are granted adequate protection with respect to the Collateral in the form of an administrative claim or a super-priority claim, then such Second Lien Agent, on behalf of itself and the applicable Second Lien Secured Parties, agrees that each First Lien Agent, on behalf of itself and the other applicable First Lien Secured Parties, shall be granted adequate protection with respect to its interests in such Collateral in the form of an administrative claim and/or super-priority administrative claim on the same terms as granted to the Second Lien Secured Parties, which administrative claim and/or super-priority claim will be senior to the administrative claim and/or superpriority claim granted to such Second Lien Agent on the same basis as the Lien Priority.

(c)  Except as otherwise expressly set forth in Section 6.1 hereof, nothing herein shall limit the rights of any First Lien Agent or the other First Lien Secured Parties from seeking adequate protection with respect to their rights in the Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise). In the event that any such adequate protection is granted to any First Lien Agent or the other First Lien Secured Parties, then such First Lien Agent, on behalf of itself and the First Lien Secured Parties, agrees that each Second Lien Agent, on behalf of itself or any of the other applicable Second Lien Secured Parties, may seek or request (and the First Lien Secured Parties will not oppose such request) adequate protection; provided that such adequate protection obligations or Liens shall be (A) subordinated to the obligations or Liens granted to the First Lien Secured Parties and (B) subject to the right of the First Lien Secured Parties to object to the reasonableness of the amounts so sought by the Second Lien Secured Parties.

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Section 6.4      Asset Sales. Each Second Lien Agent agrees, on behalf of itself and the other applicable Second Lien Secured Parties, that it will not oppose any sale free and clear of Liens securing the Second Lien Obligations pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) that is consented to by the First Lien Controlling Agent of any Collateral, so long as such Second Lien Agent, for the benefit of the applicable Second Lien Secured Parties, shall retain a Lien on the Proceeds of such sale (to the extent such Proceeds are not applied to the First Lien Obligations in accordance with Section 4.1(b) hereof); provided, however, nothing herein shall limit the rights of the Second Lien Secured Parties from interposing any claim, objection, evidence or argument with respect to any such sale that could be raised by a general unsecured creditor; and provided further, however, any Second Lien Agent and any of the Second Lien Secured Parties shall have the right in connection with any such sale to credit bid pursuant to Section 363(k) of the Bankruptcy Code (or any similar provision in any Debtor Relief Laws, so long as any such credit bid provides for the payment in full in cash to cause a Discharge of the First Lien Obligations).

Section 6.5      Post-Petition Interest.

(a)  Each Second Lien Agent, for itself and on behalf of the other applicable Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by any First Lien Agent or any other First Lien Secured Party for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens securing the First Lien Obligations (it being understood and agreed that such value shall be determined without regard to the existence of the Liens securing the Second Lien Obligations on the Collateral).

(b)  Each First Lien Agent, for itself and on behalf of the other applicable First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by any Second Lien Agent or any other Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens securing the Second Lien Obligations (it being understood and agreed that such value shall be determined taking into account the Liens securing the First Lien Obligations on the Collateral).

Section 6.6      Certain Waivers by the Second Lien Secured Parties. Each Second Lien Agent, for itself and on behalf of the other applicable Second Lien Secured Parties, waives any claim any applicable Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the timely election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Debtor Relief Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency Proceeding that is permitted hereunder.

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Section 6.7      Separate Grants of Security and Separate Classification. Each First Lien Secured Party and each Second Lien Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the First Lien Obligations are fundamentally different from the Second Lien Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties hereto as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and the Second Lien Secured Parties against the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Secured Parties and the Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of First Lien Obligation claims and Second Lien Obligation claims against the Credit Parties, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses that is allowed and available from the Collateral for First Lien Secured Parties before any distribution is made in respect of the claims held by the Second Lien Secured Parties from such Collateral, with the Second Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.8      Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.9      Reorganization Securities. If, in any Insolvency Proceeding, debt obligations or equity interests of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan on account of both the First Lien Obligations and the Second Lien Obligations (the “Reorganization Securities”), then, with respect to such Reorganization Securities that are debt obligations, to the extent the debt obligations are distributed on account of the First Lien Obligations and on account of the Second Lien Obligations and such debt obligations are secured by Liens upon any property of the reorganized debtor and such Liens are upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

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Section 6.10      First Lien Obligations Unconditional. All rights of each First Lien Agent hereunder, and all agreements and obligations of each Second Lien Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any First Lien Document;

(b)  any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations (it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed), or, subject to Sections 5.2(a) hereof, any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, refunding or restatement of any First Lien Document;

(c)  any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or, subject to Sections 5.2(a) hereof, any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, refunding, restatement or increase of all or any portion of the First Lien Obligations or any guarantee or guaranty thereof; or

(d)  any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the First Lien Obligations, or of any of the Second Lien Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.11      Second Lien Obligations Unconditional. All rights of each Second Lien Agent hereunder, and all agreements and obligations of each First Lien Agent and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any Second Lien Document;

(b)  any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Lien Obligations, or, subject to Sections 5.2(b) and 5.2(c) hereof, any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, refunding or restatement of any Second Lien Document;

(c)  any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral, or any other collateral, or, subject to Sections 5.2(b) and 5.2(c) hereof, any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, refunding, restatement or increase of all or any portion of the Second Lien Obligations or any guarantee or guaranty thereof; or

(d)  any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Second Lien Obligations, or of any of the First Lien Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

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ARTICLE 7
MISCELLANEOUS

Section 7.1      Rights of Subrogation. Each Second Lien Agent, for and on behalf of itself and the other applicable Second Lien Secured Parties, agrees that no payment to any First Lien Agent or any other First Lien Secured Party pursuant to the provisions of this Agreement shall entitle such Second Lien Agent or any other applicable Second Lien Secured Party to enforce any rights of subrogation in respect thereof until the Discharge of First Lien Obligations shall have occurred. Following the Discharge of First Lien Obligations, the First Lien Controlling Agent agrees to execute such documents, agreements and instruments as the Second Lien Controlling Agent or any other Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the First Lien Obligations resulting from payments to any First Lien Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such First Lien Agent are paid by such Person upon request for payment thereof.

Section 7.2      Further Assurances. The Parties will, at the sole expense of the Credit Parties and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable any First Lien Agent or any Second Lien Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3      Representations. Each Second Lien Agent represents and warrants to each First Lien Agent that it has the requisite power and authority under the applicable Second Lien Documents to enter into, execute, deliver and carry out the terms of this Agreement on behalf of itself and the other applicable Second Lien Secured Parties and that this Agreement shall be a binding obligation of such Second Lien Agent and the other applicable Second Lien Secured Parties, enforceable against such Second Lien Agent and the other applicable Second Lien Secured Parties in accordance with its terms. Each First Lien Agent represents and warrants to each Second Lien Agent that it has the requisite power and authority under the applicable First Lien Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the other applicable First Lien Secured Parties and that this Agreement shall be a binding obligation of such First Lien Agent and the other applicable First Lien Secured Parties, enforceable against such First Lien Agent and the other applicable First Lien Secured Parties in accordance with its terms.

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Section 7.4      Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by (x) each First Lien Agent (at the direction of the requisite First Lien Secured Parties as required under the applicable First Lien Debt Facility), (y) each Second Lien Agent (at the direction of the requisite Second Lien Secured Parties as required under the applicable Second Lien Debt Facility) and (z) in the case of any amendment or waiver that could reasonably be expected to be adverse to the interests, rights, liabilities or privileges of any Credit Party (it being agreed that any such amendment or waiver that conflicts with or is inconsistent with the obligations of any Credit Party under any other First Lien Documents or Second Lien Documents is adverse to the interests, rights, liabilities or privileges of a Credit Party) or imposes additional duties and obligations on any Credit Party, such Credit Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.5      Substitute Facilities.

(a)  To the extent, but only to the extent, permitted to be so incurred and secured by the provisions of this Agreement (including Section 5.2 hereof) and the First Lien Documents and Second Lien Documents that will remain outstanding after giving effect to the establishment of the applicable Substitute Facility or Substitute Facilities, the Borrower or any other Credit Party may establish one or more Substitute Facilities. Any Second Lien Substitute Facility may be secured by a Second Priority Lien on Collateral, in each case under and pursuant to the relevant Second Lien Collateral Documents for such Second Lien Substitute Facility, if and subject to the condition that the relevant Second Lien Agent for such Second Lien Substitute Facility, becomes a party to this Agreement by satisfying conditions set forth in clauses (i) through (iii), as applicable, of Section 7.5(b) hereof. Any First Lien Substitute Facility may be secured by a First Priority Lien on Collateral, under and pursuant to the relevant First Lien Collateral Documents for such Substitute First Lien Facility, if and subject to the condition that the relevant First Lien Agent for such First Lien Substitute Facility, becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of Section 7.5(b) hereof.

(b)  In order for a First Lien Agent or Second Lien Agent for any Substitute Facility (a “Substitute Agent”), as applicable, to become a party to this Agreement:

(i)  such Substitute Agent shall have executed and delivered a Joinder Agreement substantially in the form of Exhibit B-1 (if such Substitute Agent is a Second Lien Agent) or Exhibit C-1 (if such Substitute Agent is a First Lien Agent) pursuant to which it becomes an Agent hereunder, and the Indebtedness under the Substitute Facility in respect of which such Substitute Agent is the Agent and the related Secured Parties, as applicable, become subject hereto and bound hereby;

(ii)  the Borrower shall have delivered to each First Lien Agent and each Second Lien Agent a certificate of a Responsible Officer stating that the conditions set forth in this Section 7.5 are satisfied with respect to such Substitute Facility, as applicable, and, if requested, true and complete copies of each of the Second Lien Documents or First Lien Documents, as applicable, relating to such Substitute Facility, certified as being true and correct by an Responsible Officer of the Borrower; and

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(iii)  the Second Lien Documents or First Lien Documents, as applicable, relating to such Substitute Facility shall provide, or shall be amended to provide, that each Secured Party with respect to such Substitute Facility will be subject to and bound by the provisions of this Agreement in its capacity as a holder of obligations under such Substitute Facility.

(c)  With respect to any Substitute Facility that is established after the date hereof, each Secured Party, by its acceptance of the benefits hereof, hereby agrees to enter into, and authorizes the entry into (as the case may be), any technical amendments, modifications and/or supplements to the then existing guarantees and Collateral Documents (or to execute and deliver such additional Collateral Documents with the Borrower and any applicable Credit Parties) as may from time to time be reasonably requested by any First Lien Agent or any Second Lien Agent, to ensure that the Substitute Facility is secured by, and entitled to the benefits and relative priorities of, the relevant First Lien Collateral Documents or Second Lien Collateral Documents, as applicable, relating to such Substitute Facility, at the sole cost and expense of the Borrower and each of the other Credit Parties.

Section 7.6      Additional Debt Facilities.

(a)  To the extent, but only to the extent, permitted to be so incurred and, secured, by the provisions of this Agreement (including Section 5.2 hereof) and the First Lien Debt Documents and Second Lien Debt Documents that will remain outstanding following the establishment of the applicable Additional Debt Facility or Additional Debt Facilities, the Borrower or any other Credit Party may establish one or more Additional Debt Facilities. Any such Additional Second Lien Debt Facility may be secured by a Second Priority Lien on Collateral, in each case under and pursuant to the relevant Second Lien Collateral Documents for such Additional Second Lien Debt Facility, if and subject to the condition that the relevant Additional Second Lien Agent, acting on behalf of the Additional Second Lien Secured Parties, becomes a party to this Agreement by satisfying conditions set forth in clauses (i) through (iii), as applicable, of Section 7.6(b) hereof. Any such Additional First Lien Debt Facility may be secured by a First Priority Lien on Collateral, under and pursuant to the relevant First Lien Collateral Documents for such Additional First Lien Debt Facility, if and subject to the condition that the relevant Additional First Lien Agent, acting on behalf of the Additional First Lien Secured Parties, becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of Section 7.6(b) hereof.

(b)  In order for an Additional Agent to become a party to this Agreement:

(i)  such Additional Agent shall have executed and delivered a Joinder Agreement substantially in the form of Exhibit B-2 (if such Agent is an Additional Second Lien Agent) or Exhibit C-2 (if such Agent is an Additional First Lien Agent) pursuant to which it becomes an Agent hereunder, and the Additional Debt Facility in respect of which such Additional Agent is the Agent and the related Additional Debt Parties become subject hereto and bound hereby;

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(ii)  the Borrower shall have delivered to each First Lien Agent and each Second Lien Agent a certificate of a Responsible Officer that the conditions set forth in this Section 7.5 are satisfied with respect to such Additional Debt Facility and, if requested, true and complete copies of each of the Second Lien Documents or First Lien Documents, as applicable, relating to such Additional Debt Facility, certified as being true and correct by an Responsible Officer of the Borrower; and

(iii)  the Second Lien Documents or First Lien Documents, as applicable, relating to such Additional Debt Facility shall provide, or shall be amended to provide, that each Additional Debt Party with respect to such Additional Debt Facility will be subject to and bound by the provisions of this Agreement in its capacity as a holder of obligations under such Additional Debt Facility.

(c)  With respect to any Additional Debt Facility that is issued or incurred after the date hereof, each Secured Party, by its acceptance of the benefits hereof, hereby agrees to enter into, and authorizes the entry into (as the case may be), any technical amendments, modifications and/or supplements to the then existing guarantees and Collateral Documents (or to execute and deliver such additional Collateral Documents with the Borrower and any applicable Credit Parties) as may from time to time be reasonably requested by any First Lien Agent or any Second Lien Agent, to ensure that the Additional Debt Facility is secured by, and entitled to the benefits and relative priorities of, the relevant First Lien Collateral Documents or Second Lien Collateral Documents, as applicable, relating to such Additional Debt Facility, at the sole cost and expense of the Borrower and each of the other Credit Parties.

Section 7.7      Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, emailed or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy, upon the sender’s receipt of an acknowledgment from the intended recipient of an email (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

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First Lien Credit Agreement Agent:

JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
500 Stanton Christiana Rd., NCC5 / 1st Floor
Newark, DE 19713
Attention of Derrick Howard
Email: derrick.howard@chase.com

with a copy to:
JPMorgan Chase Bank, N.A.
383 Madison Avenue, Floor 24
New York, New York 10179
Attention of Allison Sellers
Telephone No.: (212) 270-5482
Email: allison.sellers@jpmorgan.com

with a copy to:

Cravath, Swaine & Moore LLP Worldwide Plaza, 825 Eighth Avenue New York, NY 10019 Attention: George E. Zobitz Tel.: (212) 474-1996 Facsimile: (212) 474-3700 Email: gzobitz@cravath.com

Second Lien Indenture Agent:	U.S. Bank National Association Attn: Corporate Trust Services 50 South. 16th Street Suite 2000 Philadelphia, PA 19102 Tel.: (215) 761-9326 Facsimile: (215) 761-9412 Email: Michael.Judge@usbank.com

Section 7.8      No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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Section 7.9      Continuing Agreement; Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of First Lien Obligations shall have occurred (subject to Section 5.4 hereof), (b) be binding upon the parties hereto and their respective successors and assigns and (c) inure to the benefit of and be enforceable by the parties hereto and their respective successors, transferees and assigns. Except as set forth in Section 7.4 and Section 7.12 hereof, nothing herein is intended, or shall be construed to give, any Person that is not a party hereto any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), any First Lien Agent, any other First Lien Secured Party, any Second Lien Agent or any other Second Lien Secured Party may assign or otherwise transfer all or any portion of the applicable First Lien Obligations or the applicable Second Lien Obligations in accordance with the First Lien Debt Facility or the Second Lien Debt Facility, in each case, as applicable, to any other Person (other than any Credit Party or any Affiliate of any Credit Party (except as provided in such First Lien Debt Facility or such Second Lien Debt Facility, as applicable)), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to any First Lien Agent, any Second Lien Agent, any other First Lien Secured Party or any other Second Lien Secured Party, as the case may be, herein or otherwise. The First Lien Secured Parties and the Second Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.10      GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.11      Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (in ..pdf or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.12      No Third Party Beneficiaries. This Agreement is solely for the benefit of each First Lien Agent, the other First Lien Secured Parties, each Second Lien Agent, the other Second Lien Secured Parties and, solely to the extent the terms of this Agreement relate to the rights or obligations of the Credit Parties, the Credit Parties. Except for the Credit Parties to the extent set forth in the immediately preceding sentence and in Section 7.4 hereof, no Person shall be deemed to be a third party beneficiary of this Agreement.

Section 7.13      Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

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Section 7.14      Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement. The Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.15      VENUE; JURY TRIAL WAIVER.

(a)  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, THE BANKRUPTCY COURT (OR OTHER COURT OF COMPETENT JURISDICTION) PRESIDING OVER ANY INSOLVENCY PROCEEDING OF THE CREDIT PARTIES, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY FIRST LIEN SECURED PARTY OR ANY SECOND LIEN SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY FIRST LIEN DOCUMENT OR ANY SECOND LIEN DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION, LITIGATION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(c)  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)  EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 7.16      Intercreditor Agreement. This Agreement is the “Intercreditor Agreement” referred to in the First Lien Credit Agreement and “First Lien-Second Lien Intercreditor Agreement” referred to in the Second Lien Indenture. Nothing in this Agreement shall be deemed to subordinate the obligations due to (a) any First Lien Secured Party to the obligations due to any Second Lien Secured Party or (b) any Second Lien Secured Party to the obligations due to any First Lien Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.17      No Warranties or Liability. Each First Lien Agent and each Second Lien Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Document or any other Second Lien Document. Except as otherwise provided in this Agreement, each First Lien Agent and each Second Lien Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.18      Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Second Lien Document, the provisions of this Agreement shall govern.

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Section 7.19      Costs and Expenses. All costs and expenses incurred by any First Lien Agent and any Second Lien Agent hereunder shall be reimbursed by the Borrower and the Credit Parties as provided in the applicable First Lien Documents or Second Lien Documents, as applicable.

Section 7.20      Reliance; Information Concerning Financial Condition of the Credit Parties. Each First Lien Agent, for itself and on behalf of the other applicable First Lien Secured Parties, and each Second Lien Agent, for itself and on behalf of the other applicable Second Lien Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Credit Documents to which they are party and (b) it and such Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Credit Document to which they are party. Each First Lien Agent and each Second Lien Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. Each First Lien Agent and each Second Lien Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any First Lien Agent or any Second Lien Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (i) it shall be under no obligation (A) to provide any such information to such other party or any other party on any subsequent occasion, (B) to undertake any investigation not a part of its regular business routine or (C) to disclose any other information, (ii) it makes no expressed or implied representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein and (iii) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

Section 7.21      Additional Credit Parties. The Parties and the Credit Parties hereto agree that each Person that becomes a Credit Party at any time (including by executing and delivering to the parties hereto an acknowledgment to this Agreement substantially in the form of Exhibit A) (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if the same constituted a Credit Party party hereto and be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower will promptly cause each Person that becomes a Credit Party after the date hereof to execute and deliver to the parties hereto an acknowledgment to this Agreement substantially in the form of Exhibit A.

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Section 7.22      Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Each Second Lien Agent, for itself and on behalf of the other applicable Second Lien Secured Parties, hereby waives any and all rights the applicable Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. Each First Lien Agent, for itself and on behalf of the applicable First Lien Secured Parties, hereby waives any and all rights the applicable First Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

ARTICLE 8
PURCHASE OF FIRST LIEN OBLIGATIONS
BY SECOND LIEN SECURED PARTIES

Section 8.1      Purchase Right. If there is (i) an acceleration of the First Lien Obligations in accordance with the First Lien Documents, (ii) a payment default under any First Lien Debt Facility that is not cured (or waived or in respect of which the requisite First Lien Secured Parties have not agreed to forbear) within 60 days of its occurrence or (iii) the commencement of an Insolvency Proceeding (each, a “Purchase Event”), then any Second Lien Secured Parties (other than, to the extent an assignment to a “Disqualified Institution” would not then be permitted under the then extant First Lien Documents, any “Disqualified Institution” (as such term is defined in the then extant First Lien Documents)) may, by written notice, delivered to each First Lien Agent within 30 days after the first date on which a Purchase Event occurs, require the First Lien Secured Parties to transfer, assign, and/or sell, and the First Lien Secured Parties hereby offer the Second Lien Secured Parties the option to purchase, all, but not less than all, of the First Lien Obligations (the “Purchase Obligations”) outstanding at the time of purchase. Such purchase shall:

(a)  include all principal of, and all accrued and unpaid interest, fees, indemnities, costs and expenses in respect of, all First Lien Obligations outstanding at the time of purchase;

(b)  be made pursuant to an assignment agreement in the form attached to the applicable First Lien Document; and

(c)  otherwise be subject to the terms and conditions of this Article 8.

Each First Lien Secured Party will retain all rights to indemnification provided in the relevant First Lien Documents for all claims and other amounts relating to periods prior to the purchase of the Purchase Obligations pursuant to this Article 8 and such rights shall be secured on a pari passu basis by the Liens securing the First Lien Obligations.

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Section 8.2      Purchase Notice. The Second Lien Secured Parties desiring to purchase all the Purchase Obligations (the “Purchasing Creditors”) will deliver a notice (such notice, a “Purchase Notice”) to the First Lien Controlling Agent that:

(a)  is signed by the Purchasing Creditors;

(b)  states that it is a Purchase Notice under this Article 8;

(c)  states that each Purchasing Creditor is irrevocably electing to purchase, in accordance with this Article 8, the percentage of all of the Purchase Obligations stated in the Purchase Notice for that Purchasing Creditor, which percentages must aggregate to 100% for all Purchasing Creditors;

(d)  represents and warrants that the Purchase Notice is in conformity with the Second Lien Documents and any other binding agreement among Second Lien Secured Parties; and

(e)  designates a date on which the purchase will occur (the “Purchase Date”), that is at least five (5) but not more than ten (10) Business Days after the First Lien Controlling Agent’s receipt of the Purchase Notice.

Upon the First Lien Controlling Agent’s receipt of an effective Purchase Notice conforming to this Section 8.2, the Purchasing Creditors will be irrevocably obligated to purchase, and the First Lien Secured Parties will be irrevocably obligated to sell, the Purchase Obligations in accordance with and subject to this Article 8.

Section 8.3      Purchase Price. The purchase price (the “Purchase Price”) for the Purchase Obligations will equal the sum of (a) the principal amount of all loans, advances, or similar extensions of credit included in the Purchase Obligations (including unreimbursed amounts drawn on letters of credit issued under any First Lien Debt Facility, but excluding the undrawn amount of outstanding letters of credit issued under any First Lien Debt Facility), and all accrued and unpaid interest thereon through the Purchase Date (excluding any acceleration prepayment penalties or premiums); (b) the net aggregate amount then owing to the First Lien Secured Parties in respect of First Lien Hedging Obligations, including all amounts owing to the counterparties as a result of the termination (or early termination) thereof; (c) the net aggregate amount then owing to the First Lien Secured Parties in respect of First Lien Cash Management Obligations, including all amounts owing to creditors as a result of the termination (or early termination) thereof; and (d) all accrued and unpaid fees, expenses, indemnities and other amounts owed to the First Lien Secured Parties under the First Lien Documents on the Purchase Date.

Section 8.4      Purchase Closing. On the Purchase Date, (a) the Purchasing Creditors and the each applicable First Lien Agent will execute and deliver the assignment agreement referenced in Section 8.1 hereof, (b) the Purchasing Creditors will pay the Purchase Price to the applicable First Lien Agent or First Lien Agents by wire transfer of immediately available funds, (c) the Purchasing Creditors will deposit with the applicable First Lien Agent or First Lien Agents or its or their designee by wire transfer of immediately available funds, 105% of the aggregate undrawn amount of all then outstanding letters of credit issued under any First Lien Debt Facility and the aggregate facing and similar fees that will accrue thereon through the stated maturity of such letters of credit (assuming no drawings thereon before stated maturity) and (d) each of the Purchasing Creditors will execute and deliver to the applicable First Lien Agent or First Lien Agents a waiver and release of all claims arising out of this Agreement, the relationship between the First Lien Secured Parties and the Second Lien Secured Parties in connection with the First Lien Documents and the Second Lien Documents, and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Article 8.

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Section 8.5      Actions After Purchase Closing.

(a)  Promptly after the closing of the purchase of all First Lien Obligations pursuant to this Article 8, the applicable First Lien Agent will distribute the Purchase Price to the applicable First Lien Secured Parties in accordance with the terms of the applicable First Lien Documents.

(b)  After the closing of the purchase of all Purchase Obligations pursuant to this Article 8, the Purchasing Creditors may request that each applicable First Lien Agent immediately resign as administrative agent and collateral agent under the applicable First Lien Documents, and each applicable First Lien Agent will immediately resign if so requested. Upon such resignation, a new administrative agent and a new collateral agent will be elected or appointed in accordance with the applicable First Lien Documents.

(c)  The applicable First Lien Agent will apply cash collateral to reimburse the “Issuing Banks” (or similar term as defined in the applicable First Lien Debt Facility) for drawings under letters of credit issued under any First Lien Debt Facility, any customary fees charged by the issuer in connection with such draws, and facing or similar fees. When all such letters of credit have been cancelled with the consent of the beneficiary thereof, expired, or been fully drawn, and after all payments from the account described above have been made, any remaining cash collateral will be returned to the Purchasing Creditors, as their interests appear. If for any reason the cash collateral is less than the amount owing with respect to any such letter of credit, then the Purchasing Creditors will, in proportion to their interests determined as of the time of demand for such reimbursement promptly reimburse the applicable First Lien Agent (who will then pay the applicable First Lien Secured Parties) the amount of the deficiency.

Section 8.6      No Recourse or Warranties; Defaulting Creditors.

(a)  The First Lien Secured Parties will be entitled to rely on the statements, representations and warranties in the Purchase Notice without investigation, even if the First Lien Secured Parties are notified that any such statement, representation or warranty is not or may not be true.

(b)  The purchase and sale of the Purchase Obligations under this Article 8 will be without recourse and without any representation or warranty whatsoever by the First Lien Secured Parties, except that the First Lien Secured Parties represent and warrant that on the Purchase Date, immediately before giving effect to the purchase, the First Lien Secured Parties own the Purchase Obligations free and clear of all Liens (other than participation interests not prohibited by the applicable First Lien Debt Facility, in which case the Purchase Price will be appropriately adjusted so that the Purchasing Creditors do not pay amounts represented by any such participation interests) and have the right to convey the claims and interests they own and have in respect of the Purchase Obligations.

45

(c)  The obligations of First Lien Secured Parties to sell their respective Purchase Obligations under this Article 8 are several and not joint and several. If a First Lien Secured Party breaches its obligations to sell it Purchase Obligations under this Article 8 (a “Defaulting Creditor”), no other First Lien Secured Party will be obligated to purchase the Defaulting Creditor’s Purchase Obligations for resale to the applicable Second Lien Secured parties. A First Lien Secured Party that complies with this Article 8 will not be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor, provided that nothing in this paragraph will affect the Purchasing Creditors’ obligation to purchase all of the Purchase Obligations. Each Credit Party irrevocably consents to any assignment effected to one or more Purchasing Creditors pursuant to this Article 8.

[SIGNATURE PAGES FOLLOW]

46

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A., in its capacity as the First Lien Credit Agreement Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

U.S. Bank National Association, in its capacity as the Second Lien Indenture Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT

The Borrower and each other Credit Party hereby acknowledges that it has received a copy of this Agreement as in effect on the date hereof and consents thereto, agrees to its obligations as set forth herein and to recognize all rights granted hereby to each First Lien Agent, the other First Lien Secured Parties, each Second Lien Agent, and the other Second Lien Secured Parties (including pursuant to Section 7.19 hereof) and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as in effect on the date hereof. The Borrower and each other Credit Party further acknowledges and agrees that (i) as between the First Lien Secured Parties, the Borrower and the other Credit Parties, the First Lien Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Second Lien Secured Parties, the Borrower and the other Credit Parties, the Second Lien Documents remain in full force and effect as written and are in no way modified hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CREDIT PARTIES:

ARCONIC ROLLED PRODUCTS CORPORATION

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

GUARANTORS:

[TO BE UPDATED]

By:

Name:

Title:

[Signature Page to Intercreditor Agreement]

Annex I

Provision for the Second Lien Indenture

“Effective as of the Escrow Release Date, each Holder of Notes, by its acceptance thereof, (a) acknowledges that it has received a copy of the First Lien-Second Lien Intercreditor Agreement, (b) consents to the subordination of Liens (as defined therein) provided for in the First Lien-Second Lien Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien-Second Lien Intercreditor Agreement and (d) authorizes and instructs the Second Priority Collateral Agent to enter into the First Lien-Second Lien Intercreditor Agreement as the Second Lien Indenture Agent and on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Senior Credit Facilities to permit the incurrence of Indebtedness under this Indenture and to extend credit to the Issuer and such lenders are intended third party beneficiaries of such provisions.”

Provision for the other Second Lien Debt Facilities

“Reference is made to the Intercreditor Agreement dated as of [●], 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as First Lien Credit Agreement Agent (as defined therein), and U.S. Bank National Association, as Second Lien Indenture Agent (as defined therein). Each Holder of Notes, by its acceptance thereof, (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Trustee to enter into the Intercreditor Agreement as Second Priority Collateral Agent and on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement to permit the incurrence of Indebtedness under this Indenture and to extend credit to the Issuer and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Lien Collateral Documents

“Reference is made to the Intercreditor Agreement dated as of [●], 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as First Lien Credit Agreement Agent (as defined therein), and U.S. Bank National Association, as Second Lien Indenture Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Notes Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy in respect of the Collateral by the Notes Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement with respect to the exercise of any right or remedy in respect of the Collateral by the Notes Collateral Agent and this Agreement, the provisions of the Intercreditor Agreement shall control.”

Exhibit B-1

[FORM OF] AGENT SUPPLEMENT (the “Agent Supplement”) NO. [ ] dated as of [ ], 20[ ] to the INTERCREDITOR AGREEMENT dated as of [●], 2020 (the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A. or any successor thereof, as Administrative Agent under the First Lien Credit Agreement, U.S. BANK NATIONAL ASSOCIATION or any successor thereof, as Second Lien Notes Collateral Agent under the Second Lien Indenture, and the additional Agents from time to time a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.            [The Borrower intends to Replace the Second Lien Indenture with a Second Lien Substitute Facility][[The Borrower][applicable Credit Party] intends to Replace its existing Additional Second Lien Debt Facility with a Second Lien Substitute Facility].

C            As a condition to the ability of the Borrower or any other Credit Party to incur one or more series or classes of Second Lien Indebtedness under a Second Lien Substitute Facility after the date of the Intercreditor Agreement and to secure such Indebtedness under a Second Lien Substitute Facility with a Second Priority Lien, in each case under and pursuant to the Second Lien Collateral Documents, the Substitute Agent in respect of such Second Lien Indebtedness under a Second Lien Substitute Facility is required to become an Agent under, and such Indebtedness under a Second Lien Substitute Facility and the Second Lien Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 7.5 of the Intercreditor Agreement provides that such Substitute Agent may become an Agent under, and such Indebtedness under a Second Lien Substitute Facility and such Second Lien Secured Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Substitute Agent of an instrument in the form of this Agent Supplement and the satisfaction of the other conditions set forth in Section 7.5 of the Intercreditor Agreement. The undersigned Substitute Agent (the “New Agent”) is executing this Supplement in accordance with the requirements of the First Lien Debt Documents and the Second Lien Debt Documents.

Accordingly, the New Agent agrees as follows:

Section 1.      In accordance with Section 7.5 of the Intercreditor Agreement, the New Agent by its signature below becomes an Agent under, and the related Indebtedness under a Substitute Second Lien Facility and the applicable Second Lien Secured Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Agent had originally been named therein as a Second Lien Agent, and the New Agent, on behalf of itself and such Second Lien Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Second Lien Agent and to the Second Lien Secured Parties that it represents as Second Lien Secured Parties. Each reference to a “Second Lien Agent” in the Intercreditor Agreement shall be deemed to include the New Agent. The Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.      The New Agent represents and warrants to the First Lien Agent, the Second Lien Agent and the other Secured Parties that (a) it has full power and authority to enter into this Agent Supplement, in its capacity as [agent] [trustee], (b) this Agent Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (c) the Second Lien Debt Documents relating to such Indebtedness under the Second Lien Substitute Facility provide that, upon the New Agent’s entry into this Agent Supplement, the Second Lien Secured Parties in respect of such Indebtedness incurred under the Second Lien Substitute Facility will be subject to and bound by the provisions of the Intercreditor Agreement as Second Lien Secured Parties.

Section 3.      This Agent Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agent Supplement shall become effective when the First Lien Agent [and the Second Lien Agent] shall have received a counterpart of this Agent Supplement that bears the signature of the New Agent. Delivery of an executed signature page to this Agent Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Agent Supplement.

Section 4.      Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

Section 5.      THIS AGENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.      In case any one or more of the provisions contained in this Agent Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.      All communications and notices hereunder shall be in writing and given as provided in Section 7.7 of the Intercreditor Agreement. All communications and notices hereunder to the New Agent shall be given to it at the address set forth below its signature hereto.

Section 8.      The Borrower agrees to reimburse each First Lien Agent and each Second Lien Agent for their respective reasonable out-of-pocket expenses in connection with this Agent Supplement, including the reasonable fees, other charges and disbursements of counsel for the First Lien Agent and the Second Lien Agent, as applicable.

IN WITNESS WHEREOF, the New Agent has duly executed this Agent Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

THE CREDIT PARTIES LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Exhibit B-2

[FORM OF] AGENT SUPPLEMENT (the “Agent Supplement”) NO. [ ] dated as of [ ], 20[ ] to the INTERCREDITOR AGREEMENT dated as of [●], 2020 (the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A. or any successor thereof, as Administrative Agent under the First Lien Credit Agreement, U.S. BANK NATIONAL ASSOCIATION or any successor thereof, as Second Lien Notes Collateral Agent under the Second Lien Indenture, and the additional Agents from time to time a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.            As a condition to the ability of the Borrower or any other Credit Party to incur one or more series or classes of Additional Second Lien Debt after the date of the Intercreditor Agreement and to secure such Additional Second Lien Debt with the Second Priority Lien, in each case under and pursuant to the Second Lien Collateral Documents, the Additional Second Lien Agent in respect of such Additional Second Lien Debt is required to become an Agent under, and such Additional Second Lien Debt and the Additional Second Lien Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 7.6 of the Intercreditor Agreement provides that such Additional Second Lien Agent may become an Agent under, and such Additional Second Lien Debt and such Additional Second Lien Secured Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Additional Second Lien Agent of an instrument in the form of this Agent Supplement and the satisfaction of the other conditions set forth in Section 7.6 of the Intercreditor Agreement. The undersigned Additional Second Lien Agent (the “New Agent”) is executing this Supplement in accordance with the requirements of the First Lien Debt Documents and the Second Lien Debt Documents.

Accordingly, the New Agent agrees as follows:

Section 1.      In accordance with Section 7.6 of the Intercreditor Agreement, the New Agent by its signature below becomes an Agent under, and the related Additional Second Lien Debt and Additional Second Lien Secured Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Agent had originally been named therein as a Second Lien Agent, and the New Agent, on behalf of itself and such Additional Second Lien Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Second Lien Agent and to the Additional Second Lien Secured Parties that it represents as Second Lien Secured Parties. Each reference to a “Second Lien Agent” in the Intercreditor Agreement shall be deemed to include the New Agent. The Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.      The New Agent represents and warrants to the First Lien Agent, the Second Lien Agent and the other Secured Parties that (a) it has full power and authority to enter into this Agent Supplement, in its capacity as [agent] [trustee], (b) this Agent Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (c) the Second Lien Debt Documents relating to such Additional Second Lien Debt provide that, upon the New Agent’s entry into this Agent Supplement, the Additional Second Lien Secured Parties in respect of such Additional Second Lien Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Second Lien Secured Parties.

Section 3.      This Agent Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agent Supplement shall become effective when the First Lien Agent and the Second Lien Agent shall have received a counterpart of this Agent Supplement that bears the signature of the New Agent. Delivery of an executed signature page to this Agent Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Agent Supplement.

Section 4.      Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

Section 5.      THIS AGENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.      In case any one or more of the provisions contained in this Agent Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.      All communications and notices hereunder shall be in writing and given as provided in Section 7.7 of the Intercreditor Agreement. All communications and notices hereunder to the New Agent shall be given to it at the address set forth below its signature hereto.

Section 8.      The Borrower agrees to reimburse each First Lien Agent and each Second Lien Agent for their respective reasonable out-of-pocket expenses in connection with this Agent Supplement, including the reasonable fees, other charges and disbursements of counsel for the First Lien Agent and the Second Lien Agent, as applicable.

IN WITNESS WHEREOF, the New Agent has duly executed this Agent Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT], as [ ] for
the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

THE CREDIT PARTIES
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Exhibit C-1

[FORM OF] AGENT SUPPLEMENT (the “Agent Supplement”) NO. [ ] dated as of [ ], 20[ ] to the INTERCREDITOR AGREEMENT dated as of [●], 2020 (the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A. or any successor thereof, as Administrative Agent under the First Lien Credit Agreement, U.S. BANK NATIONAL ASSOCIATION or any successor thereof, as Second Lien Notes Collateral Agent under the Second Lien Indenture, and the additional Agents from time to time a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.            [The Borrower intends to Replace the First Lien Credit Agreement with a First Lien Substitute Facility][[The Borrower][applicable Credit Party] intends to Replace its existing Additional First Lien Debt Facility with a First Lien Substitute Facility].

C            As a condition to the ability of the Borrower or any other Credit Party to incur one or more series or classes of First Lien Indebtedness under a First Lien Substitute Facility after the date of the Intercreditor Agreement and to secure such Indebtedness under a First Lien Substitute Facility with a First Priority Lien, in each case under and pursuant to the First Lien Collateral Documents, the Substitute Agent in respect of such First Lien Indebtedness under a First Lien Substitute Facility is required to become an Agent under, and such Indebtedness under a First Lien Substitute Facility and the First Lien Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 7.5 of the Intercreditor Agreement provides that such Substitute Agent may become an Agent under, and such Indebtedness under a First Lien Substitute Facility and such First Lien Secured Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Substitute Agent of an instrument in the form of this Agent Supplement and the satisfaction of the other conditions set forth in Section 7.5 of the Intercreditor Agreement. The undersigned Substitute Agent (the “New Agent”) is executing this Supplement in accordance with the requirements of the First Lien Debt Documents and the Second Lien Debt Documents.

Accordingly, the New Agent agrees as follows:

Section 1.      In accordance with Section 7.5 of the Intercreditor Agreement, the New Agent by its signature below becomes an Agent under, and the related Indebtedness under a Substitute First Lien Facility and the applicable First Lien Secured Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Agent had originally been named therein as a First Lien Agent, and the New Agent, on behalf of itself and such First Lien Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a First Lien Agent and to the First Lien Secured Parties that it represents as First Lien Secured Parties. Each reference to a “First Lien Agent” in the Intercreditor Agreement shall be deemed to include the New Agent. The Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.      The New Agent represents and warrants to the [First Lien Agent,] the Second Lien Agent and the other Secured Parties that (a) it has full power and authority to enter into this Agent Supplement, in its capacity as [agent] [trustee], (b) this Agent Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (c) the First Lien Debt Documents relating to such Indebtedness under the First Lien Substitute Facility provide that, upon the New Agent’s entry into this Agent Supplement, the First Lien Secured Parties in respect of such Indebtedness incurred under the First Lien Substitute Facility will be subject to and bound by the provisions of the Intercreditor Agreement as First Lien Secured Parties.

Section 3.      This Agent Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agent Supplement shall become effective when the [First Lien Agent and] the Second Lien Agent] shall have received a counterpart of this Agent Supplement that bears the signature of the New Agent. Delivery of an executed signature page to this Agent Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Agent Supplement.

Section 4.      Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

Section 5.      THIS AGENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.      In case any one or more of the provisions contained in this Agent Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.      All communications and notices hereunder shall be in writing and given as provided in Section 7.7 of the Intercreditor Agreement. All communications and notices hereunder to the New Agent shall be given to it at the address set forth below its signature hereto.

Section 8.      The Borrower agrees to reimburse each First Lien Agent and each Second Lien Agent for their respective reasonable out-of-pocket expenses in connection with this Agent Supplement, including the reasonable fees, other charges and disbursements of counsel for the First Lien Agent and the Second Lien Agent, as applicable.

IN WITNESS WHEREOF, the New Agent has duly executed this Agent Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT], as [ ] for
the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

THE CREDIT PARTIES
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Exhibit C-2

[FORM OF] AGENT SUPPLEMENT (the “Agent Supplement”) NO. [ ] dated as of [     ], 20[ ] to the INTERCREDITOR AGREEMENT dated as of [●], 2020 (the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A. or any successor thereof, as Administrative Agent under the First Lien Credit Agreement, U.S. BANK, NATIONAL ASSOCIATION or any successor thereof, as Second Lien Notes Collateral Agent under the Second Lien Indenture, and the additional Agents from time to time a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.            As a condition to the ability of the Borrower or any other Credit Party to incur one or more series or classes of Additional First Lien Debt after the date of the Intercreditor Agreement and to secure such Additional First Lien Debt with the First Priority Lien, in each case under and pursuant to the First Lien Collateral Documents, the Additional First Lien Agent respect of such Additional First Lien Debt is required to become an Agent under, and such Additional First Lien Debt and the Additional First Lien Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 7.6 of the Intercreditor Agreement provides that such Additional First Lien Agent may become an Agent under, and such Additional First Lien Debt and such Additional First Lien Secured Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Additional First Lien Agent of an instrument in the form of this Agent Supplement and the satisfaction of the other conditions set forth in Section 7.6 of the Intercreditor Agreement. The undersigned Additional First Lien Agent (the “New Agent”) is executing this Supplement in accordance with the requirements of the First Lien Debt Documents and the Second Lien Debt Documents.

Accordingly, the New Agent agrees as follows:

Section 1.      In accordance with Section 7.6 of the Intercreditor Agreement, the New Agent by its signature below becomes an Agent under, and the related Additional First Lien Debt and Additional First Lien Secured Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Agent had originally been named therein as a First Lien Agent, and the New Agent, on behalf of itself and such Additional First Lien Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a First Lien Agent and to the Additional First Lien Secured Parties that it represents as First Lien Secured Parties. Each reference to a “First Lien Agent” in the Intercreditor Agreement shall be deemed to include the New Agent. Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.      The New Agent represents and warrants to the First Lien Agent, the Second Lien Agent and the other Secured Parties that (a) it has full power and authority to enter into this Agent Supplement, in its capacity as [agent] [trustee], (b) this Agent Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (c) the First Lien Debt Documents relating to such Additional First Lien Debt provide that, upon the New Agent’s entry into this Agent Supplement, the Additional First Lien Secured Parties in respect of such Additional First Lien Debt will be subject to and bound by the provisions of the Intercreditor Agreement as First Lien Secured Parties.

Section 3.      This Agent Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agent Supplement shall become effective when the First Lien Agent and the Second Lien Agent shall have received a counterpart of this Agent Supplement that bears the signature of the New Agent. Delivery of an executed signature page to this Agent Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Agent Supplement.

Section 4.      Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

Section 5.      THIS AGENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.      In case any one or more of the provisions contained in this Agent Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.      All communications and notices hereunder shall be in writing and given as provided in Section 7.7 of the Intercreditor Agreement. All communications and notices hereunder to the New Agent shall be given to it at the address set forth below its signature hereto.

Section 8.      The Borrower agrees to reimburse each First Lien Agent and each Second Lien Agent for their respective reasonable out-of-pocket expenses in connection with this Agent Supplement, including the reasonable fees, other charges and disbursements of counsel for the First Lien Agent and the Second Lien Agent, as applicable.

IN WITNESS WHEREOF, the New Agent has duly executed this Agent Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT], as [ ] for
the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

THE CREDIT PARTIES
LISTED ON SCHEDULE I HERETO

By:
Name:
Title: